Prospectus supplement
(To prospectus dated June 10, 1997)

                                  $230,657,000
                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                   DEPOSITOR
                        RESIDENTIAL FUNDING CORPORATION
                                MASTER SERVICER
          HOME EQUITY LOAN PASS-THROUGH CERTIFICATES, SERIES 1999-HS2

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-8 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 9 IN THE PROSPECTUS.
The certificates will represent ownership interests only in the trust created for Series 1999-HS2 and the related certificate guaranty insurance policy and will not represent ownership interests in or obligations of Residential Funding Mortgage Securities II, Inc., Residential Funding Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.


OFFERED CERTIFICATES

The trust created for the Series 1999-HS2 Certificates will consist primarily of a pool of home equity mortgage loans, which are closed-end, fixed-rate and either fully-amortizing or balloon payment mortgage loans. The mortgage loans are secured primarily by second liens on one- to four-family residential properties. The trust will issue ten classes of certificates. Eight of those classes are offered by this prospectus supplement. You can find a list of these classes, together with their principal balances, pass-through rates and certain other characteristics, on page S-4 of this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancement for the offered certificates consists of:

      a portion of interest paid by the borrowers in excess of what is necessary to pay interest on the certificates;

      overcollateralization consisting of the excess of the balance of the mortgage loans over the balance of the offered certificates; and

      an irrevocable and unconditional certificate guaranty insurance policy issued by Ambac Assurance Corporation.

                                     [Logo]

UNDERWRITING

Morgan Stanley & Co. Incorporated will offer the offered certificates to the public at varying prices to be determined at the time of sale. Morgan Stanley & Co. Incorporated's commission will be the difference between the price it pays to the depositor for such certificates and the amount it receives from the sale of such certificates to the public. The proceeds to the depositor from the sale of such certificates to Morgan Stanley & Co. Incorporated will be approximately 99.74% of the principal balance of such certificates plus accrued interest, before deducting expenses. See 'Method of Distribution' in this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                           MORGAN STANLEY DEAN WITTER

March 25, 1999

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                          THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

      the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

      this prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until June 24, 1999.

You can find a listing of the pages where capitalized terms used both in the prospectus and this prospectus supplement are defined under the caption 'Index of Principal Definitions' beginning on page 89 in the accompanying prospectus.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437 and its telephone number is (612) 832-7000.

                               TABLE OF CONTENTS

                                                           PAGE
                                                           -----
Summary.................................................    S-3
Risk Factors............................................    S-8
     Risks Associated with the Mortgage Loans...........    S-8
     Limited Obligations................................   S-10
     Liquidity Risks....................................   S-10
     Special Yield and Prepayment Considerations........   S-10
Introduction............................................   S-13
Description of the Mortgage Pool........................   S-13
     General............................................   S-13
     Payments on the Simple Interest Mortgage Loans.....   S-13
     Balloon Loans......................................   S-14
     Mortgage Pool Characteristics......................   S-14
     Underwriting Standards.............................   S-24
     Optional Repurchase of Defaulted Mortgage Loans....   S-25
     The Initial Subservicer............................   S-25
     Residential Funding................................   S-25
     Delinquency and Loss Experience of the Master
       Servicer's Portfolio.............................   S-25
     Additional Information.............................   S-26
Description of the Certificates.........................   S-27
     General............................................   S-27
     Book-Entry Registration of the Offered
       Certificates.....................................   S-27
     Distributions......................................   S-29
     Available Distribution Amount......................   S-30
     Interest Distributions.............................   S-30
     Principal Distributions............................   S-31
     Overcollateralization Provisions...................   S-33
     Excess Loss Amounts................................   S-35

                                                           PAGE
                                                           -----
     Certificate Guaranty Insurance Policy..............   S-36
The Credit Enhancer.....................................   S-36
Year 2000 Considerations................................   S-37
     Overview of the Year 2000 Issue....................   S-37
     Overview of Residential Funding's Y2K Project......   S-38
     Y2K Project Status.................................   S-38
     Risks Related to Y2K...............................   S-39
Certain Yield and Prepayment Considerations.............   S-40
     General............................................   S-40
     Fixed Strip Certificate Yield Considerations.......   S-48
Pooling and Servicing Agreement.........................   S-49
     General............................................   S-49
     The Master Servicer................................   S-49
     Servicing and Other Compensation and Payment of
       Expenses.........................................   S-49
     Refinancing of Senior Lien.........................   S-49
     Collection and Liquidation Practices; Loss
       Mitigation.......................................   S-49
     Voting Rights......................................   S-50
     Termination........................................   S-50
Certain Federal Income Tax Consequences.................   S-50
Method of Distribution..................................   S-52
Legal Opinions..........................................   S-52
Experts.................................................   S-52
Ratings.................................................   S-53
Legal Investment........................................   S-53
ERISA Considerations....................................   S-54
Annex I: Global Clearance, Settlement and Tax
  Documentation Procedures..............................    I-1

                                    SUMMARY

     The following summary is a general overview of the certificates offered by this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

Title of securities..........................  Home Equity Loan Pass-Through Certificates, Series 1999-HS2.

Depositor....................................  Residential Funding Mortgage Securities II, Inc., an affiliate of
                                               Residential Funding Corporation.

Master servicer..............................  Residential Funding Corporation.

Trustee......................................  The First National Bank of Chicago.

Credit enhancer..............................  Ambac Assurance Corporation.

Mortgage pool................................  6,539 closed end, fixed-rate, fully-amortizing and balloon payment home equity mortgage loans with an aggregate principal balance of approximately $229,373,273 as of the close of business on the day prior to the cut-off date. The mortgage loans are secured
                                               primarily by second liens on one-to four-family residential properties.

Cut-off date.................................  March 1, 1999.

Closing date.................................  On or about March 30, 1999.

Distribution dates...........................  Beginning in April 1999 on the 25th of each month or, if the 25th is not a business day, on the next business day.

Scheduled final distribution date............  July 25, 2029. The actual final distribution date could be substantially earlier.

Form of certificates.........................  Book-entry.

                                               See 'Description of the Certificates -- Book-Entry Registration of
                                               the Offered Certificates' in this prospectus supplement.

Minimum denominations........................  Class A Certificates: $25,000.
                                               Class IO Certificates: $2,000,000 (notional balance).

Legal investment.............................  The certificates will not be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                               See 'Legal Investment' in this prospectus supplement and 'Legal
                                               Investment Matters' in the prospectus.

                              OFFERED CERTIFICATES

------------------------------------------------------------------------------------------------------------------
                                    PASS-       INITIAL
                                   THROUGH     PRINCIPAL        INITIAL RATING
CLASS                              RATE(1)      BALANCE       FITCH IBCA/S&P(2)                DESIGNATION
------------------------------------------------------------------------------------------------------------------
CLASS A-I CERTIFICATES:
------------------------------------------------------------------------------------------------------------------
             A-I-1                  5.46%     $ 38,000,000         AAA/AAA                  Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------
             A-I-2                  5.74%     $ 20,000,000         AAA/AAA                  Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------
             A-I-3                  6.03%     $ 12,000,000         AAA/AAA                  Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------
             A-I-4                  6.34%     $ 15,991,000         AAA/AAA                  Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------
             A-I-5                  6.75%     $  5,000,000         AAA/AAA                  Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------
             A-I-6                  6.34%     $ 10,110,000         AAA/AAA              Senior/Lockout/Fixed Rate
------------------------------------------------------------------------------------------------------------------
Total Class A-I Certificates:                 $101,101,000
------------------------------------------------------------------------------------------------------------------
CLASS A-II CERTIFICATES:
------------------------------------------------------------------------------------------------------------------
             A-II                  6.185%     $129,556,000         AAA/AAA           Senior/Fixed Rate/Pass-Through
------------------------------------------------------------------------------------------------------------------
Total Class A Certificates:                   $230,657,000
------------------------------------------------------------------------------------------------------------------
CLASS IO CERTIFICATES:
------------------------------------------------------------------------------------------------------------------
              IO                    2.00%     $          0(3)       AAA/AAAr         Senior/Interest Only/Fixed Rate
------------------------------------------------------------------------------------------------------------------
Total offered certificates:                   $230,657,000
------------------------------------------------------------------------------------------------------------------

                                            NON-OFFERED CERTIFICATES(4)
------------------------------------------------------------------------------------------------------------------
CLASS R CERTIFICATES:
------------------------------------------------------------------------------------------------------------------
              R-I                      0%     $          0          NA/NA                 Subordinate/Residual
------------------------------------------------------------------------------------------------------------------
             R-II                      0%     $          0          NA/NA                 Subordinate/Residual
------------------------------------------------------------------------------------------------------------------
Total offered and non-offered
  certificates:                               $230,657,000
------------------------------------------------------------------------------------------------------------------

(1) The pass-through rates on each class of the offered certificates will increase by 0.50% per annum if the master servicer or depositor does not exercise its option to terminate the trust as described under 'Pooling and Servicing Agreement -- Termination' in this Prospectus Supplement.

(2) See 'Ratings' in this prospectus supplement.

(3) The initial notional amount of the Class IO Certificates will be $23,065,000, and may be reduced on or prior to the distribution date in March 2001 as described in this prospectus supplement. After the distribution date in March 2001, the notional amount of the Class IO Certificates will be equal to $0.

(4) The information presented for the non-offered certificates is provided solely to assist your understanding of the offered certificates.

THE TRUST

The depositor will establish a trust with respect to the Series 1999-HS2 Certificates, pursuant to a pooling and servicing agreement dated as of March 1, 1999 among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit the pool of mortgage loans described below into the trust.

Each Series 1999-HS2 Certificate will represent a partial ownership interest in the trust. The trust will also include a certificate guaranty insurance policy issued by Ambac Assurance Corporation. Distributions of interest and/or principal on the certificates will be made only from payments received in connection with the mortgage loans and the certificate guaranty insurance policy described below.


THE MORTGAGE POOL

The mortgage loans to be deposited in the trust consist of two groups, group I and group II, of which 100.0% and 99.8%, respectively, are secured by second mortgages or deeds of trust. The remainder of the mortgage loans are secured by first mortgages or deeds of trust.

The group I loans have the following aggregate characteristics as of the cut-off date:

                                              WEIGHTED
                                RANGE         AVERAGE
                          ------------------  --------
Principal balance          $72 to $248,250     $45,377*
Mortgage rate              7.75% to 14.45%     10.2924%
Original term to              60 to 360            182
  maturity (months)
Remaining term to             59 to 359            179
  maturity (months)
Combined loan-to-value     27.0% to 100.0%       91.71%
  ratio

*Indicates average principal balance.

The group II loans have the following aggregate characteristics as of the cut-off date:

                                              WEIGHTED
                                RANGE         AVERAGE
                          ------------------  --------
Principal balance          $149 to $109,962    $29,755*
Mortgage rate             7.875% to 15.000%    10.6745%
Original term to              60 to 300            182
  maturity (months)
Remaining term to             51 to 299            180
  maturity (months)
Combined loan-to-value     13.0% to 101.0%       91.68%
  ratio

*Indicates average principal balance.

See 'Description of the Mortgage Pool' in this prospectus supplement.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

Subservicers will collect monthly payments of principal and interest on the mortgage loans. Each month, the subservicers will retain their subservicing fee and forward the remainder of the collections, including unscheduled payments, to the master servicer. After retaining its master servicing fee and amounts that reimburse the subservicer or master servicer for reimbursable expenses, the master servicer will forward all collections on the mortgage loans to the trustee.

The aggregate amount of such monthly collections is described under the heading 'Description of the Certificates -- Available Distribution Amount' in this prospectus supplement.

Distributions to holders of the offered certificates and the credit enhancer will be made from available amounts as follows:
                                     Step 1
                      Interest to the offered certificates

                                     Step 2
                    Principal to the Class A Certificates(1)

                                     Step 3
  Principal to the Class A Certificates in respect of certain specified losses

                                     Step 4
   Payment to the credit enhancer of its premium for the certificate guaranty insurance policy and any previously unpaid premiums (with interest thereon)

                                     Step 5
    Reimbursement to the credit enhancer for certain prior draws made on the certificate guaranty insurance policy (with interest thereon)

                                     Step 6
 Additional principal to the Class A Certificates if the overcollateralization falls below the required level

                                     Step 7
         Payment to the credit enhancer for certain other amounts owed

                                     Step 8
                Any remaining funds to the Class R Certificates

(1) Each of Class A-I Certificates and Class A-II Certificates represents rights to receive principal primarily from its respective loan group. Not all outstanding classes of Class A-I Certificates will receive distributions of principal on each distribution date.


The amount of interest owed to each class of offered certificates on each distribution date will generally equal:

 the pass-through rate set forth above for that class of certificates

                                 MULTIPLIED BY
 the principal balance (or notional amount) of that class of certificates as of the day immediately prior to the related distribution date

                                 MULTIPLIED BY
  1/12th

                                     MINUS

 the pro rata share of certain interest shortfalls allocated to that class to the extent not covered by the certificate guaranty insurance policy as described in this prospectus supplement.

See 'Description of the Certificates -- Interest Distributions' in this prospectus supplement.

Principal distributions on the Class A-I Certificates will be based primarily on principal received with respect to the group I loans. Principal distributions on the Class A-II Certificates will be based primarily on principal received with respect to the group II loans. Such distributions will be allocated among the various classes of Class A-I Certificates as described under 'Description of the Certificates -- Principal Distributions' in this prospectus supplement. Not all outstanding Class A-I Certificates will receive principal on each distribution date.

Principal distributions on the Class A Certificates may be adjusted in order to maintain the required overcollateralization amount, as described under 'Description of the Certificates -- Overcollateralization Provisions' in this prospectus supplement. These provisions may shorten the weighted average life of the Class A Certificates by increasing the rate at which principal is distributed to such Class A Certificates.

The Class IO Certificates are not entitled to receive any principal distributions.

In addition, payments to holders of the offered certificates will be made on each distribution date from draws on the certificate guaranty insurance policy, if necessary. Such draws will cover shortfalls in amounts available to pay interest on the offered certificates at the applicable pass-through rate plus any losses allocated to the offered certificates.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the offered certificates consists of:

EXCESS INTEREST. Mortgagors are generally required to pay more interest than is necessary to pay the interest earned on the certificates. Therefore, there will generally be excess interest. Any excess interest will be available to cover interest shortfalls (except for certain interest shortfalls that are covered by the certificate guaranty insurance policy) and will be used to pay principal on the certificates up to specified amounts of certain losses. In addition, if the level of overcollateralization described below is less than what is required, any remaining excess interest will be paid to the certificates as principal. This will reduce the principal balance of the certificates faster than the principal balance of the mortgage loans so that the required level of overcollateralization is reached.

OVERCOLLATERALIZATION. On the cut-off date, the aggregate principal balance of the mortgage loans will be approximately $1,283,727 less than the aggregate principal balance of the certificates. On each distribution date, excess interest, if available, will be used to make payments with respect to principal on the Class A Certificates to reduce this undercollateralization amount and then to build up overcollateralization, until the aggregate principal balance of the mortgage loans exceeds the aggregate principal balance of the Class A Certificates by the amount specified herein. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization. Any loss amounts not covered by excess interest or overcollateralization will be covered by the policy as described below.

See 'Description of the Certificates -- Overcollateralization Provisions' in this prospectus supplement.

CERTIFICATE GUARANTY INSURANCE POLICY. On the closing date, the credit enhancer will issue the certificate guaranty insurance policy in favor of the trustee. This policy will unconditionally and irrevocably guarantee interest on the offered certificates at the pass-through rates shown on page S-4 of this prospectus supplement, any losses allocated to the offered certificates and any unpaid principal on the offered certificates on the final distribution date.

See 'Description of the Certificates -- Certificate Guaranty Insurance Policy' in this prospectus supplement and 'Description of Credit
Enhancement -- Certificate Guaranty Insurance Policy' in the prospectus.

OPTIONAL TERMINATION

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans, after applying payments received in the related collection period, is less than 10% of their aggregate principal balance as of the cut-off date, the master servicer or the depositor may, but will not be required to:

 purchase from the trust all remaining mortgage loans and thereby cause an early retirement of the certificates; or

 purchase all the certificates.

An optional purchase of the outstanding certificates will cause the outstanding principal balance of the certificates to be paid in full with accrued interest. An optional purchase of the remaining mortgage loans may cause the holders of one or more classes of certificates to receive less than their outstanding principal balance plus accrued interest.

See 'Pooling and Servicing Agreement -- Termination' in this prospectus supplement and 'The Pooling and Servicing Agreement -- Termination; Retirement of Certificates' in the prospectus.

RATINGS

When issued, the certificates will receive ratings which are not lower than those set forth in the table on page S-4 of this prospectus supplement. The ratings on the certificates address the likelihood that the holders of the certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans.

For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the certificates.

See 'Ratings' in this prospectus supplement.

LEGAL INVESTMENT

The offered certificates will not be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the certificates constitute legal investments for you.

See 'Legal Investment' in this prospectus supplement and 'Legal Investment Matters' in the prospectus for important information concerning possible restrictions on ownership of the certificates by regulated institutions.

ERISA CONSIDERATIONS

Subject to important considerations, the offered certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans should consult with their legal advisors before investing in the offered certificates.

See 'ERISA Considerations' in this prospectus supplement and in the prospectus.

TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust as two real estate mortgage investment conduits. The offered certificates will represent ownership of regular interests in the trust. Such certificates will generally be treated as representing ownership of debt for federal income tax purposes. Certificateholders will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.

For further information regarding the federal income tax consequences of investing in the offered certificates, see 'Certain Federal Income Tax Consequences' in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

     The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISKS ASSOCIATED WITH THE MORTGAGE LOANS

Lien position may affect risk of      100.0% and 99.8% of the mortgage loans included in loan group I and loan
loss on the mortgage loans.           group II, respectively, are second mortgages or deeds of trust.
                                      Accordingly, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of any senior mortgages have been satisfied in full. In circumstances when it is determined to be uneconomical to foreclose on the mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding balance of such mortgage loan as a bad debt. The foregoing risks are particularly applicable to mortgage loans secured by second liens that have high loan-to-value ratios (when combined with the first lien mortgage) or low ratios of the principal amount of the mortgage loan to the sum of the principal amounts of the mortgage loans secured by the first and second liens, because the master servicer is more likely to determine that foreclosure is uneconomical with respect to such mortgage loans.

The master servicer is not required   The master servicer is not obligated to advance scheduled monthly payments
to advance delinquent monthly         of principal or interest on mortgage loans that are delinquent or in
payments.                             default. Delinquencies and defaults on mortgage loans are generally expected to occur with greater frequency in their early years. The rate of delinquency and default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Certain of the mortgage loans do not  60.3% and 38.2% of the mortgage loans included in loan group I and loan
require principal payments until      group II, respectively, are balloon loans, which will require substantial
maturity.                             principal payments, known as balloon payments, at their stated maturity.
                                      Balloon payments increase the risk associated with mortgage loans because a mortgagor's ability to make a balloon payment typically depends on such mortgagor's ability either to refinance the loan or to sell the related mortgaged property in a timely manner.

                                      See 'Description of the Mortgage Pool -- Balloon Loans' in this prospectus supplement.

Geographic concentration may affect   One risk associated with investing in securities backed by a pool of
risk of loss on the mortgage loans.   mortgage loans is created by any concentration of the related mortgaged properties in one or more geographic regions. If the regional economy or housing market of any state (or other region) having a significant concentration of the properties underlying the mortgage loans weakens, the mortgage loans related to properties in that region may experience high rates of loss and delinquency, resulting in losses to certificateholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots. The economic impact of any such events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the mortgage loans may be concentrated in these regions. Such concentration may result in greater losses to certificateholders than those generally present for similar mortgage-backed securities without such concentration.

                                      See 'Description of the Mortgage Pool -- Mortgage Pool Characteristics' in
                                      this prospectus supplement.

Origination disclosure practice may   3.4% and 10.3% of the mortgage loans included in loan group I and loan
affect the investor's interest.       group II, respectively, are subject to special rules, disclosure requirements and other provisions that were added to the federal
                                      Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994
                                      because they were originated on or after October 1, 1995, were not made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain levels. Purchasers or assignees of any such mortgage loan, including the trust, could be liable for all claims and subject to all defenses arising under such provisions that the mortgagor could assert against the originator. Remedies available to the mortgagor include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. Any federal and state law violations which would result in liability to the trust would be a breach of Residential Funding Corporation's representations and warranties, and Residential Funding Corporation would be obligated to cure, repurchase or, if permitted by the pooling and servicing agreement, substitute another mortgage loan for the mortgage loan in question. Residential Funding
                                      Corporation's obligation to repurchase or substitute for any such mortgage loan will be the only remedy available to the certificateholders if any such breach occurs.

                                      See 'Certain Legal Aspects of Mortgage Loans and Related Matters --
                                      Anti-Deficiency Legislation and Other Limitations on Lenders' in the
                                      Prospectus.

Adverse economic conditions may       The type of mortgage loans included in the mortgage pool has been available
increase risk to investors.           to mortgagors for a limited period of time. During this time, economic conditions nationally and in most regions of the country have been generally favorable. However, a deterioration in economic conditions could adversely affect the ability and willingness of mortgagors to repay their loans. In such circumstances, no prediction can be made as to the severity of the effect of an economic downturn on the rate of delinquencies and losses on the mortgage loans.

Changes in bankruptcy laws may        The Bankruptcy Reform Act of 1994 established the National Bankruptcy
adversely affect the investor's       Review Commission for purposes of analyzing the nation's bankruptcy laws
interest.                             and making recommendations to Congress for legislative changes to the bankruptcy laws. Such Commission delivered a report on October 20, 1997 recommending that Congress amend the Bankruptcy Code in certain respects with respect to mortgage loans such as the mortgage loans in the trust.

                                      Congress adjourned in 1998 without passing any significant bankruptcy reform legislation addressing the report or the Truth-in-Lending Act with respect to claims secured by a debtor's principal residence. Congress continues to debate possible changes to the Bankruptcy Code. Such bills may result in bankruptcy law changes that may affect future bankruptcies and therefore could affect the rate and timing of payments on the mortgage loans. Any such changes to the Bankruptcy Code could have a negative effect on the mortgage loans and the enforcement of the rights of the trust in the mortgage loans.

LIMITED OBLIGATIONS

Payments on the mortgage loans,       Credit enhancement will be provided for the offered certificates in the
together with the certificate         form of excess interest collections, if available, the
guaranty insurance policy, are the    overcollateralization provided by the Class R-II Certificates and by the
sole source of payments.              certificate guaranty insurance policy. None of the depositor, the master servicer, the trustee, the sellers, the subservicers, the credit enhancer,
                                      GMAC Mortgage or any of their affiliates will have any obligation to replace or supplement such credit enhancement, or to take any other action to maintain any rating on the certificates. To the extent that losses incurred on the mortgage loans are not covered by the foregoing, the holders of the certificates will bear all risk of such losses resulting from default by mortgagors.

LIQUIDITY RISKS

Investors may have to hold the        A secondary market for the certificates may not develop. Even if a
certificates to maturity if their     secondary market does develop, it may not continue or it may be illiquid.
marketability is limited.             Illiquidity means an investor may not be able to find a buyer to buy its securities readily or at prices that will enable the investor to realize a desired yield. Illiquidity can have an adverse effect on the market value of the offered certificates.

                                      Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

An investor's yield to maturity will  The yield to maturity on each class of offered certificates will depend on
depend on various factors.            a variety of factors, including:

                                        the rate and timing of principal payments on the mortgage loans
                                        (including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties);

                                        the pass-through rate for that class; and

                                        the purchase price of that class.

                                      In general, if a class of certificates is purchased at a price higher than its outstanding principal balance and principal distributions on such class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of certificates is purchased at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.

The rate of prepayments on the        Since mortgagors can generally prepay their mortgage loans at any time, the
mortgage loans will be affected by    rate and timing of principal distributions on the offered certificates are
various factors.                      highly uncertain. Generally, when market interest rates increase, mortgagors are less likely to prepay their mortgage loans. Such reduced prepayments could result in a slower return of principal to holders of the certificates at a time when they may be able to reinvest such funds at a higher rate of interest than the pass-through rate on their class of certificates. Conversely, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. Such increased prepayments could result in a faster return of principal to holders of the certificates at a time when they may not be able to reinvest such funds at an interest rate as high as the pass-through rate on their class of certificates.

                                      Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans.

                                      See 'Certain Yield and Prepayment Considerations' in this prospectus supplement.

                                      3.9% and 10.4% of the mortgage loans included in loan group I and loan group II, respectively, provide for payment of a prepayment charge.
                                      Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the related prepayment period.

                                      See 'Description of the Mortgage Pool -- Mortgage Pool Characteristics' in
                                      this prospectus supplement.

Each class of certificates has        The certificates have different yield considerations and different
different yield and prepayment        sensitivities to the rate and timing of principal distributions. The
considerations.                       following is a general discussion of certain yield considerations and prepayment sensitivities of certain classes.

                                      See 'Certain Yield and Prepayment Considerations' in this prospectus supplement.

Class A-I Certificates and Class      The Class A-I Certificates will receive principal payments primarily from
A-II Certificates                     the group I mortgage loans. The Class A-II Certificates will receive principal payments primarily from the group II loans. Therefore, the yields on the Class A-I Certificates and Class A-II Certificates will be sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in their respective loan groups.

Class A-I Certificates                The Class A-I Certificates are subject to various priorities for payment of principal as described herein. Distributions of principal on the Class A-I
                                      Certificates having an earlier priority of payment will be affected by the rates of prepayment of the group I loans early in the life of the mortgage pool. Those classes of Class A-I Certificates with a later priority of payment will be affected by the rates of prepayment of the group I loans experienced both before and after the commencement of principal distributions on such classes.

                                      See 'Description of the Certificates -- Principal Distributions' in this prospectus supplement.

Class A-I-6 Certificates              It is not expected that the Class A-I-6 Certificates will receive any distributions of principal until the distribution date in April 2002. Until the distribution date in April 2005, the Class A-I-6 Certificates may receive a portion of principal prepayments that is smaller than its pro rata share of principal payments from the mortgage loans.

Class IO Certificates                 An extremely rapid rate of principal prepayments on the mortgage loans could result in the failure of investors in the Class IO Certificates to fully recover their initial investments.

                                      See 'Certain Yield and Prepayment Considerations' and especially ' -- Fixed
                                      Strip Certificate Yield Considerations' in this prospectus supplement.

                                  INTRODUCTION

     Residential Funding Mortgage Securities II, Inc. (the 'DEPOSITOR') will establish a trust (the 'TRUST') with respect to the Series 1999-HS2 Certificates on or about March 30, 1999 (the 'CLOSING DATE'), pursuant to a pooling and servicing agreement (the 'POOLING AND SERVICING AGREEMENT') among the Depositor, Residential Funding Corporation ('RESIDENTIAL FUNDING' or the 'MASTER SERVICER') and The First National Bank of Chicago, a national banking association (the 'TRUSTEE'), dated as of March 1, 1999 (the 'CUT-OFF DATE'). On the Closing Date, the Depositor will deposit into the Trust a pool of mortgage loans (the 'MORTGAGE POOL') secured by closed end, fixed-rate, fully amortizing and balloon payment mortgage loans.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of approximately 6,539 mortgage loans (the 'MORTGAGE LOANS') having an aggregate principal balance outstanding as of the close of business on the day prior to the Cut-off Date (the 'CUT-OFF DATE BALANCE') of $229,373,273. The Mortgage Pool will consist of two groups of Mortgage Loans ('LOAN GROUP I' and 'LOAN GROUP II,' and each, a 'LOAN GROUP'), designated as the 'GROUP I LOANS' and 'GROUP II LOANS.' 99.9% of the Mortgage Loans are secured by second liens on fee simple or leasehold interests in one- to four-family residential real properties (each, a 'MORTGAGED PROPERTY') and the remainder are secured by first liens. The Mortgage Loans will consist of fixed-rate, fully-amortizing and balloon payment Mortgage Loans with terms to maturity of approximately five, ten, fifteen, twenty or twenty-five years with respect to 0.4%, 2.1%, 93.6%, 1.6% and 2.3% of the Mortgage Loans, respectively, from the date of origination or modification. With respect to Mortgage Loans which have been modified, references herein to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate Cut-off Date Balance.

     All of the Mortgage Loans were acquired by Residential Funding (in such capacity, the 'SELLER') from banks, savings and loan associations, mortgage bankers, investment banking firms and other home equity loan originators and sellers (the 'PROGRAM SELLERS'), under the Seller's Home Equity Program (the 'HOME EQUITY PROGRAM'), on a servicing released basis. 18.2% of the Mortgage Loans were acquired by the Seller from HomeComings Financial Network, Inc., an affiliate of the Seller. No Unaffiliated Seller sold more than 10.8% of the Mortgage Loans to Residential Funding. All of the Mortgage Loans will be serviced by GMAC Mortgage Corporation. See ' -- The Initial Subservicer' below.

     All of the Mortgage Loans were generally underwritten in conformity with or in a manner generally consistent with the Home Equity Program. See
' -- Underwriting Standards' below.

     The Depositor and Residential Funding will make certain limited representations and warranties regarding the Mortgage Loans as of the Closing Date. The Depositor and Residential Funding will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to such Mortgage Loan occurs if such breach materially adversely affects the interests of the Certificateholders or the Credit Enhancer (as defined herein under 'Description of the Certificates -- Certificate Guaranty Insurance Policy') in any such Mortgage Loan. Each Seller has made or will make certain limited representations and warranties regarding the related Mortgage Loans, as of the date of purchase thereof by Residential Funding. However, such representations and warranties will not be assigned to the Trustee for the benefit of the holders of the Certificates, and therefore a breach of such representations and warranties will not be enforceable on behalf of the Trust. See 'Mortgage Loan Program -- Qualifications of Sellers' and
' -- Representations Relating to Mortgage Loans' and 'Description of the Certificates -- Review of Mortgage Loans' in the Prospectus.

PAYMENTS ON THE SIMPLE INTEREST MORTGAGE LOANS

     0.7% and 0.5% of the Group I Loans and Group II Loans, respectively, are Simple Interest Mortgage Loans, which require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of such Mortgage Loan multiplied by the Mortgage Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Mortgage Loan. As payments are received, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

     Accordingly, if a Mortgagor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater portion of such payment allocated to interest if such payment is made on its scheduled due date.

     Conversely, if a Mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the Mortgage Loan will amortize in the manner described in the preceding paragraph. However, if the Mortgagor consistently makes scheduled payments after the scheduled due date the Mortgage Loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the Mortgage Loan.

     The remaining 99.3% and 99.5% of the Group I Loans and Group II Loans, respectively, are Actuarial Mortgage Loans, on which 30 days of interest is owed each month irrespective of the day on which the payment is received.

BALLOON LOANS

     60.3% and 38.2% of the Group I Loans and Group II Loans, respectively, are Balloon Loans, which require monthly payments of principal based on a 30-year amortization schedule and have scheduled maturity dates of approximately fifteen years from the due date of the first monthly payment, in each case leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date (a 'BALLOON PAYMENT'). The existence of a Balloon Payment generally will require the related Mortgagor to refinance such Mortgage Loan or to sell the Mortgaged Property on or prior to the scheduled maturity date. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. None of the Depositor, the Master Servicer or the Trustee is obligated to refinance any Balloon Loan. The Policy (as defined herein under 'Description of the Certificates -- Certificate Guaranty Insurance Policy') issued by the Credit Enhancer will provide coverage on any losses incurred upon liquidation of a Balloon Loan arising out of or in connection with the failure of a Mortgagor to make its Balloon Payment.

MORTGAGE POOL CHARACTERISTICS

     All of the Mortgage Loans have principal and interest payable monthly on various days of each month as specified in the Mortgage Note (the 'DUE DATE').

     In connection with each Mortgage Loan that is secured by a leasehold interest, the related Seller will have represented to Residential Funding that, among other things: (i) the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; (ii) residential property in such area consisting of leasehold estates is readily marketable; (iii) the lease is recorded and no party is in any way in breach of any provision of such lease; (iv) the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and (v) the remaining term of the lease does not terminate less than ten years after the maturity date of each such Mortgage Loans.

     3.9% of the Group I Loans and 10.4% of the Group II Loans provide for payment of a prepayment charge, if such loans prepay within a specified time period. As to each such Mortgage Loan, the prepayment charge generally is the maximum amount permitted under applicable state law. 3.6% of the Group I Loans and 8.5% of the Group II Loans provide for payment of a prepayment charge for full prepayments made within approximately three years of the origination of such Mortgage Loans in an amount calculated in accordance with the terms of the related Mortgage Note. With respect to the remainder of the Mortgage Loans with a prepayment charge, the prepayment charge is calculated in a different manner. No prepayment charges or late payment charges received on the Mortgage Loans will be available for payment on the Certificates.

     As of the Cut-off Date, no Mortgage Loan will be 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see ' -- Delinquency and Loss Experience of the Master Servicer's Portfolio,' below.

     As of the Cut-off Date, 3.4% and 10.3% of the Group I Loans and Group II Loans, respectively, were High Cost Loans. Purchasers or assignees of any High Cost Loan, including the Trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required. See 'Risk Factors -- Risk of Loss' herein and 'Certain Legal Aspects of Mortgage Loans and Related Matters -- Anti-Deficiency Legislation and Other Limitations on Lenders' in the Prospectus.

     No Mortgage Loan provides for deferred interest, negative amortization or future advances.

     With respect to each Mortgage Loan, the 'COMBINED LOAN-TO-VALUE RATIO' or 'CLTV' generally will be the ratio, expressed as a percentage, of (A) the sum of
(i) the original principal balance of such Mortgage Loan and (ii) any outstanding principal balance, at the time of origination of such Mortgage Loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related Mortgaged Property, to (B) the Appraised Value, or, to the extent permitted by the Guide (as defined herein), the Stated Value. The 'APPRAISED VALUE' for any Mortgage Loan will be the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of such Mortgage Loan (which may have been obtained at an earlier time); provided that if such Mortgage Loan was originated simultaneously with or not more than 12 months after a senior lien on the related Mortgaged Property, the Appraised Value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for such Mortgaged Property. However, with respect to not more than 1.5% and 11.8% of the Group I Loans and Group II Loans, respectively, the 'STATED VALUE' will be the value of the Mortgaged Property as stated by the related Mortgagor in his or her loan application. With respect to each Mortgage Loan, the 'JUNIOR MORTGAGE RATIO' is the ratio, expressed as a percentage, of the original principal balance of the Mortgage Loan to the sum of
(A) the original principal balance of the Mortgage Loan, and (B) the unpaid principal balance at the time of origination of such Mortgage Loan of any mortgage loan secured by a senior lien on the related Mortgaged Property. See 'Mortgage Loan Program -- Underwriting Standards' in the Prospectus and 'Description of the Mortgage Pool -- Underwriting Standards' herein.

     99.4% and 99.0% of the Group I Loans and Group II Loans, respectively, were originated pursuant to full documentation underwriting programs.

GROUP I LOANS

     None of the Group I Loans were originated prior to December 31, 1987 or has a maturity date later than January 1, 2029. No Group I Loan has a remaining term to stated maturity as of the Cut-off Date of less than 59 months. The weighted average remaining term to stated maturity of the Group I Loans as of the Cut-off Date is approximately 179 months. The weighted average original term to stated maturity of the Group I Loans as of the Cut-off Date is approximately 182 months. 0.1% of the Group I Loans are fully amortizing and have original terms to maturity of approximately five years, with a weighted average remaining term to stated maturity of such Group I Loans of 60 months. 0.7% of the Group I Loans are fully amortizing and have original terms of maturity of approximately ten years, with a weighted average remaining term to stated maturity of such Group I Loans of 118 months. 36.5% of the Group I Loans are fully amortizing and have original terms to maturity of approximately fifteen years, with a weighted average remaining term to stated maturity of such Group I Loans of 178 months. 1.3% of the Group I Loans are fully amortizing and have original terms to maturity of approximately twenty years, with a weighted average remaining term to stated maturity of such Group I Loans of 237 months. 1.0% of the Group I Loans are fully amortizing and have original terms to maturity of approximately twenty-five years, with a weighted average remaining term to stated maturity of such Group I Loans of 297 months. The Balloon Loans in Loan Group I have original terms to maturity of approximately fifteen years based on 30-year amortization schedules, with a weighted average remaining term to stated maturity of 178 months.

     Set forth below is a description of certain additional characteristics of the Group I Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all principal balances of the Group I Loans are approximate percentages by aggregate principal balance of the Group I Loans as of the Cut-off Date and are rounded to the nearest dollar.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP I LOANS

                                                                     NUMBER OF       CUT-OFF DATE     PERCENT OF
RANGE OF ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES                 MORTGAGE LOANS      BALANCE       GROUP I LOANS
----------------------------------------------------------------   --------------    ------------    -------------

$     0.01 to $ 10,000.00.......................................           11        $    109,140          0.11%
$10,000.01 to $ 20,000.00.......................................          203           3,324,521          3.29
$20,000.01 to $ 30,000.00.......................................          346           8,905,213          8.81
$30,000.01 to $ 40,000.00.......................................          421          14,689,300         14.53
$40,000.01 to $ 50,000.00.......................................          504          23,335,917         23.08
$50,000.01 to $ 60,000.00.......................................          350          19,194,598         18.99
$60,000.01 to $ 70,000.00.......................................          146           9,433,277          9.33
$70,000.01 to $ 80,000.00.......................................          104           7,784,177          7.70
$80,000.01 to $ 90,000.00.......................................           49           4,112,605          4.07
$90,000.01 to $100,000.00.......................................           65           6,352,587          6.28
Greater than $100,000.00........................................           29        $  3,858,572          3.82
                                                                       ------        ------------    -------------
     Total......................................................        2,228        $101,099,906        100.00%
                                                                       ------        ------------    -------------
                                                                       ------        ------------    -------------

     As of the Cut-off Date, the average unpaid principal balance of the Group I Loans was approximately $45,377.

                      MORTGAGE RATES OF THE GROUP I LOANS

                                                                     NUMBER OF       CUT-OFF DATE     PERCENT OF
RANGE OF MORTGAGE RATES (%)                                        MORTGAGE LOANS      BALANCE       GROUP I LOANS
----------------------------------------------------------------   --------------    ------------    -------------

 7.501 to  8.000................................................            9        $    353,156          0.35%
 8.001 to  8.500................................................           52           2,433,625          2.41
 8.501 to  9.000................................................          223           8,782,047          8.69
 9.001 to  9.500................................................          317          12,686,497         12.55
 9.501 to 10.000................................................          522          22,842,804         22.59
10.001 to 10.500................................................          407          18,760,567         18.56
10.501 to 11.000................................................          284          14,650,545         14.49
11.001 to 11.500................................................          165           8,191,574          8.10
11.501 to 12.000................................................          103           5,215,588          5.16
12.001 to 12.500................................................           95           4,594,312          4.54
12.501 to 13.000................................................           33           1,750,110          1.73
13.001 to 13.500................................................           11             479,367          0.47
13.501 to 14.000................................................            5             265,399          0.26
14.001 to 14.500................................................            2              94,315          0.09
                                                                       ------        ------------    -------------
     Total......................................................        2,228        $101,099,906        100.00%
                                                                       ------        ------------    -------------
                                                                       ------        ------------    -------------

     As of the Cut-off Date, the weighted average Mortgage Rate of the Group I Loans was approximately 10.2924% per annum.

          ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF THE GROUP I LOANS

                                                                     NUMBER OF       CUT-OFF DATE     PERCENT OF
RANGE OF COMBINED LOAN-TO-VALUE RATIOS (%)                         MORTGAGE LOANS      BALANCE       GROUP I LOANS
----------------------------------------------------------------   --------------    ------------    -------------
20.01 to  30.00.................................................            1        $     44,270          0.04%
30.01 to  40.00.................................................            2              65,750          0.07
40.01 to  50.00.................................................            3              74,868          0.07
50.01 to  60.00.................................................           11             428,835          0.42
60.01 to  70.00.................................................           21             924,847          0.91
70.01 to  75.00.................................................           37           1,375,893          1.36
75.01 to  80.00.................................................           79           3,461,073          3.42
80.01 to  85.00.................................................          122           3,563,161          3.52
85.01 to  90.00.................................................          905          35,675,557         35.29
90.01 to  95.00.................................................          829          42,746,511         42.28
95.01 to 100.00.................................................          218          12,739,140         12.60
                                                                       ------        ------------    -------------
     Total......................................................        2,228        $101,099,906        100.00%
                                                                       ------        ------------    -------------
                                                                       ------        ------------    -------------

     The weighted average original Combined Loan-to-Value Ratio of the Group I Loans was approximately 91.71% as of the Cut-off Date.

                  JUNIOR MORTGAGE RATIOS OF THE GROUP I LOANS

                                                                     NUMBER OF       CUT-OFF DATE     PERCENT OF
RANGE OF JUNIOR MORTGAGE RATIOS (%)(1)                             MORTGAGE LOANS      BALANCE       GROUP I LOANS
----------------------------------------------------------------   --------------    ------------    -------------
 0.01 to  5.00..................................................           23        $    385,987          0.38%
 5.01 to 10.00..................................................          226           5,762,847          5.70
10.01 to 15.00..................................................          843          32,171,683         31.82
15.01 to 20.00..................................................          856          45,547,933         45.05
20.01 to 25.00..................................................          163           9,788,878          9.68
25.01 to 30.00..................................................           67           4,369,139          4.32
30.01 to 40.00..................................................           34           1,573,681          1.56
40.01 to 50.00..................................................           12           1,104,748          1.09
50.01 to 60.00..................................................            3             375,061          0.37
70.01 to 80.00..................................................            1              19,950          0.02
                                                                       ------        ------------    -------------
     Total......................................................        2,228        $101,099,906        100.00%
                                                                       ------        ------------    -------------
                                                                       ------        ------------    -------------

------------

(1) Excludes Mortgage Loans secured by first liens on the related Mortgaged Property. With respect to each Mortgage Loan secured by a second lien on the related Mortgaged Property, the Junior Mortgage Ratio is the ratio of the original principal balance of such Mortgage Loan to the sum of (i) the original principal balance of such Mortgage Loan, and (ii) the unpaid principal balance of any senior lien at the time of the origination of such Mortgage Loan.

     The weighted average Junior Mortgage Ratio as of the Cut-off Date was approximately 16.09%.

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP I LOANS

                                                                     NUMBER OF       CUT-OFF DATE     PERCENT OF
STATE                                                              MORTGAGE LOANS      BALANCE       GROUP I LOANS
----------------------------------------------------------------   --------------    ------------    -------------
California......................................................        1,189        $ 55,471,810         54.87%
Virginia........................................................          293          13,590,262         13.44
Maryland........................................................          239          10,196,389         10.09
New Jersey......................................................           59           2,436,525          2.41
Colorado........................................................           39           2,081,275          2.06
Other(1)........................................................          409          17,323,644         17.14
                                                                       ------        ------------    -------------
     Total......................................................        2,228        $101,099,906        100.00%
                                                                       ------        ------------    -------------
                                                                       ------        ------------    -------------

------------

(1) 'Other' includes states and the District of Columbia that contain less than 2.00% of the Group I Loans.

                 MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS

                                                                     NUMBER OF       CUT-OFF DATE     PERCENT OF
PROPERTY TYPE                                                      MORTGAGE LOANS      BALANCE       GROUP I LOANS
----------------------------------------------------------------   --------------    ------------    -------------

Single Family Residence.........................................        1,488        $ 67,131,169         66.40%
PUD Detached....................................................          525          25,694,040         25.41
PUD Attached....................................................           66           2,800,006          2.77
Condominium.....................................................           77           2,786,061          2.76
Multifamily (2-4 Units).........................................           61           2,257,670          2.23
Townhouse/Rowhouse Attached.....................................            8             285,606          0.28
Townhouse/Rowhouse Detached.....................................            1              85,947          0.09
Manufactured Home...............................................            2              59,407          0.06
                                                                       ------        ------------    -------------
     Total......................................................        2,228        $101,099,906        100.00%
                                                                       ------        ------------    -------------
                                                                       ------        ------------    -------------

                      OCCUPANCY TYPES OF THE GROUP I LOANS

                                                                     NUMBER OF       CUT-OFF DATE     PERCENT OF
OCCUPANCY (AS INDICATED BY MORTGAGOR)                              MORTGAGE LOANS      BALANCE       GROUP I LOANS
----------------------------------------------------------------   --------------    ------------    -------------

Primary Residence...............................................        2,228        $101,099,906        100.00%
                                                                       ------        ------------    -------------
     Total......................................................        2,228        $101,099,906        100.00%
                                                                       ------        ------------    -------------
                                                                       ------        ------------    -------------

                       LIEN PRIORITY OF THE GROUP I LOANS

                                                                     NUMBER OF       CUT-OFF DATE     PERCENT OF
LIEN PRIORITY                                                      MORTGAGE LOANS      BALANCE       GROUP I LOANS
----------------------------------------------------------------   --------------    ------------    -------------

Second Lien.....................................................        2,228        $101,099,906        100.00%
                                                                       ------        ------------    -------------
     Total......................................................        2,228        $101,099,906        100.00%
                                                                       ------        ------------    -------------
                                                                       ------        ------------    -------------

           REMAINING TERM TO SCHEDULED MATURITY OF THE GROUP I LOANS

                                                                     NUMBER OF       CUT-OFF DATE     PERCENT OF
RANGE OF MONTHS REMAINING TO SCHEDULED MATURITY                    MORTGAGE LOANS      BALANCE       GROUP I LOANS
----------------------------------------------------------------   --------------    ------------    -------------

 01 to  96......................................................            6        $    136,895          0.14%
109 to 120......................................................           24             686,399          0.68
157 to 168......................................................            4             268,139          0.27
169 to 180......................................................        2,148          97,604,815         96.54
181 to 288......................................................           28           1,348,250          1.33
289 to 300......................................................           17           1,025,025          1.01
301 or greater..................................................            1              30,383          0.03
                                                                       ------        ------------    -------------
     Total......................................................        2,228        $101,099,906        100.00%
                                                                       ------        ------------    -------------
                                                                       ------        ------------    -------------

     The weighted average remaining term to maturity of the Group I Loans as of the Cut-off Date was approximately 179 months.

                    YEAR OF ORIGINATION OF THE GROUP I LOANS

                                                                     NUMBER OF       CUT-OFF DATE     PERCENT OF
YEAR OF ORIGINATION                                                MORTGAGE LOANS      BALANCE       GROUP I LOANS
----------------------------------------------------------------   --------------    ------------    -------------

1987............................................................            1        $     63,177          0.06%
1997............................................................            2             161,755          0.16
1998............................................................        1,703          79,378,704         78.52
1999............................................................          522          21,496,271         21.26
                                                                       ------        ------------    -------------
     Total......................................................        2,228        $101,099,906        100.00%
                                                                       ------        ------------    -------------
                                                                       ------        ------------    -------------

GROUP II LOANS

     None of the Group II Loans were originated prior to May 22, 1995 or has a maturity date later than January 4, 2024. No Group II Loan has a remaining term to stated maturity as of the Cut-off Date of less than 51 months. The weighted average remaining term to stated maturity of the Group II Loans as of the Cut-off Date is approximately 180 months. The weighted average original term to stated maturity of the Group II Loans as of the Cut-off Date is approximately 182 months. 0.6% of the Group II Loans are fully amortizing and have original terms to maturity of approximately five years, with a weighted average remaining term to stated maturity of such Group II Loans of 57 months. 3.3% of the Group II Loans are fully amortizing and have original terms of maturity of approximately ten years, with a weighted average remaining term to stated maturity of such Group II Loans of 117 months. 53.0% of the Group II Loans are fully amortizing and have original terms to maturity of approximately fifteen years, with a weighted average remaining term to stated maturity of such Group II Loans of 178 months. 1.7% of the Group II Loans are fully amortizing and have original terms to maturity of approximately twenty years, with a weighted average remaining term to stated maturity of such Group II Loans of 236 months. 3.2% of the Group II Loans are fully amortizing and have original terms to maturity of approximately twenty-five years, with a weighted average remaining term to stated maturity of such Group II Loans of 295 months. The Balloon Loans in Loan Group II have original terms to maturity of approximately fifteen years based on 30-year amortization schedules, with a weighted average remaining term to stated maturity of 178 months.

     Set forth below is a description of certain additional characteristics of the Group II Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all principal balances of the Group II Loans are approximate percentages by aggregate principal balance of the Group II Loans as of the Cut-off Date and are rounded to the nearest dollar.

        ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II LOANS

                                                                    NUMBER OF       CUT-OFF DATE      PERCENT OF
RANGE OF ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES                MORTGAGE LOANS      BALANCE       GROUP II LOANS
---------------------------------------------------------------   --------------    ------------    --------------

$     0.01 to $ 10,000.00......................................          131        $  1,286,917          1.00%
$10,000.01 to $ 20,000.00......................................        1,007          16,145,653         12.59
$20,000.01 to $ 30,000.00......................................        1,591          40,605,255         31.66
$30,000.01 to $ 40,000.00......................................          791          27,798,840         21.67
$40,000.01 to $ 50,000.00......................................          497          22,037,511         17.18
$50,000.01 to $ 60,000.00......................................          108           5,893,617          4.59
$60,000.01 to $ 70,000.00......................................           59           3,857,712          3.01
$70,000.01 to $ 80,000.00......................................           53           3,974,836          3.10
$80,000.01 to $ 90,000.00......................................           41           3,498,862          2.73
$90,000.01 to $100,000.00......................................           30           2,853,301          2.22
Greater than $100,000.00.......................................            3             320,862          0.25
                                                                      ------        ------------       -------
     Total.....................................................        4,311        $128,273,367        100.00%
                                                                      ------        ------------       -------
                                                                      ------        ------------       -------

     As of the Cut-off Date, the average unpaid principal balance of the Group II Loans was approximately $29,755.

                      MORTGAGE RATES OF THE GROUP II LOANS


                                                                    NUMBER OF       CUT-OFF DATE     PERCENT OF
RANGE OF MORTGAGE RATES (%)                                       MORTGAGE LOANS      BALANCE      GROUP II LOANS
---------------------------------------------------------------   --------------    ------------   --------------

 7.501 to  8.000...............................................           10        $    295,696          0.23%
 8.001 to  8.500...............................................           74           2,116,242          1.65
 8.501 to  9.000...............................................          214           5,408,809          4.22
 9.001 to  9.500...............................................          446          11,777,444          9.18
 9.501 to 10.000...............................................          766          20,977,608         16.35
10.001 to 10.500...............................................          731          21,897,115         17.07
10.501 to 11.000...............................................          714          23,177,962         18.07
11.001 to 11.500...............................................          511          16,991,088         13.25
11.501 to 12.000...............................................          377          11,803,492          9.20
12.001 to 12.500...............................................          222           6,492,993          5.06
12.501 to 13.000...............................................          144           4,365,683          3.40
13.001 to 13.500...............................................           51           1,545,183          1.20
13.501 to 14.000...............................................           39           1,056,927          0.82
14.001 to 14.500...............................................           11             351,145          0.27
14.501 to 15.000...............................................            1              15,980          0.01
                                                                      ------        ------------       -------
     Total.....................................................        4,311        $128,273,367        100.00%
                                                                      ------        ------------       -------
                                                                      ------        ------------       -------

     As of the Cut-off Date, the weighted average Mortgage Rate of the Group II Loans was approximately 10.6745% per annum.

          ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF THE GROUP II LOANS

                                                                    NUMBER OF       CUT-OFF DATE      PERCENT OF
RANGE OF COMBINED LOAN-TO-VALUE RATIOS (%)                        MORTGAGE LOANS      BALANCE       GROUP II LOANS
---------------------------------------------------------------   --------------    ------------    --------------

 10.01 to  20.00...............................................            5        $    218,603          0.17%
 20.01 to  30.00...............................................            7             158,440          0.12
 30.01 to  40.00...............................................            9             305,485          0.24
 40.01 to  50.00...............................................           13             402,945          0.31
 50.01 to  60.00...............................................           26             758,510          0.59
 60.01 to  70.00...............................................           67           1,981,249          1.54
 70.01 to  75.00...............................................           76           2,017,115          1.57
 75.01 to  80.00...............................................          235           6,206,313          4.84
 80.01 to  85.00...............................................          221           5,112,698          3.99
 85.01 to  90.00...............................................        1,425          35,661,922         27.80
 90.01 to  95.00...............................................        1,356          42,363,307         33.03
 95.01 to 100.00...............................................          869          33,037,951         25.76
100.01 to 101.00...............................................            2              48,828          0.04
                                                                      ------        ------------       -------
     Total.....................................................        4,311        $128,273,367        100.00%
                                                                      ------        ------------       -------
                                                                      ------        ------------       -------

     The weighted average original Combined Loan-to-Value Ratio of the Group II Loans was approximately 91.68% as of the Cut-off Date.

                  JUNIOR MORTGAGE RATIOS OF THE GROUP II LOANS

                                                                    NUMBER OF       CUT-OFF DATE      PERCENT OF
RANGE OF JUNIOR MORTGAGE RATIOS (%)(1)                            MORTGAGE LOANS      BALANCE       GROUP II LOANS
---------------------------------------------------------------   --------------    ------------    --------------

 0.01 to   5.00................................................           26        $    263,527          0.21%
 5.01 to  10.00................................................          310           4,589,075          3.59
10.01 to  15.00................................................        1,108          23,991,889         18.75
15.01 to  20.00................................................        1,667          51,883,913         40.54
20.01 to  25.00................................................          497          16,693,747         13.04
25.01 to  30.00................................................          360          16,083,277         12.57
30.01 to  40.00................................................          227           9,441,027          7.38
40.01 to  50.00................................................           52           2,485,847          1.94
50.01 to  60.00................................................           32           1,542,509          1.21
60.01 to  70.00................................................            7             177,665          0.14
70.01 to  80.00................................................            7             314,171          0.25
80.01 to  90.00................................................            6             240,897          0.19
90.01 to 100.00................................................            5             279,673          0.22
                                                                      ------        ------------       -------
     Total.....................................................        4,304        $127,987,217        100.00%
                                                                      ------        ------------       -------
                                                                      ------        ------------       -------

------------

(1) Excludes Mortgage Loans secured by first liens on the related Mortgage Property. With respect to each Mortgage Loan secured by a second lien on the related Mortgaged Property, the Junior Mortgage Ratio is the ratio of the original principal balance of such Mortgaged Loan to the sum of (i) the original principal balance of such Mortgage Loan, and (ii) the unpaid principal balance of any senior lien at the time of the origination of such Mortgage Loan.

     The weighted average Junior Mortgage Ratio of the Group II Loans as of the Cut-off Date was approximately 20.46%.

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II LOANS

                                                                    NUMBER OF       CUT-OFF DATE      PERCENT OF
STATE                                                             MORTGAGE LOANS      BALANCE       GROUP II LOANS
---------------------------------------------------------------   --------------    ------------    --------------

California.....................................................        1,786        $ 58,558,839         45.65%
Virginia.......................................................          367          11,724,406          9.14
Maryland.......................................................          277           7,989,562          6.23
Washington.....................................................          160           4,725,049          3.68
Florida........................................................          151           3,623,595          2.82
Colorado.......................................................          121           3,240,098          2.53
Michigan.......................................................          122           3,041,000          2.37
Georgia........................................................          104           2,654,873          2.07
Other(1).......................................................        1,223          32,715,945         25.50
                                                                      ------        ------------       -------
     Total.....................................................        4,311        $128,273,367        100.00%
                                                                      ------        ------------       -------
                                                                      ------        ------------       -------

------------

(1) 'Other' includes states and the District of Columbia that contain less than 2.00% of the Group II Loans.

                 MORTGAGED PROPERTY TYPES OF THE GROUP II LOANS

                                                                    NUMBER OF       CUT-OFF DATE      PERCENT OF
PROPERTY TYPE                                                     MORTGAGE LOANS      BALANCE       GROUP II LOANS
---------------------------------------------------------------   --------------    ------------    --------------

Single Family Residence........................................        3,353        $ 98,283,023         76.62%
PUD Detached...................................................          503          17,853,793         13.92
Condominium....................................................          251           6,543,767          5.10
PUD Attached...................................................          157           4,243,264          3.31
Townhouse/Rowhouse Attached....................................           29             912,640          0.71
Manufactured Home..............................................           18             436,880          0.34
                                                                      ------        ------------       -------
     Total.....................................................        4,311        $128,273,367        100.00%
                                                                      ------        ------------       -------
                                                                      ------        ------------       -------

                     OCCUPANCY TYPES OF THE GROUP II LOANS

                                                                    NUMBER OF       CUT-OFF DATE      PERCENT OF
OCCUPANCY (AS INDICATED BY MORTGAGOR)                             MORTGAGE LOANS      BALANCE       GROUP II LOANS
---------------------------------------------------------------   --------------    ------------    --------------

Primary........................................................        4,305        $128,112,860         99.87%
Second/Vacation................................................            6             160,506          0.13
                                                                      ------        ------------       -------
     Total.....................................................        4,311        $128,273,367        100.00%
                                                                      ------        ------------       -------
                                                                      ------        ------------       -------

                      LIEN PRIORITY OF THE GROUP II LOANS

                                                                    NUMBER OF       CUT-OFF DATE      PERCENT OF
LIEN PRIORITY                                                     MORTGAGE LOANS      BALANCE       GROUP II LOANS
---------------------------------------------------------------   --------------    ------------    --------------

First Lien.....................................................            7        $    286,149          0.22%
Second Lien....................................................        4,304         127,987,217         99.78
                                                                      ------        ------------       -------
     Total.....................................................        4,311        $128,273,367        100.00%
                                                                      ------        ------------       -------
                                                                      ------        ------------       -------

           REMAINING TERM TO SCHEDULED MATURITY OF THE GROUP II LOANS

                                                                    NUMBER OF       CUT-OFF DATE      PERCENT OF
RANGE OF MONTHS REMAINING TO SCHEDULED MATURITY                   MORTGAGE LOANS      BALANCE       GROUP II LOANS
---------------------------------------------------------------   --------------    ------------    --------------

  1 to  96.....................................................           47        $    827,743          0.65%
 97 to 108.....................................................            3              76,550          0.06
109 to 120.....................................................          177           4,094,145          3.19
121 to 144.....................................................            6             139,388          0.11
145 to 156.....................................................            4             141,273          0.11
157 to 168.....................................................            7             222,802          0.17
169 to 180.....................................................        3,884         116,406,463         90.75
181 to 288.....................................................           69           2,266,595          1.77
289 to 300.....................................................          114           4,098,407          3.20
                                                                      ------        ------------       -------
     Total.....................................................        4,311        $128,273,367        100.00%
                                                                      ------        ------------       -------
                                                                      ------        ------------       -------

     The weighted average remaining term to maturity of the Group II Loans of the Cut-off Date was approximately 180 months.

                   YEAR OF ORIGINATION OF THE GROUP II LOANS

                                                                    NUMBER OF       CUT-OFF DATE      PERCENT OF
YEAR OF ORIGINATION                                               MORTGAGE LOANS      BALANCE       GROUP II LOANS
---------------------------------------------------------------   --------------    ------------    --------------

1995...........................................................            6        $    139,388          0.11%
1996...........................................................            4             141,273          0.11
1997...........................................................            9             250,782          0.20
1998...........................................................        3,754         111,370,678         86.82
1999...........................................................          538          16,371,245         12.76
                                                                      ------        ------------       -------
     Total.....................................................        4,311        $128,273,367        100.00%
                                                                      ------        ------------       -------
                                                                      ------        ------------       -------

     Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a mortgage loan if the Seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan (for example, the Combined Loan-to-Value Ratio, the collateral for the mortgage loan, or the debt to income ratio). There can be no assurance that the Credit Scores of the Mortgagors will be an accurate predictor of the likelihood of repayment of the related Mortgage Loans or that any Mortgagor's Credit Score would not be lower if obtained as of the date hereof.

     The following tables set forth information as to the Credit Scores of the related Mortgagors as used in the origination of the Group I Loans and Group II Loans.

                 CREDIT SCORE DISTRIBUTION OF THE GROUP I LOANS

                                                                     NUMBER OF       CUT-OFF DATE     PERCENT OF
RANGE OF CREDIT SCORES                                             MORTGAGE LOANS      BALANCE       GROUP I LOANS
----------------------------------------------------------------   --------------    ------------    -------------

620 to 639......................................................           18        $    621,477          0.61%
640 to 659......................................................          122           5,188,306          5.13
660 to 679......................................................          159           6,983,243          6.91
680 to 699......................................................          394          20,206,159         19.99
700 to 719......................................................          346          16,625,355         16.44
720 to 739......................................................          389          16,986,536         16.80
740 to 759......................................................          382          16,984,212         16.80
760 to 779......................................................          277          11,692,292         11.57
780 to 799......................................................          131           5,372,398          5.31
800 or greater..................................................           10             439,930          0.44
                                                                       ------        ------------    -------------
     Total......................................................        2,228        $101,099,906        100.00%
                                                                       ------        ------------    -------------
                                                                       ------        ------------    -------------

                CREDIT SCORE DISTRIBUTION OF THE GROUP II LOANS

                                                                    NUMBER OF       CUT-OFF DATE      PERCENT OF
RANGE OF CREDIT SCORES                                            MORTGAGE LOANS      BALANCE       GROUP II LOANS
---------------------------------------------------------------   --------------    ------------    --------------

620 to 639.....................................................           71        $  1,549,554          1.21%
640 to 659.....................................................          254           6,783,403          5.29
660 to 679.....................................................          335           9,741,915          7.59
680 to 699.....................................................          874          27,680,239         21.58
700 to 719.....................................................          793          23,863,276         18.60
720 to 739.....................................................          743          22,590,881         17.61
740 to 759.....................................................          593          17,602,460         13.72
760 to 779.....................................................          421          11,994,451          9.35
780 to 799.....................................................          199           5,724,121          4.46
800 or greater.................................................           28             743,067          0.58
                                                                      ------        ------------       -------
     Total.....................................................        4,311        $128,273,367        100.00%
                                                                      ------        ------------       -------
                                                                      ------        ------------       -------

UNDERWRITING STANDARDS

     The following is a brief description of the various underwriting standards and procedures applicable to the Mortgage Loans. For a more detailed description of the underwriting standards and procedures applicable to the Mortgage Loans, see 'Mortgage Loan Program -- Underwriting Standards' in the Prospectus.

     Residential Funding's underwriting standards with respect to the Mortgage Loans generally will conform to those published in the Client Guide (together with its Servicer Guide, the 'GUIDE,' as modified from time to time), including the provisions of the Guide applicable to the Home Equity Program. The underwriting standards as set forth in the Guide are continuously revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities. Under the Guide, the Mortgage Loans are generally underwritten by the related Seller or by a designated third party, and Residential Funding or a designated third party may perform only sample quality assurance reviews to determine whether Mortgage Loans purchased by it were underwritten in accordance with applicable standards.

     Each Seller is an entity approved by Residential Funding for participation in the Home Equity Program. Each Seller was required at the time of its approval to meet certain eligibility requirements, including minimum origination and net worth levels determined by Residential Funding. However, there can be no assurance that any Seller currently meets such standards. Generally, the Seller will have originated the Mortgage Loans sold by it to Residential Funding either directly or through correspondents or loan brokers, and will have underwritten each Mortgage Loan prior to funding.

     The underwriting standards set forth in the Guide with respect to Mortgage Loans originated under the Home Equity Program generally require that such Mortgage Loans be fully documented or that such Mortgage Loans be supported by alternative documentation. For fully documented loans, a prospective borrower is required to fill out a detailed application providing pertinent credit information. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower's own records relating thereto, rather than by having the originator obtain independent verifications from third parties (such as the borrower's employer or mortgage servicer).

     In determining the adequacy of the mortgaged property as collateral for a Mortgage Loan originated under the Home Equity Program, an appraisal is made of each property considered for financing. Mortgage Loans included in the Mortgage Pool generally were originated subject to a maximum CLTV of 100%. The Mortgage Loans were also subject to a maximum total monthly debt to income ratio of 55%. There can be no assurance that the CLTV or the debt to income ratio for any Mortgage Loans will not increase from the levels established at origination.

     The underwriting standards set forth in the Guide with respect to Mortgage Loans originated under the Home Equity Program may be varied in appropriate cases. There can be no assurance that every Mortgage Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the Mortgage Loans will be equivalent under all circumstances.

OPTIONAL REPURCHASE OF DEFAULTED MORTGAGE LOANS

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer will have the option to purchase from the Trust any Mortgage Loan that is 60 days or more delinquent at a purchase price equal to the unpaid principal balance thereof plus accrued interest thereon.

THE INITIAL SUBSERVICER

     GMAC Mortgage Corporation (the 'INITIAL SUBSERVICER' or 'GMACMC'), an affiliate of the Depositor and the Master Servicer, is the Initial Subservicer of the Mortgage Loans. GMACMC will act as Initial Subservicer for the Mortgage Loans pursuant to a Subservicing Agreement with the Master Servicer. GMACMC is a wholly-owned indirect subsidiary of General Motors Acceptance Corporation. GMACMC is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans.

     GMACMC's executive offices are located at 100 Witmer Road, Horsham, Pennsylvania 19044-0963.

RESIDENTIAL FUNDING

     Residential Funding will be responsible for master servicing the Mortgage Loans. Such responsibilities will include the receipt of funds from Subservicers, the reconciliation of servicing activity with respect to the Mortgage Loans, investor reporting and remittances to the Trustee to accommodate distributions to Certificateholders. In addition, Residential Funding will take over the primary servicing of any Mortgage Loans currently subserviced by GMACMC, if such Mortgage Loans become delinquent. Residential Funding is not required to make advances in respect of delinquent payments of principal and interest on the Mortgage Loans.

     For information regarding foreclosure procedures, see 'Description of the Certificates -- Realization Upon Defaulted Mortgage Loans' in the Prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with the Residential Funding's business judgment, changes in Residential Funding's portfolio of real estate secured home equity mortgage loans that it services for its clients and applicable laws and regulations, and other considerations.

DELINQUENCY AND LOSS EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO

     The following tables summarize the delinquency and loss experience for all closed-end home equity loans ('CLOSED-END HOME EQUITY LOANS') originated or acquired by the Master Servicer. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Mortgage Loans will be similar to that set forth below.

     As used herein, a loan is considered to be '30 to 59 days' or '30 or more days' delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented herein as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

     The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the Master Servicer's home equity mortgage loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of such home equity mortgage loans serviced for each period would be higher than those shown if certain of such home equity mortgage loans were artificially isolated at a point in time and the information showed the activity only with respect to such home equity mortgage loans.

     There can be no assurance that the delinquency experience set forth below will be representative of the results that may be experienced with respect to the Mortgage Loans serviced by the Initial Subservicer.

                                                                  CLOSED-END HOME EQUITY LOAN PORTFOLIO
                                                                         DELINQUENCY EXPERIENCE
                                                          -----------------------------------------------------
                                                           AT DECEMBER 31, 1997         AT DECEMBER 31, 1998
                                                          -----------------------     -------------------------
                                                          BY NO.      BY DOLLAR       BY NO.       BY DOLLAR
                                                            OF        AMOUNT OF         OF         AMOUNT OF
                                                          LOANS         LOANS         LOANS          LOANS
                                                          ------     ------------     ------     --------------

Total Active Closed-End Home Equity Loan Portfolio......  14,607     $504,551,512     19,969     $  684,945,234
Total Closed-End Home Equity Loan Portfolio (Fund
  Amt)..................................................  17,435     $619,791,106     28,789     $1,031,822,468
Period of Delinquency
     30-59 days.........................................      66     $  1,808,208         84     $    2,564,390
     60-89 days.........................................      40     $  1,101,276         22     $      567,947
     90+ days...........................................     129     $  4,326,110        106     $    3,307,763
Total Delinquent Loans..................................     235     $  7,235,594        212     $    6,440,099
Percent of Active Portfolio.............................    1.61%            1.43%      1.06%              0.94%
Completed Foreclosures(1)...............................       2     $     56,616          2     $       56,616
Foreclosure %...........................................    0.01%            0.01%      0.01%              0.01%
Completed Chargeoffs(2).................................      80     $  2,770,969        221     $    6,747,592
Chargeoff %.............................................    0.46%            0.45%      0.77%              0.65%

------------

(1) The aggregate of the outstanding principal balances of the related Closed-End Home Equity Loans for which foreclosure proceedings have been completed or a deed in lieu of foreclosure has been accepted and resulted in an REO Property or alternative form of disposition.

(2) The aggregate of the outstanding principal balances of the related Closed-End Home Equity Loans actually charged-off.

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date. Prior to the issuance of the Offered Certificates (as defined below), Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be added to the Mortgage Pool prior to the issuance of the Offered Certificates. The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Series 1999-HS2 Home Equity Loan Pass-Through Certificates will include the following eight classes (the 'OFFERED CERTIFICATES'): (i) Class A-I-1 Certificates, Class A-I-2 Certificates, Class A-I-3 Certificates, Class A-I-4 Certificates and Class A-I-5 Certificates; (ii) Class A-I-6 Certificates (the 'LOCKOUT CERTIFICATES' and, together with the Class A-I-1 Certificates, Class A-I-2 Certificates, Class A-I-3 Certificates, Class A-I-4 Certificates and
Class A-I-5 Certificates, the 'CLASS A-I CERTIFICATES'); (iii) Class A-II Certificates; and (iv) Class IO Certificates (the 'FIXED STRIP CERTIFICATES'). In addition to the Offered Certificates, the Series 1999-HS2 Home Equity Loan Pass-Through Certificates will include two classes of subordinate certificates which are designated as the Class R-I Certificates and Class R-II Certificates (together, the 'CLASS R CERTIFICATES' or 'RESIDUAL CERTIFICATES' and, together with the Class A-I, Class A-II and Class IO Certificates, the 'CERTIFICATES'). The Class A-I Certificates and Class A-II Certificates are referred to herein together as the 'CLASS A CERTIFICATES.' Only the Offered Certificates are offered hereby.

     The Certificates will evidence the entire beneficial ownership interest in the Trust. The Trust will consist of: (i) the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Account and in the Certificate Account and belonging to the Trust; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure; (iv) any applicable insurance policies; (v) the Policy; and (vi) all proceeds of the foregoing.

     The Class A-I Certificates and Class A-II Certificates correspond to the Group I Loans and Group II Loans, respectively, as described in the tables set forth herein under 'Description of the Mortgage Pool -- Mortgage Pool Characteristics.'

     The Offered Certificates will be issued in minimum denominations of $25,000 (or a $2,000,000 Notional Amount (as defined herein), in the case of the Fixed Strip Certificates) and integral multiples of $1 in excess thereof.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     General. Holders of the Offered Certificates (so long as the Offered Certificates are registered in the name of Cede & Co., the 'DTC REGISTERED CERTIFICATES' and such holders, 'DTC REGISTERED CERTIFICATEHOLDERS') may elect to hold their DTC Registered Certificates through DTC in the United States, or CEDELBANK (formerly Cedel Bank, societe anonyme) a professional depository which holds securities for its participating organizations ('CEDEL CUSTOMERS') or Euroclear in Europe, if they are Euroclear Participants or Cedel Customers, as applicable, of such systems, or indirectly through organizations which are Participants or Customers, as applicable, in such systems.

     The DTC Registered Certificates will be issued in one or more securities which equal the aggregate Certificate Principal Balance (or Notional Amount) of the DTC Registered Certificates and will initially be registered in the name of Cede & Co. ('CEDE'), the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their Participants through Customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries (in such capacities, individually the 'RELEVANT DEPOSITARY' and collectively the 'EUROPEAN DEPOSITARIES') which in turn will hold such positions in Customers' securities accounts in the depositories' names on the books of DTC. Except as described below, no DTC Registered Certificateholder will be entitled to receive a physical certificate representing such security (a 'DEFINITIVE CERTIFICATE'). Unless and until Definitive Certificates are issued for the DTC Registered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the DTC Registered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the DTC Registered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC Registered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. DTC Registered Certificateholders will not be 'Holders' as that term is used in the Pooling and Servicing Agreement.

     The DTC Registered Certificateholder's ownership of a DTC Registered Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'FINANCIAL

INTERMEDIARY') that maintains the DTC Registered Certificateholder's account for such purpose. In turn, the Financial Intermediary's ownership of such DTC Registered Certificates will be recorded on the records of DTC (or of a firm that is a Participant and acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the DTC Registered Certificateholder's Financial Intermediary is not a DTC Participant and on the records of Cedelbank or Euroclear, as appropriate).

     DTC Registered Certificateholders will receive all payments of principal and interest on the DTC Registered Certificates from the Trustee through DTC and DTC Participants. While the DTC Registered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'RULES'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the DTC Registered Certificates and is required to receive and transmit payments of principal and interest on the DTC Registered Certificates. Participants and Indirect Participants with whom DTC Registered Certificateholders have accounts with respect to DTC Registered Certificates are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective DTC Registered Certificateholders. Accordingly, although DTC Registered Certificateholders will not possess physical certificates, the Rules provide a mechanism by which DTC Registered Certificateholders will receive payments and will be able to transfer their interest.

     Unless and until Definitive Certificates are issued, DTC Registered Certificateholders who are not Participants may transfer ownership of DTC Registered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer the DTC Registered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such DTC Registered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of DTC Registered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing DTC Registered Certificateholders.

     Under a book-entry format, DTC Registered Certificateholders of the DTC Registered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Payments with respect to DTC Registered Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Customer or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a DTC Registered Certificateholder to pledge DTC Registered Certificates to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such DTC Registered Certificates, may be limited due to the lack of physical certificates for such DTC Registered Certificates. In addition, issuance of the DTC Registered Certificates in book-entry form may reduce the liquidity of such DTC Registered Certificates in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the DTC Registered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the DTC Registered Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such DTC Registered Certificates. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by holders of DTC Registered Certificates under the Pooling and Servicing Agreement on behalf of a Cedelbank Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some DTC Registered Certificates which conflict with actions taken with respect to other DTC Registered Certificates.

     Definitive Certificates will be issued to DTC Registered Certificateholders of the DTC Registered Certificates, or their nominees, rather than to DTC, if
(a) the Trustee determines that the DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the DTC Registered Certificates and the Trustee is unable to locate a qualified successor, (b) the Trustee elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, pursuant to the

Pooling and Servicing Agreement, DTC Registered Certificateholders of any class aggregating at least a majority of the outstanding Voting Rights (as defined herein) of such DTC Registered Certificates advise the DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of such DTC Registered Certificateholders.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all DTC Registered Certificateholders of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the DTC Registered Certificates and instructions for re-registration, the Trustee will issue and authenticate Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Holders under the Pooling and Servicing Agreement.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of DTC Registered Certificates among Participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex I hereto and 'Description of the Certificates -- Form of Certificates' in the Prospectus.

     None of the Depositor, the Master Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Year 2000. DTC has advised the Depositor that management of DTC is aware that some computer applications, systems, and the like for processing data ('SYSTEMS') that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter 'Year 2000 problems.' DTC has informed its Participants and other members of the financial community (the 'INDUSTRY') that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which, DTC has advised the Industry, is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Participants and Indirect Participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being 'Year 2000' compliant; and (ii) determine the extent of their efforts for 'Year 2000' remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     For additional information regarding DTC and the DTC Registered Certificates, see 'Description of the Certificates -- Form of Certificates' in the Prospectus.

DISTRIBUTIONS

     Distributions on the Certificates will be made by the Trustee on the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in April 1999. Distributions on the Certificates will be made to the persons in whose names such Certificates are registered at the close of business on the day prior to each Distribution Date or, if the Certificates are no longer DTC Registered Certificates, on the Record Date. See 'Description of the Certificates -- Distributions' in the Prospectus. Distributions will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations (by principal balance or notional amount) aggregating at least $1,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of DTC Registered Certificates, will be DTC or its nominee) as it appears on the Trustee's register in amounts calculated as described herein on the Determination Date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution. A 'BUSINESS DAY' is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of California, Minnesota, New York, Pennsylvania, Illinois or Delaware are required or authorized by law to be closed.

AVAILABLE DISTRIBUTION AMOUNT

     The 'AVAILABLE DISTRIBUTION AMOUNT' for any Distribution Date is equal to
(i) the aggregate amount of actual payments on the Mortgage Loans received during the related Collection Period (as defined below), after deduction of the related servicing fees and any subservicing fees (collectively, the 'SERVICING FEES') and (ii) certain unscheduled collections, including Mortgagor prepayments on the Mortgage Loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of (and certain amounts received in connection with any substitutions for) the Mortgage Loans, received during the related Collection Period. In addition to the foregoing amounts, with respect to unscheduled collections, not including Mortgagor prepayments, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. As described herein under ' -- Principal Distributions,' any such amount with respect to which such election is so made shall be treated as having been received on the last day of the related Collection Period for the purposes of calculating the amount of principal and interest distributions to any class of Certificates. With respect to any Distribution Date, the 'COLLECTION PERIOD' is the calendar month preceding the month in which such Distribution Date occurs.

INTEREST DISTRIBUTIONS

     Holders of each class of Offered Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class on each Distribution Date to the extent described herein. The aggregate amount of the Accrued Certificate Interest to be distributed to the holders of the Offered Certificates on any Distribution Date is referred to herein as the 'SENIOR INTEREST DISTRIBUTION AMOUNT' for such Distribution Date.

     With respect to any Distribution Date, 'ACCRUED CERTIFICATE INTEREST' will be equal to (a) in the case of each class of Offered Certificates (other than the Fixed Strip Certificates), interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the Certificates of such class immediately prior to such Distribution Date at the per annum rate at which interest accrues on such class (the 'PASS-THROUGH RATE'); and (b) in the case of the Fixed Strip Certificates, interest accrued during the related Interest Accrual Period on the Notional Amount (as defined below) thereof for such Distribution Date at the Pass-Through Rate on such class for such Distribution Date, in each case less interest shortfalls from the Mortgage Loans, if any, allocated thereto for such Distribution Date, including:

          (i) any Prepayment Interest Shortfall (as defined below) to the extent not covered by Excess Cash Flow (as defined below);

          (ii) the interest portions of Realized Losses; and

          (iii) any other interest shortfalls on the Mortgage Loans, including interest shortfalls relating to the Relief Act or similar legislation or regulations, all allocated as described below;

provided, however, that in the event that any shortfall described in clauses
(i), (ii) and (iii) above is allocated to the Offered Certificates, or the Available Distribution Amount on any Distribution Date is less than the Senior Interest Distribution Amount for such date, the amount of any such shortfall will be drawn under the Policy and distributed to the holders of the Offered Certificates. Notwithstanding the foregoing, if payments are not made as required under the Policy, any interest shortfalls may be allocated to the Certificates as described above. See ' -- Certificate Guaranty Insurance Policy' below. Accrued Certificate Interest on each class of Offered Certificates will be distributed on a pro rata basis. Accrued Certificate Interest on each class of Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The 'INTEREST ACCRUAL PERIOD' for all classes of Certificates is the calendar month preceding the month in which the Distribution Date occurs.

     The 'PREPAYMENT INTEREST SHORTFALL' for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) resulting from Mortgagor prepayments on the Mortgage Loans during the related Collection Period. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loans as of the Due Date in the month of prepayment. However, with respect to any Distribution Date, any Prepayment Interest Shortfalls during the related Collection Period will be offset first by Excess Cash Flow to the extent available and then by the Policy.

     The Pass-Through Rates on all classes of Offered Certificates are fixed and are set forth on page S-4 hereof. The Pass-Through Rates on all classes of the Class A Certificates will increase by 0.50% per annum for each Distribution Date after the first Distribution Date on which the Master Servicer and the Depositor are permitted to exercise their option to purchase the Mortgage Loans from the Trust as described under 'Pooling and Servicing Agreement -- Termination,' herein. Notwithstanding the foregoing, the Pass-Through Rates on the Class A Certificates will not increase as described above if proceeds for optional termination are available for payment to the Certificateholders on or prior to any such Distribution Date. The holders of the Fixed Strip Certificates will not be entitled to any distributions of principal and will not be entitled to any distributions of interest after the Distribution Date in March 2001.

     The 'CERTIFICATE PRINCIPAL BALANCE' of any class of Class A Certificates as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein, unless such amounts have been paid pursuant to the Policy. The Certificate Principal Balance of the Class R-II Certificates in the aggregate, as of any date of determination, is equal to the excess, if any, of (a) the then aggregate Stated Principal Balance of the Mortgage Loans over (b) the then aggregate Certificate Principal Balance of the Class A Certificates. The Class R-I Certificates will have no Certificate Principal Balance. The 'NOTIONAL AMOUNT' of the Fixed Strip Certificates as of any Distribution Date prior to the Distribution Date in April 2001 will be equal to the sum of (i) the lesser of
(a) $10,110,000 and (b) the aggregate Certificate Principal Balance of the
Class A-I Certificates on such Distribution Date and (ii) the lesser of (a) $12,955,000 and (b) the aggregate Certificate Principal Balance of the Class A-II Certificates on such Distribution Date. The Notional Amount of the Fixed Strip Certificates as of any Distribution Date after the Distribution Date in March 2001 will be equal to $0. References herein to the Notional Amount are used solely for certain calculations and do not represent the right of the Fixed Strip Certificates to receive distributions allocable to principal.

PRINCIPAL DISTRIBUTIONS

     Holders of the Class A Certificates will be entitled to receive on each Distribution Date, in the priority set forth herein and to the extent of the portion of the Available Distribution Amount remaining after the Senior Interest Distribution Amount for such Distribution Date is distributed, a distribution allocable to principal (the 'CLASS A PRINCIPAL DISTRIBUTION AMOUNT') equal to the lesser of:

     (a) the excess of (i) the Available Distribution Amount over (ii) the Senior Interest Distribution Amount; and

     (b) the sum of:

          (i) the portion allocable to principal of all scheduled monthly payments on the Mortgage Loans received with respect to the related Collection Period;

          (ii) the principal portion of all proceeds of the repurchase of any Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Collection Period;

          (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the related Collection Period (or deemed to be received during the related Collection Period) (including, without limitation, full and partial principal prepayments made by the respective Mortgagors), to the extent not previously distributed;

          (iv) to the extent covered by Excess Cash Flow for such Distribution Date (as described under ' -- Overcollateralization Provisions' below), (A) 100% of the principal portion of any Realized Losses (other than Excess Loss Amounts) incurred (or deemed to have been incurred) on any Mortgage Loans in the related Collection Period, plus (B) any such Realized Losses (other than any Excess Loss Amounts) remaining undistributed from any preceding Distribution Date (together with interest thereon from the date initially distributable to the date paid), provided, that any such Realized Losses shall not be required to be paid to the extent that such Realized Losses were paid on the Class A Certificates by means of a draw on the Policy or were reflected in the reduction of the Outstanding Reserve Amount (as defined herein) (the aggregate amount so distributed under this clause
     (iv) on any Distribution Date, a 'REALIZED LOSS DISTRIBUTION AMOUNT'); and

          (v) the amount of any Reserve Increase Amount (as defined herein) for such Distribution Date;

        minus

          (vi) the amount of any Reserve Reduction Amount (as defined herein) for such Distribution Date.

     In no event will the Class A Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding Certificate Principal Balances of the Class A Certificates.

     On any Distribution Date, if (a) Realized Losses (other than Excess Loss Amounts) have occurred during the related Collection Period that are not covered by the Realized Loss Distribution Amount described in clause (b)(iv) above or the Outstanding Reserve Amount (as defined under ' -- Overcollateralization Provisions' below), or (b) there is an Excess Loss Amount with respect to such Distribution Date, a draw will be made on the Policy and such amounts will be distributed to the Class A Certificateholders on such Distribution Date, in reduction of the Certificate Principal Balances thereof, in the manner set forth below. In addition, if on the Distribution Date in June 1999, the aggregate Stated Principal Balance of the Mortgage Loans is less than the aggregate Certificate Principal Balance of the Certificates, after giving effect to distributions to be made on such Distribution Date, the amount of such deficiency (the 'UNDERCOLLATERALIZATION AMOUNT') will be drawn on the Policy and will be distributed to the Class A Certificateholders on such Distribution Date, in reduction of the Certificate Principal Balances thereof, in the manner set forth below.

     On each Distribution Date, the Credit Enhancer shall be entitled to receive, after payment to the Senior Certificateholders of the Senior Interest Distribution Amount and the Class A Principal Distribution Amount for such Certificates, as applicable, for such Distribution Date (but before application of any Reserve Increase Amount), from the Excess Cash Flow after Prepayment Interest Shortfalls and certain Realized Losses are allocated thereto, the sum of (i) the premium payable to the Credit Enhancer with respect to the Policy on such Distribution Date and any previously unpaid premiums with respect to the Policy, together with interest thereon, and (ii) the aggregate of any payment made with respect to the Offered Certificates ('CUMULATIVE INSURANCE PAYMENTS') by the Credit Enhancer under the Policy to the extent not previously reimbursed, plus interest thereon. On each Distribution Date, the amount of the premium (the 'PREMIUM FEE') payable to the Credit Enhancer with respect to the Policy is equal to one-twelfth of the product of a percentage specified in the Insurance and Indemnity Agreement, dated March 30, 1999, among the Credit Enhancer, the Depositor, the Master Servicer and the Trustee (the 'INSURANCE AGREEMENT') and the Certificate Principal Balance of the Class A Certificates.

     Distributions of principal on the Class A Certificates on each Distribution Date will be made after distribution of the Senior Interest Distribution Amount as described under ' -- Interest Distributions' above. The Class A Principal Distribution Amount plus any amount drawn on the Policy in respect of principal shall be distributed concurrently to the Class A-I Certificates and Class A-II Certificates, in each case in accordance with the percentage of the amounts described in clauses (b)(i) through (iii) in the definition of the Class A Principal Distribution Amount derived from the related Loan Group, until the Certificate Principal Balances of the Class A-I Certificates or Class A-II Certificates have been reduced to zero. Thereafter, the Class A Principal Distribution Amount shall be distributed to the remaining class or classes of Class A Certificates (and in the case of the Class A-I Certificates, in accordance with the priorities set forth below) until the Certificate Principal Balances thereof have been reduced to zero.

     The Class A Principal Distribution Amount plus any amount drawn on the Policy in respect of principal distributable to the Class A-I Certificates shall be distributed as follows:

          (a) first, to the Lockout Certificates, in reduction of the Certificate Principal Balance thereof, an amount equal to the Lockout Distribution Percentage of the Class A Principal Distribution Amount distributable to the Class A-I Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (b) second, the balance of the Class A Principal Distribution Amount distributable to the Class A-I Certificates remaining after the distribution, if any, described in clause (A) above, shall be distributed as follows:

             (i) first, to the Class A-I-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

             (ii) second, to the Class A-I-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

             (iii) third, to the Class A-I-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

             (iv) fourth, to the Class A-I-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

             (v) fifth, to the Class A-I-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

             (vi) sixth, to the Lockout Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

The Class A Principal Distribution Amount distributable to the Class A-II Certificates shall be distributed to the Class A-II Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

     The 'LOCKOUT DISTRIBUTION PERCENTAGE' for any Distribution Date occurring prior to the Distribution Date in April 2002 will be equal to 0%. The Lockout Distribution Percentage for any Distribution Date occurring after the first three years following the Closing Date will be as follows: for any Distribution Date during the fourth and fifth years after the Closing Date, 45% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the sixth year after the Closing Date, 80% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the seventh year after the Closing Date, 100% of the Lockout Certificate Percentage for such Distribution Date, and for any Distribution Date thereafter, the lesser of (x) 300% of the Lockout Certificate Percentage and (y) 100%. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class A-I Certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Distribution Percentage will be equal to 100%. The 'LOCKOUT CERTIFICATE PERCENTAGE' will be calculated for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Lockout Certificates divided by the sum of the aggregate Certificate Principal Balances of the Class A-I Certificates.

     The Master Servicer may elect to treat Insurance Proceeds, Liquidation Proceeds and other unscheduled collections (not including prepayments by the Mortgagors) received in any calendar month as included in the Available Distribution Amount and the Class A Principal Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

OVERCOLLATERALIZATION PROVISIONS

     On each Distribution Date, Excess Cash Flow, if any, is applied on such Distribution Date as an accelerated payment of principal on the Class A Certificates, but only in the manner and to the extent hereafter described. 'EXCESS CASH FLOW' for a Distribution Date is equal to the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum of
(i) the Senior Interest Distribution Amount payable to the Class A Certificateholders on such Distribution Date and (ii) the sum of the amounts relating to the Mortgage Loans described in clauses (b)(i)-(iii) of the definition of Class A Principal Distribution Amount. The Excess Cash

Flow for any Distribution Date will derive primarily from the amount of interest collected on the Mortgage Loans in excess of the sum of (a) the Senior Interest Distribution Amount, (b) the premium payable on the Policy and (c) accrued Servicing Fees, in each case in respect of such Distribution Date. Excess Cash Flow will be applied on any Distribution Date; first, to pay Prepayment Interest Shortfalls; second, to pay the Realized Loss Distribution Amount for such Distribution Date; third, to the payment of the Premium Fee with respect to such Distribution Date and any previous Distribution Date, to the extent not previously paid, together with interest thereon; fourth, to the payment of Cumulative Insurance Payments plus interest thereon; fifth, to pay any Reserve Increase Amount; sixth, to pay certain other reimbursement amounts owed to the Credit Enhancer; and last, to pay to the holder of the Class R-II Certificates.

     With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans immediately following such Distribution Date over (b) the Certificate Principal Balance of the Class A Certificates as of such date (after taking into account the payment to the Class A Certificates of the amounts described in clauses (b)(i)-(iv) of the definition of Class A Principal Distribution Amount on such Distribution Date) is the 'OUTSTANDING RESERVE AMOUNT' as of such Distribution Date. The Excess Cash Flow, to the extent available therefor as described above, will be applied as an accelerated payment of principal on the Class A Certificates to the extent that the Reserve Amount Target (as defined below) exceeds the Outstanding Reserve Amount as of such Distribution Date. Any amount of Excess Cash Flow actually applied as an accelerated payment of principal on the Class A Certificates is a 'RESERVE INCREASE AMOUNT.'

     The required level of the Outstanding Reserve Amount with respect to a Distribution Date is the 'RESERVE AMOUNT TARGET' with respect to such Distribution Date. As to any Distribution Date prior to the Distribution Date in September 2001, the Reserve Amount Target will be 2.80% of the aggregate Cut-off Date Balance. As to any Distribution Date on or after the Distribution Date in September 2001, the Reserve Amount Target will be equal to the lesser of (a) the Reserve Amount Target as of the Cut-off Date and (b) 5.60% of the aggregate Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date (but not lower than $1,146,866 (0.5% of the aggregate Cut-off Date Balance)) plus 50% of the outstanding Stated Principal Balance of all of the Mortgage Loans that are 90 or more days delinquent as of such Distribution Date; provided, however, that any scheduled reduction to the Reserve Amount Target described above shall not be made as of any Distribution Date unless (i) the outstanding Stated Principal Balance of the Mortgage Loans delinquent 90 days or more averaged over the last six months as a percentage of the aggregate outstanding Stated Principal Balance of all the Mortgage Loans averaged over the last six months does not exceed 3.00%, (ii) the aggregate cumulative Realized Losses on the Mortgage Loans prior to any such Distribution Date occurring during the first year and the second year (or any year thereafter) after the Distribution Date in September 2001 are less than 3.00% and 4.00%, respectively, of the aggregate Cut-off Date Balance and (iii) there has been no draw on the Policy on such Distribution Date that remains unreimbursed. In addition, the Reserve Amount Target may be reduced with the prior written consent of the Credit Enhancer and the Rating Agencies.

     In the event that the Reserve Amount Target is permitted to decrease or 'step down' on a Distribution Date in the future, a portion of the principal which would otherwise be distributed to the holders of the Class A Certificates on such Distribution Date shall not be distributed to the holders of the Class A Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans, and of reducing the Outstanding Reserve Amount. With respect to any Distribution Date, the excess, if any, of (a) the Outstanding Reserve Amount on such Distribution Date over (b) the Reserve Amount Target is the 'EXCESS RESERVE AMOUNT' with respect to such Distribution Date. If, on any Distribution Date, the Excess Reserve Amount is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero (i.e., the Outstanding Reserve Amount is or would be greater than the related Reserve Amount Target), then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Certificates on such Distribution Date shall instead be distributed to the holders of the Class R-II Certificates in an amount equal to the lesser of (x) the Excess Reserve Amount and (y) the amount available for distribution specified in clauses (b)(i)-(iii) of the definition of Class A Principal Distribution Amount on such Distribution Date; such amount being the 'RESERVE REDUCTION AMOUNT' for such Distribution Date.

     The aggregate Cut-off Date Balance will be $1,283,727 less than the aggregate Certificate Principal Balance of the Certificates. If, on the Distribution Date in June 1999, after application of the Class A Principal

Distribution Amount and any amounts drawn on the Policy to be distributed on such Distribution Date, the Stated Principal Balance of the Mortgage Loans would be less than the Certificate Principal Balance of the Class A Certificates, the Credit Enhancer will be required to deposit in the Certificate Account the amount of such difference, unless available funds are on deposit therein. Any such funds will be distributed to the Class A Certificateholders entitled to receive a distribution of principal on such Distribution Date, in proportion to the amount of the Class A Principal Distribution Amount payable to such Certificateholders on such Distribution Date, in reduction of the Certificate Principal Balances thereof.

EXCESS LOSS AMOUNTS

     On any Distribution Date, the 'EXCESS LOSS AMOUNT' will be equal to the sum of (i) any Realized Losses (other than as described in clauses (ii)-(v) below) for the related Collection Period which, when added to the aggregate of such Realized Losses for all preceding Collection Periods exceed $25,231,060, (ii) any Special Hazard Losses in excess of the Special Hazard Amount, (iii) any Fraud Losses in excess of the Fraud Loss Amount, (iv) any Bankruptcy Losses in excess of the Bankruptcy Loss Amount, and (v) certain losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks as described in the Pooling and Servicing Agreement ('EXTRAORDINARY LOSSES'). Excess Loss Amounts will not be covered by any Realized Loss Distribution Amount or by a reduction in the Outstanding Reserve Amount. Any Excess Loss Amounts, however, will be covered by the Policy, and in the event payments are not made as required under the Policy, such losses will be allocated to the Certificates pro rata based on the outstanding Certificate Principal Balances thereof.

     The 'SPECIAL HAZARD AMOUNT' shall initially be equal to $2,293,733. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal $2,293,733 less the sum of (A) the aggregate of any Realized Losses on the Mortgage Loans due to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated pursuant to the terms of the Pooling and Servicing Agreement.

     The 'FRAUD LOSS AMOUNT' shall initially be equal to $6,881,198. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal
(X) prior to the first anniversary of the Cut-off Date, an amount equal to 3.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date minus the aggregate of any Realized Losses on the Mortgage Loans due to Fraud Losses up to such date of determination; (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
(b) 2.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate of any Realized Losses on the Mortgage Loans due to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination; and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate of any Realized Losses on the Mortgage Loans due to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

     The 'BANKRUPTCY AMOUNT' will initially be equal to $100,000. As of any date of determination, the Bankruptcy Amount shall equal $100,000 less the sum of any Realized Losses on the Mortgage Loans due to Bankruptcy Losses up to such date of determination.

     With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer or the Subservicer for expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. The Master Servicer will treat any Mortgage Loan that is 180 days or more delinquent as having been finally liquidated. Such amount of loss realized and any Special Hazard Losses, Fraud Losses, Bankruptcy Losses (except for Bankruptcy Losses that result from an extension of the maturity of a Mortgage Loan) and Extraordinary Losses are referred to herein as 'REALIZED LOSSES.'

CERTIFICATE GUARANTY INSURANCE POLICY

     On the Closing Date, Ambac Assurance Corporation (the 'CREDIT ENHANCER') will issue its Certificate Guaranty Insurance Policy (the 'POLICY') in favor of the Trustee on behalf of the Certificateholders. The Policy will unconditionally and irrevocably guarantee certain payments on the Certificates. On each Distribution Date, a draw will be made on the Policy equal to the sum of (a) the amount by which accrued interest on the Certificates at the respective Pass-Through Rates for such Distribution Date exceeds the amount on deposit in the Certificate Account available for interest distributions on such Distribution Date, (b) any Realized Losses (other than any Excess Loss Amount) for such Distribution Date, to the extent not currently covered by a Realized Loss Distribution Amount or a reduction in the Outstanding Reserve Amount and
(c) any Excess Loss Amount for such Distribution Date. In addition, on the Distribution Date in June 1999, a draw will be made on the Policy to cover the Undercollateralization Amount, if any, if such amount is not otherwise available in the Certificate Account. In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance of the Certificates on the final Distribution Date. In the absence of payments under the Policy, Certificateholders will directly bear the credit risks associated with their investment to the extent such risks are not covered by the Outstanding Reserve Amount or otherwise.

     The Policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Offered Certificates.

                              THE CREDIT ENHANCER

     The following information has been supplied by the Credit Enhancer for inclusion in this Prospectus Supplement. No representation is made by the Depositor, Morgan Stanley & Co. Incorporated or any of their affiliates as to the accuracy or completeness of such information.

     The Credit Enhancer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The Credit Enhancer primarily insures newly issued municipal and structured finance obligations. The Credit Enhancer is a wholly owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly held company. Moody's Investors Service, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Fitch IBCA, Inc. have each assigned a triple-A financial strength rating to the Credit Enhancer.

     The consolidated financial statements of the Credit Enhancer and its subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Current Report on Form 8-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 24, 1999; Commission File Number 1-10777), are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Credit Enhancer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The following table sets forth the Credit Enhancer's capitalization as of December 31, 1996, December 31, 1997 and December 31, 1998, respectively, in conformity with generally accepted accounting principles.

                          AMBAC ASSURANCE CORPORATION
                       CONSOLIDATED CAPITALIZATION TABLE
                             (DOLLARS IN MILLIONS)

                                                                      DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                                          1996             1997             1998
                                                                      -------------    -------------    -------------

Unearned premiums..................................................      $   995          $ 1,184          $ 1,303
Other liabilities..................................................          259              562              548
                                                                      -------------    -------------    -------------
Total liabilities..................................................        1,254            1,746            1,851
                                                                      -------------    -------------    -------------
Stockholder's equity:(1)...........................................
     Common Stock..................................................           82               82               82
     Additional paid-in capital....................................          515              521              541
     Accumulated other comprehensive income........................           66              118              138
     Retained earnings.............................................          992            1,180            1,405
                                                                      -------------    -------------    -------------
Total stockholder's equity.........................................        1,655            1,901            2,166
                                                                      -------------    -------------    -------------
Total liabilities and stockholder's equity.........................      $ 2,909          $ 3,647          $ 4,017
                                                                      -------------    -------------    -------------
                                                                      -------------    -------------    -------------

------------

(1) Components of stockholder's equity have been restated for all periods presented to reflect 'Accumulated other comprehensive income' in accordance with the Statement of Financial Accounting Standards No. 130 'Reporting Comprehensive Income' adopted by the Credit Enhancer effective January 1, 1998. As this new standard only requires additional information on the financial statements, it does not affect the Credit Enhancer's financial position or results of operations.

     For additional financial information concerning the Credit Enhancer, see the audited financial statements of the Credit Enhancer incorporated by reference herein. Copies of the financial statements of the Credit Enhancer incorporated herein by reference and copies of the Credit Enhancer's annual statement for the year ended December 31, 1998 prepared in accordance with statutory accounting standards are available, without charge, from the Credit Enhancer. The address of the Credit Enhancer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

     The Credit Enhancer makes no representation regarding the Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Credit Enhancer and presented under the headings 'The Credit Enhancer' and 'Description of the Certificates -- Certificate Guaranty Insurance Policy' and in the financial statements incorporated herein by reference.

                            YEAR 2000 CONSIDERATIONS

OVERVIEW OF THE YEAR 2000 ISSUE

     The Year 2000 ('Y2K') issue is the term generally used to describe the potential failure of information technology components on or after January 1, 2000 because existing computer programs, applications and microprocessors frequently use only two digits to identify a year. Since the Year 2000 is also a leap year, there could be additional business disruptions as a result of the inability of many computer systems to recognize February 29, 2000.

     The failure to correct or replace computer programs, applications and microprocessors with Y2K-ready alternatives may adversely impact the operations of Residential Funding on or after January 1, 2000. The responsibilities of Residential Funding as the Master Servicer include collecting payments from the Subservicers in respect of the Mortgage Loans, calculating the Available Distribution Amount for each Distribution Date, remitting such amount to the Trustee prior to each Distribution Date, calculating the amount of principal and interest payments to be made to the Certificateholders on each Distribution Date, and preparing the monthly statement to be sent to Certificateholders on each Distribution Date.

OVERVIEW OF RESIDENTIAL FUNDING'S Y2K PROJECT

     In January 1997, Residential Funding commenced activities to determine the impact of Y2K on its critical computer systems. In April 1998, Residential Funding established a formal Y2K project team (the 'Y2K PROJECT TEAM') to address Y2K issues. The Y2K Project Team remains in place and continues to work on solving problems related to the Year 2000. In addition, the Y2K Project Team coordinates its efforts with the Y2K programs established by General Motors Acceptance Corporation and General Motors Corporation.

     Members of the Y2K Project Team, together with relevant personnel from Residential Funding's business units have developed and implemented a six-phase management strategy (as discussed below), which is being applied to information technology and non-information technology components ('COMPONENTS') throughout the organization. Residential Funding's Components primarily consist of the following:

      hardware, including mainframe computers, desktop computers and network devices;

      facilities equipment, including elevators, telephone systems, heating systems and security systems;

      software applications, including vendor purchased applications, in-house developed applications and end-user developed applications;

      business partner communication links, which primarily provide data transmissions to and from business partners; and

      business partners data systems, which primarily process data for Residential Funding.

     The six phases by which the Y2K Project Team will seek to achieve Y2K readiness throughout Residential Funding are as follows:

                   PHASE                                         OBJECTIVE
--------------------------------------------  ------------------------------------------------

Phase I -- Awareness........................  To promote Y2K awareness throughout Residential
                                              Funding. Emphasis has been placed on ensuring
                                              that Components recently purchased (or to be
                                              purchased) by business units are Y2K-ready prior
                                              to the implementation of such Components.
Phase II -- Inventory.......................  To (i) create an inventory of all Components and
                                              (ii) assess the Y2K risks associated with such
                                              Components.
Phase III -- Assessment.....................  To (i) determine which Components are not
                                              Y2K-ready and (ii) decide whether such
                                              Components should be replaced, retired or
                                              repaired.
Phase IV -- Renovation......................  To execute Component replacement, retirement or repair to ensure Y2K readiness.
Phase V -- Validation.......................  To test Components that have been repaired to ensure Y2K readiness and validate 'mission
                                              critical' Components that were assessed as
                                              Y2K-ready in Phase III.
Phase VI -- Implementation..................  To deploy repaired and validated Components.

     In order to execute the six-phase plan, a combination of internal resources and external contractors have been, and will be, employed by the Y2K Project Team.

Y2K PROJECT STATUS

     As of November 30, 1998, the Y2K Project Team had substantially completed the six phases for internal 'mission critical' Components. However, several software applications used by Residential Funding in its role as Master Servicer are still in the final three phases of the six-phase management plan described above. Residential Funding expects that all phases with respect to such applications will be substantially completed by March 31, 1999.

     The Y2K Project Team anticipates that its efforts with respect to all internal Components will be substantially complete by March 31, 1999. This includes substantial completion of (i) renovation and validation of any non-mission critical Components that the Y2K Project Team and related business units determine to be necessary, (ii) validation of any remaining 'mission critical' Components that are either completing in-house remediation or waiting for a vendor upgrade, and
(iii) Y2K business continuity planning activities discussed below.

     The potential impact on Residential Funding of problems related to Y2K, however, will not depend solely on the corrective measures undertaken by the Y2K Project Team. The manner in which Y2K issues are addressed by business partners, governmental agencies and other entities that provide data to, or receive data from, Residential Funding, or whose financial condition or operational capability is important to Residential Funding and its ability to act as Master Servicer, will have a significant impact upon Residential Funding. These entities include, among others, Subservicers, the Trustee, the Custodian and certain depositary institutions, as well as their respective suppliers and vendors. Accordingly, Residential Funding is communicating with certain of these parties to assess their Y2K readiness and evaluate any potential impact on Residential Funding.

     Due to the various dates by which Residential Funding's business partners anticipate being Y2K-ready, it is expected that the Y2K Project Team will continue to spend significant time assessing Y2K business partner issues throughout 1999. Any business partner, including any Subservicer, the Trustee and the Custodian, that (i) has not provided Residential Funding appropriate documentation supporting its Y2K efforts, (ii) has not responded in a timely manner to Residential Funding's inquiries regarding their Y2K efforts or (iii) does not expect to be Y2K-ready until after June 30, 1999, has been, and will be, placed in an 'at risk' category. Residential Funding will carefully monitor the efforts and progress of its 'at risk' business partners, and if additional steps are necessary Residential Funding will reassess the risk and act accordingly.

     During 1998, Residential Funding also commenced a formal business continuity plan that is designed to address potential Y2K problems and other possible disruptions. Residential Funding's business continuity plan has the following four phases:

                    PHASE                                         OBJECTIVE
----------------------------------------------  ----------------------------------------------

Phase I -- Business Impact Assessment.........  To assess the impact upon Residential Funding business units if 'mission critical'
                                                Components were suddenly not available or
                                                significantly impaired as a result of a
                                                natural disaster or other type of disruption
                                                (including as a result of Y2K).
Phase II -- Strategic Development.............  To develop broad, strategic plans regarding the manner in which Residential Funding will
                                                operate in the aftermath of a natural disaster
                                                or other type of disruption (including as a
                                                result of Y2K).
Phase III -- Business Continuity Planning.....  To develop detailed procedures on how
                                                Residential Funding and individual business
                                                units will continue to operate in the
                                                aftermath of a natural disaster or other type
                                                of disruption (including as a result of Y2K).
Phase IV -- Validation........................  To test the plans developed in Phases II and
                                                III above.

     As of December 15, 1998, Residential Funding had substantially completed Phases I and II of its business continuity plan. Residential Funding anticipates that Phase III will be substantially complete by March 31, 1999 and Phase IV will be substantially complete by June 30, 1999.

RISKS RELATED TO Y2K

     Although Residential Funding's remediation efforts are directed at eliminating its Y2K exposure, there can be no assurance that these efforts will fully mitigate the effect of all Y2K problems. If Residential Funding fails to identify or correct any material Y2K problem, there could be significant disruptions in its normal business operations. Such disruptions could have a material adverse effect on Residential Funding's ability to (i) collect (and monitor any Subservicer's collection of) payments on the Mortgage Loans, (ii) distribute such collections to the Trustee and (iii) provide reports to Certificateholders as set forth herein. Furthermore, if any Subservicer, the Trustee or any other business partner or any of their respective vendors or third party service providers are not Y2K-ready, the ability to (a) service the Mortgage Loans (in the case of any Subservicer or any of their respective vendors or third party service providers) and (b) make distributions to Certificateholders (in the case of the Trustee or any of its vendors or third party service providers), may be materially and adversely affected.

     This section entitled 'Year 2000 Considerations' contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act. Generally, all statements in this section that are not statements of historical fact are forward-looking statements. Forward-looking statements made in this Y2K discussion are subject to certain risks and uncertainties. Important factors that could cause results to differ materially from such forward-looking statements include, among other things, the ability of Residential Funding to successfully identify Components that may pose Y2K problems, the nature and amount of programming required to fix the affected Components, the costs of labor and consultants related to such efforts, the continued availability of resources (both personnel and technology) and the ability of business partners that interface with Residential Funding to successfully address their Y2K issues.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans and the amount and timing of Mortgagor defaults resulting in Realized Losses. The rate of default of mortgage loans secured by second liens may be greater than that of mortgage loans secured by first liens. In addition, such yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the Trust. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under 'Yield and Prepayment Considerations'), no assurance can be given as to such rate or the timing of principal payments on the Class A Certificates.

     A Subservicer may allow the refinancing of a Mortgage Loan by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property, which may be originated by the Subservicer or the Master Servicer or any of their respective affiliates or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the Trust and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Subservicer or the Master Servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, Subservicers or the Master Servicer may encourage assumptions of Mortgage Loans, including defaulted Mortgage Loans, under which creditworthy borrowers assume the outstanding indebtedness of such Mortgage Loans which may be removed from the Trust. As a result of such programs (i) the rate of principal prepayments of the Mortgage Loans may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the Mortgage Loans remaining in the Trust may decline.

     The Mortgage Loans generally may be prepaid by the Mortgagors at any time. However, in certain circumstances the prepayment of certain of the Mortgage Loans will be subject to a prepayment penalty, which may discourage Mortgagors from prepaying their Mortgage Loans during the period during which the prepayment penalty applies. The Mortgage Loans generally contain due-on-sale clauses. As described under 'Description of the Certificates -- Principal Distributions' herein, during certain periods all or a disproportionately large percentage of principal collections on the Mortgage Loans will be allocated among the Class A Certificates (other than the Lockout Certificates), and during certain periods no principal collections or a disproportionately small portion of principal collections will be distributed on the Lockout Certificates. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the

Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in Mortgagors' housing needs, job transfers, unemployment, Mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments on the Mortgage Loans would be expected to decrease. Furthermore, since mortgage loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the Mortgage Loans may experience a higher rate of prepayments than traditional first lien mortgage loans. Prepayment of the related first lien may also affect the rate of prepayments on the Mortgage Loans.

     The Class A Certificates are subject to various priorities for payment of principal as described herein. Distributions of principal on classes of Class A Certificates having an earlier priority of payment will be affected by the rates of prepayment of the Mortgage Loans early in the life of the Mortgage Pool. The timing of commencement of principal distributions and the weighted average lives of classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the Mortgage Loans both before and after the commencement of principal distributions on such classes. In addition, the yield to maturity of the Class A Certificates will depend on whether, to what extent, and the timing with respect to which, Excess Cash Flow is used to accelerate payments of principal on the Class A Certificates or any Reserve Reduction Amount is released. See 'Description of the Certificates -- Overcollateralization Provisions' herein.

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by second liens is likely to be greater than that of mortgage loans secured by traditional first lien mortgage loans, particularly in the case of Mortgage Loans with high CLTVs or low Junior Mortgage Ratios. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See 'Yield and Prepayment Considerations' and 'Risk Factors' in the Prospectus. In addition, because borrowers of Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. See 'Risk Factors' herein.

     To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the Realized Loss Distribution Amount, a reduction in the Outstanding Reserve Amount or the Policy, holders of the Certificates will bear all risk of such losses resulting from default by Mortgagors. See 'Risk Factors -- Limitations, Reduction and Substitution of Credit Enhancement' in the Prospectus. Even where the Policy covers all losses incurred on the Mortgage Loans, such coverage may accelerate principal payments on the Class A Certificates, thus reducing the weighted average life of the Class A Certificates.

     Because the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Offered Certificates are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the Offered Certificates were to rise, the market value of the Offered Certificates may decline.

     Class A-I Certificates and Class A-II Certificates: The rate and timing of principal payments on and the weighted average lives of the Class A-I Certificates and Class A-II Certificates will be affected primarily by the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases) on the Mortgage Loans in the related Loan Group.

     Sequentially Paying Classes: The Class A-I Certificates (other than the Fixed Strip Certificates) are subject to various priorities for payment of principal as described herein. Distributions of principal on classes of Class A-I Certificates having an earlier priority of payment will be affected by the rates of prepayment of the Group I Loans early in the life of the Mortgage Pool. The timing of commencement of principal distributions and the weighted average lives of classes of Class A-I Certificates with a later priority of payment will be affected by the rates of prepayment of the Group I Loans experienced both before and after the commencement of principal distributions on such classes.

     Lockout Certificates: Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any payments of principal prior to the Distribution Date occurring in April 2002 and prior to the Distribution Date occurring in April 2005 will receive a disproportionately small portion of payments of principal (unless the Certificate Principal Balances of the Class A-I Certificates (other than the Lockout Certificates) have been reduced to zero), the weighted average lives of the Lockout Certificates will be longer than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Certificates entitled to such distributions. However, beginning with the Distribution Date occurring in April 2006, the Lockout Certificates may receive a disproportionately large percentage of principal collections until their Certificate Principal Balance is reduced to zero.

     In addition, the yield to maturity on each class of the Offered Certificates will depend on, among other things, the price paid by the holders of the Offered Certificates and the related Pass-Through Rate. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. For additional considerations relating to the yield on the Certificates, see 'Yield and Prepayment Considerations' in the Prospectus.

     Assumed Final Distribution Date: The assumed final Distribution Date with respect to the Class A Certificates is July 25, 2029, which date is six months after the Distribution Date immediately following the latest scheduled maturity date for any Mortgage Loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the Pooling and Servicing Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of Certificates on or before its assumed final Distribution Date.

     The actual final Distribution Date with respect to each class of Class A Certificates could occur significantly earlier than the assumed final Distribution Date for such class because (i) Excess Cash Flow will be used to make accelerated payments of principal (i.e. Reserve Increase Amounts) to the holders of the Class A Certificates, which payments will have the effect of shortening the weighted average lives of the Class A Certificates of each class,
(ii) prepayments are likely to occur, which will also have the effect of shortening the weighted average lives of the Class A Certificates and (iii) the Master Servicer or the Depositor may cause a termination of the Trust when the aggregate Stated Principal Balance of the Mortgage Loans in the Trust is less than 10% of the aggregate Cut-off Date Balance.

     Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     The prepayment model used in this Prospectus Supplement (the 'PREPAYMENT ASSUMPTION') represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% Prepayment Assumption assumes a constant prepayment rate ('CPR') of 4% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 2.1818182% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 28% per annum each month. As used in the table below, a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption. Correspondingly, a 150% Prepayment Assumption assumes prepayment rates equal to 150% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

     The tables set forth below entitled 'Percent of Initial Certificate Principal Balance Outstanding of the Class A-I Certificates at the Following Percentages of the Prepayment Assumption' and 'Percent of Initial Certificate Principal Balance Outstanding of the Class A-II Certificates at the Following Percentages of the Prepayment Assumption' have been prepared on the basis of certain assumptions as described below regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the Trust as described under 'Description of the Mortgage Pool' herein and the performance thereof. The tables assume, among other things, that: (i) as of the date of issuance of the Class A Certificates, the Mortgage Loans have the following characteristics:

                                 GROUP I LOANS

                                                                                               ORIGINAL       REMAINING
                                                                AGGREGATE                       TERM TO        TERM TO
            RANGE OF ORIGINAL TERMS TO MATURITY                 PRINCIPAL       MORTGAGE       MATURITY       MATURITY
                         (IN YEARS)                              BALANCE          RATE        (IN MONTHS)    (IN MONTHS)
------------------------------------------------------------   -----------    ------------    -----------    -----------

Less than or equal to 5.....................................   $   136,895    11.03149333%         60             60
Greater than 5 but less than or equal to 10.................   $   686,399    10.83763058%        120            118
Greater than 10 but less than or equal to 15................   $36,925,363    10.38508802%        180            178
Greater than 15 but less than or equal to 20................   $ 1,348,250    11.08986729%        240            237
Greater than 20 but less than or equal to 25................   $ 1,055,408    11.93545064%        302            297
With balloon feature*.......................................   $60,947,591    10.18235181%        360            178

------------------------

* It is assumed that such Mortgage Loans have an amortizing remaining term to maturity of 358 months.

                                 GROUP II LOANS

                                                                                               ORIGINAL       REMAINING
                                                                AGGREGATE                       TERM TO        TERM TO
            RANGE OF ORIGINAL TERMS TO MATURITY                 PRINCIPAL       MORTGAGE       MATURITY       MATURITY
                         (IN YEARS)                              BALANCE          RATE        (IN MONTHS)    (IN MONTHS)
------------------------------------------------------------   -----------    ------------    -----------    -----------

Less than or equal to 5.....................................   $   816,512    10.30042471%         60             57
Greater than 5 but less than or equal to 10.................   $ 4,181,926    10.96150398%        120            117
Greater than 10 but less than or equal to 15................   $67,935,243    10.66619050%        180            178
Greater than 15 but less than or equal to 20................   $ 2,234,754    11.54053049%        240            236
Greater than 20 but less than or equal to 25................   $ 4,130,249    11.92550171%        300            295
With balloon features*......................................   $48,974,682    10.52264309%        360            178

------------------------

* It is assumed that such Mortgage Loans have an amortizing remaining term to maturity of 358 months.

(ii) with respect to each Mortgage Loan, the aggregate Servicing Fee rate and policy premium rate will be 0.71% per annum; (iii) except with respect to the Balloon Loans, the scheduled monthly payment for each Mortgage Loan has been based on its outstanding balance, interest rate and remaining term to maturity, such that the Mortgage Loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; (iv) none of the Sellers, the Master Servicer or the Depositor will repurchase any Mortgage Loan, as described under 'Mortgage Loan Program -- Representations Relating to Mortgage Loans' and 'Description of the Certificates -- Assignment of Trust Fund Assets' in the Prospectus; (v) there are no delinquencies or Realized Losses on the Mortgage Loans, and principal payments on the Mortgage Loans will be timely received together with prepayments, if any, at the respective constant percentages of the Prepayment Assumption set forth in the table; (vi) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vii) payments on the Certificates will be received on the 25th day of each month, commencing April 25, 1999; (viii) payments on the Mortgage Loans earn no reinvestment return; (ix) there are no additional ongoing Trust expenses payable out of the Trust; and (x) the Certificates will be purchased on March 30, 1999 (collectively, the 'STRUCTURING ASSUMPTIONS').

     The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of the Prepayment Assumption until maturity or that all of the Mortgage Loans will prepay at the same level of the Prepayment Assumption. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Class A Certificates.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of Class A Certificates, and set forth the percentages of the initial Certificate Principal Balance of each such class of Class A Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING OF THE CLASS A-I
                                  CERTIFICATES
          AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                              CLASS A-I-1
DISTRIBUTION   -----------------------------------------
DATE           0%     50%    75%    100%    150%    200%
------------   ---    ---    ---    ----    ----    ----

Initial
Percentage..   100    100    100    100     100     100
March 2000..    89    61     48      35       8       0
March 2001..    84    25      0       0       0       0
March 2002..    79     0      0       0       0       0
March 2003..    74     0      0       0       0       0
March 2004..    68     0      0       0       0       0
March 2005..    62     0      0       0       0       0
March 2006..    56     0      0       0       0       0
March 2007..    50     0      0       0       0       0
March 2008..    44     0      0       0       0       0
March 2009..    36     0      0       0       0       0
March 2010..    28     0      0       0       0       0
March 2011..    19     0      0       0       0       0
March 2012..     8     0      0       0       0       0
March 2013..     0     0      0       0       0       0
March 2014..     0     0      0       0       0       0
March 2015..     0     0      0       0       0       0
March 2016..     0     0      0       0       0       0
March 2017..     0     0      0       0       0       0
March 2018..     0     0      0       0       0       0
March 2019..     0     0      0       0       0       0
March 2020..     0     0      0       0       0       0
March 2021..     0     0      0       0       0       0
March 2022..     0     0      0       0       0       0
March 2023..     0     0      0       0       0       0
March 2024..     0     0      0       0       0       0
March 2025..     0     0      0       0       0       0
March 2026..     0     0      0       0       0       0
March 2027..     0     0      0       0       0       0
March 2028..     0     0      0       0       0       0
March 2029..     0     0      0       0       0       0
Weighted Average
 Life In
 Years(2)..    7.5   1.4    1.0     0.8     0.6     0.5

                             CLASS A-I-2
DISTRIBUTION   ----------------------------------------
DATE           0%    50%    75%    100%    150%    200%
------------   ---   ---    ---    ----    ----    ----
Initial
Percentage..   100   100    100    100     100     100
March 2000..   100   100    100    100     100      62
March 2001..   100   100    96      49       0       0
March 2002..   100   88     22       0       0       0
March 2003..   100   41      0       0       0       0
March 2004..   100    3      0       0       0       0
March 2005..   100    0      0       0       0       0
March 2006..   100    0      0       0       0       0
March 2007..   100    0      0       0       0       0
March 2008..   100    0      0       0       0       0
March 2009..   100    0      0       0       0       0
March 2010..   100    0      0       0       0       0
March 2011..   100    0      0       0       0       0
March 2012..   100    0      0       0       0       0
March 2013..    92    0      0       0       0       0
March 2014..     0    0      0       0       0       0
March 2015..     0    0      0       0       0       0
March 2016..     0    0      0       0       0       0
March 2017..     0    0      0       0       0       0
March 2018..     0    0      0       0       0       0
March 2019..     0    0      0       0       0       0
March 2020..     0    0      0       0       0       0
March 2021..     0    0      0       0       0       0
March 2022..     0    0      0       0       0       0
March 2023..     0    0      0       0       0       0
March 2024..     0    0      0       0       0       0
March 2025..     0    0      0       0       0       0
March 2026..     0    0      0       0       0       0
March 2027..     0    0      0       0       0       0
March 2028..     0    0      0       0       0       0
March 2029..     0    0      0       0       0       0
Weighted Average
  Life In
  Years(2)..  14.7  3.9    2.7     2.0     1.4     1.1

                             CLASS A-I-3
DISTRIBUTION   ----------------------------------------
DATE           0%    50%    75%    100%    150%    200%
------------   ---   ---    ---    ----    ----    ----

Initial
Percentage..   100   100    100    100     100     100
March 2000..   100   100    100    100     100     100
March 2001..   100   100    100    100      42       0
March 2002..   100   100    100     49       0       0
March 2003..   100   100    55       0       0       0
March 2004..   100   100     0       0       0       0
March 2005..   100   56      0       0       0       0
March 2006..   100   17      0       0       0       0
March 2007..   100    0      0       0       0       0
March 2008..   100    0      0       0       0       0
March 2009..   100    0      0       0       0       0
March 2010..   100    0      0       0       0       0
March 2011..   100    0      0       0       0       0
March 2012..   100    0      0       0       0       0
March 2013..   100    0      0       0       0       0
March 2014..     0    0      0       0       0       0
March 2015..     0    0      0       0       0       0
March 2016..     0    0      0       0       0       0
March 2017..     0    0      0       0       0       0
March 2018..     0    0      0       0       0       0
March 2019..     0    0      0       0       0       0
March 2020..     0    0      0       0       0       0
March 2021..     0    0      0       0       0       0
March 2022..     0    0      0       0       0       0
March 2023..     0    0      0       0       0       0
March 2024..     0    0      0       0       0       0
March 2025..     0    0      0       0       0       0
March 2026..     0    0      0       0       0       0
March 2027..     0    0      0       0       0       0
March 2028..     0    0      0       0       0       0
March 2029..     0    0      0       0       0       0
Weighted Average
  Life In
  Years(2)..  14.8  6.3    4.1     3.0     2.0     1.5

------------

(1) Master Servicer exercises its right to terminate the trust on the first optional termination date.

(2) The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING OF THE CLASS A-I
                              CERTIFICATES AT THE
             FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                               CLASS A-I-4
DISTRIBUTION   -------------------------------------------
DATE            0%     50%     75%    100%    150%    200%
------------   ----    ----    ---    ----    ----    ----

Initial
Percentage..    100    100     100    100     100     100
March 2000..    100    100     100    100     100     100
March 2001..    100    100     100    100     100      43
March 2002..    100    100     100    100      34       0
March 2003..    100    100     100     77       0       0
March 2004..    100    100     95      36       0       0
March 2005..    100    100     63      13       0       0
March 2006..    100    100     40       0       0       0
March 2007..    100     98     33       0       0       0
March 2008..    100     81      0       0       0       0
March 2009..    100     64      0       0       0       0
March 2010..    100     47      0       0       0       0
March 2011..    100     33      0       0       0       0
March 2012..    100      0      0       0       0       0
March 2013..    100      0      0       0       0       0
March 2014..      0      0      0       0       0       0
March 2015..      0      0      0       0       0       0
March 2016..      0      0      0       0       0       0
March 2017..      0      0      0       0       0       0
March 2018..      0      0      0       0       0       0
March 2019..      0      0      0       0       0       0
March 2020..      0      0      0       0       0       0
March 2021..      0      0      0       0       0       0
March 2022..      0      0      0       0       0       0
March 2023..      0      0      0       0       0       0
March 2024..      0      0      0       0       0       0
March 2025..      0      0      0       0       0       0
March 2026..      0      0      0       0       0       0
March 2027..      0      0      0       0       0       0
March 2028..      0      0      0       0       0       0
March 2029..      0      0      0       0       0       0
Weighted Average
  Life In
  Years(2)..   14.8    10.6    6.9    4.8     2.9     2.0

                              CLASS A-I-5
DISTRIBUTION   -----------------------------------------
DATE           0%    50%     75%    100%    150%    200%
------------   ---   ----    ---    ----    ----    ----
Initial
Percentage..   100   100     100    100     100     100
March 2000..   100   100     100    100     100     100
March 2001..   100   100     100    100     100     100
March 2002..   100   100     100    100     100       0
March 2003..   100   100     100    100      74       0
March 2004..   100   100     100    100       0       0
March 2005..   100   100     100    100       0       0
March 2006..   100   100     100      0       0       0
March 2007..   100   100     100      0       0       0
March 2008..   100   100      0       0       0       0
March 2009..   100   100      0       0       0       0
March 2010..   100   100      0       0       0       0
March 2011..   100   100      0       0       0       0
March 2012..   100     0      0       0       0       0
March 2013..   100     0      0       0       0       0
March 2014..     0     0      0       0       0       0
March 2015..     0     0      0       0       0       0
March 2016..     0     0      0       0       0       0
March 2017..     0     0      0       0       0       0
March 2018..     0     0      0       0       0       0
March 2019..     0     0      0       0       0       0
March 2020..     0     0      0       0       0       0
March 2021..     0     0      0       0       0       0
March 2022..     0     0      0       0       0       0
March 2023..     0     0      0       0       0       0
March 2024..     0     0      0       0       0       0
March 2025..     0     0      0       0       0       0
March 2026..     0     0      0       0       0       0
March 2027..     0     0      0       0       0       0
March 2028..     0     0      0       0       0       0
March 2029..     0     0      0       0       0       0
Weighted Average
  Life In
  Years(2)..  14.8  12.2    8.9     6.8     4.2     2.7

                             CLASS A-I-6
DISTRIBUTION   ----------------------------------------
DATE           0%    50%    75%    100%    150%    200%
------------   ---   ---    ---    ----    ----    ----

Initial
Percentage..   100   100    100    100     100     100
March 2000..   100   100    100    100     100     100
March 2001..   100   100    100    100     100     100
March 2002..   100   100    100    100     100      97
March 2003..    99   92     89      85      77       0
March 2004..    98   85     79      73       0       0
March 2005..    96   74     64      54       0       0
March 2006..    93   61     49       0       0       0
March 2007..    83   34     20       0       0       0
March 2008..    72   19      0       0       0       0
March 2009..    62   10      0       0       0       0
March 2010..    52    5      0       0       0       0
March 2011..    42    3      0       0       0       0
March 2012..    33    0      0       0       0       0
March 2013..    25    0      0       0       0       0
March 2014..     0    0      0       0       0       0
March 2015..     0    0      0       0       0       0
March 2016..     0    0      0       0       0       0
March 2017..     0    0      0       0       0       0
March 2018..     0    0      0       0       0       0
March 2019..     0    0      0       0       0       0
March 2020..     0    0      0       0       0       0
March 2021..     0    0      0       0       0       0
March 2022..     0    0      0       0       0       0
March 2023..     0    0      0       0       0       0
March 2024..     0    0      0       0       0       0
March 2025..     0    0      0       0       0       0
March 2026..     0    0      0       0       0       0
March 2027..     0    0      0       0       0       0
March 2028..     0    0      0       0       0       0
March 2029..     0    0      0       0       0       0
Weighted Average
  Life In
  Years(2)..  11.1  7.3    6.5     5.7     4.2     3.1

------------

(1) Master Servicer exercises its right to terminate the trust on the first optional termination date.

(2) The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING OF THE CLASS A-II
                                  CERTIFICATES
          AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                                                                                             CLASS A-II
                                                                             ------------------------------------------
DISTRIBUTION DATE                                                             0%     50%    75%    100%    150%    200%
--------------------------------------------------------------------------   ----    ---    ---    ----    ----    ----

Initial Percentage........................................................    100    100    100    100     100     100
March 2000................................................................     94    85     80      75      65      55
March 2001................................................................     92    71     61      52      36      22
March 2002................................................................     89    59     46      36      21      10
March 2003................................................................     86    49     35      25      12       0
March 2004................................................................     83    40     27      18       0       0
March 2005................................................................     80    33     21      12       0       0
March 2006................................................................     76    27     16       0       0       0
March 2007................................................................     72    22     12       0       0       0
March 2008................................................................     67    18      0       0       0       0
March 2009................................................................     62    15      0       0       0       0
March 2010................................................................     57    12      0       0       0       0
March 2011................................................................     52     9      0       0       0       0
March 2012................................................................     45     0      0       0       0       0
March 2013................................................................     38     0      0       0       0       0
March 2014................................................................      0     0      0       0       0       0
March 2015................................................................      0     0      0       0       0       0
March 2016................................................................      0     0      0       0       0       0
March 2017................................................................      0     0      0       0       0       0
March 2018................................................................      0     0      0       0       0       0
March 2019................................................................      0     0      0       0       0       0
March 2020................................................................      0     0      0       0       0       0
March 2021................................................................      0     0      0       0       0       0
March 2022................................................................      0     0      0       0       0       0
March 2023................................................................      0     0      0       0       0       0
March 2024................................................................      0     0      0       0       0       0
March 2025................................................................      0     0      0       0       0       0
March 2026................................................................      0     0      0       0       0       0
March 2027................................................................      0     0      0       0       0       0
March 2028................................................................      0     0      0       0       0       0
March 2029................................................................      0     0      0       0       0       0
Weighted Average
  Life In Years(2)........................................................   10.6   4.9    3.5     2.7     1.8     1.3

------------

(1) Master Servicer exercises its right to terminate the trust on the first optional termination date.

(2) The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

FIXED STRIP CERTIFICATE YIELD CONSIDERATIONS

     INVESTORS SHOULD NOTE THAT THE FIXED STRIP CERTIFICATES ARE ONLY ENTITLED TO DISTRIBUTIONS PRIOR TO THE DISTRIBUTION DATE IN APRIL 2001. The yield to investors on the Fixed Strip Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans (including prepayments, defaults and liquidations) under certain extremely rapid rate of prepayment scenarios. In addition, if prior to the Distribution Date in April 2001, the Master Servicer or the Depositor effects an optional termination of the Mortgage Loans, the Fixed Strip Certificates will receive no further distributions. Investors in the Fixed Strip Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

     The following table indicates the sensitivity of the pre-tax yield to maturity on the Fixed Strip Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Fixed Strip Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Structuring Assumptions, including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase price set forth below. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Fixed Strip Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

           PRE-TAX YIELD TO MATURITY OF THE FIXED STRIP CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE                                                    100%     259%      300%         400%
----------------------------------------------------------------------   ------   ------   ---------   ----------

$858,851..............................................................   7.17%    7.17%    (12.82)%    (127.37)%

     Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Fixed Strip Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Fixed Strip Certificates, and thus do not reflect the return on any investment in the Fixed Strip Certificates when any reinvestment rates other than the discount rates are considered.

     Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Fixed Strip Certificates may differ from those shown in the table, even if all of the Mortgage Loans prepay at the indicated constant percentages of the Prepayment Assumption over any given time period or over the entire life of the Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Fixed Strip Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Fixed Strip Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

     For additional considerations relating to the yield on the Certificates, see 'Yield and Prepayment Considerations' in the Prospectus.

                        POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement dated as of March 1, 1999, among the Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. The Trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee. The Trustee will appoint Norwest Bank Minnesota, National Association to serve as Custodian in connection with the Certificates. The Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Depositor will provide a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the President, Residential Funding Mortgage Securities II, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. In addition to the circumstances described in the Prospectus, the Depositor may terminate the Trustee for cause under certain circumstances. See 'The Pooling and Servicing Agreement -- The Trustee' in the Prospectus.

THE MASTER SERVICER

     Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage and an affiliate of the Depositor, will act as Master Servicer for the Certificates pursuant to the Pooling and Servicing Agreement. For a general description of Residential Funding and its activities, see 'Residential Funding Corporation' in the Prospectus and 'Description of the Mortgage
Pool -- Residential Funding' herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Servicing Fees for each Mortgage Loan are payable out of the interest payments on such Mortgage Loan. The weighted average Servicing Fee as of the Cut-off Date will be approximately 0.58% per annum. The Servicing Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities, and (b) subservicing and other related compensation payable to the Subservicer. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See 'The Pooling and Servicing Agreement -- Servicing and Administration' in the Prospectus for information regarding other possible compensation to the Master Servicer and the Subservicers and for information regarding expenses payable by the Master Servicer.

REFINANCING OF SENIOR LIEN

     The Master Servicer may permit the refinancing of any existing lien senior to a Mortgage Loan, provided that certain conditions set forth in the Pooling and Servicing Agreement are satisfied and the resulting Combined Loan-to-Value Ratio does not exceed 100%.

COLLECTION AND LIQUIDATION PRACTICES; LOSS MITIGATION

     The Master Servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the Mortgage Loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages; provided in any case that the Master Servicer determines that such action is not materially adverse to the interests of the holder of the Offered Certificates or the Credit Enhancer and is generally consistent with the Master Servicer's policies with respect to similar loans; and provided further that certain of such modifications (including reductions in the Mortgage Rate, partial forgiveness or a maturity extension) may only be taken if the Mortgage Loan is in default or if default is reasonably foreseeable. With respect to Mortgage Loans that come into and continue in default, the Master Servicer may take a variety of actions including foreclosure on the Mortgaged Property, writing off the balance of the Mortgage Loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See 'Description of the Certificates -- Collection and Other Servicing Procedures' and ' -- Realization Upon Defaulted Mortgage Loans' in the Prospectus.

VOTING RIGHTS

     Certain actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust may be taken by holders of Certificates entitled in the aggregate to such percentage of the outstanding voting rights ('VOTING RIGHTS'). 98% of all Voting Rights will be allocated among all holders of the Class A Certificates in proportion to their then outstanding Certificate Principal Balances, and 1.0%, 0.5% and 0.5% of all Voting Rights will be allocated among holders of the Fixed Strip Certificates, the Class R-I Certificates and the Class R-II Certificates, respectively, in proportion to the Percentage Interests evidenced by their respective Certificates. So long as there does not exist a failure by the Credit Enhancer to make a required payment under the Policy (such event, a 'CREDIT ENHANCER DEFAULT'), the Credit Enhancer shall have the right to exercise all rights of the holders of the Offered Certificates under the Pooling and Servicing Agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the Credit Enhancer except as provided in the Pooling and Servicing Agreement.

TERMINATION

     The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Offered Certificates are described in 'The Pooling and Servicing Agreement -- Termination; Retirement of Certificates' in the Prospectus. The Master Servicer or the Depositor will have the option on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate Cut-off Date Balance (i) to purchase all remaining Mortgage Loans and other assets in the Trust (except for the Policy) thereby effecting early retirement of the Offered Certificates, or (ii) to purchase in whole, but not in part, the Certificates. Any such purchase of Mortgage Loans and other assets of the Trust shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan (or the fair market value of the related underlying Mortgaged Properties with respect to defaulted Mortgage Loans as to which title to such Mortgaged Properties has been acquired if such fair market value is less than such unpaid principal balance) as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which such repurchase price is distributed and (c) any amounts due to the Credit Enhancer pursuant to the Insurance Agreement. Distributions on the Certificates in respect of any such optional termination will be paid, first, to the Offered Certificates, in an amount equal to the Certificate Principal Balance of each such class plus one month's interest accrued thereon at the related Pass-Through Rate, plus any previously unpaid Accrued Certificate Interest and second, except as set forth in the Pooling and Servicing Agreement, to the Residual Certificates. Any such purchase of Mortgage Loans and termination of the Trust requires the consent of the Credit Enhancer if it would result in a draw on the Policy. Any such purchase of the Certificates, will be made at a price equal to 100% of the Certificate Principal Balance thereof plus the sum of one month's interest accrued thereon at the applicable Pass-Through Rate and any previously unpaid Accrued Certificate Interest. Upon the purchase of the Certificates or at any time thereafter, at the option of the Master Servicer or the Depositor, the Mortgage Loans may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust, or the Certificates so purchased may be held or resold by the Master Servicer or the Depositor.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under the Code.

     For federal income tax purposes, (a) the Class R-I Certificates will constitute the sole class of 'residual interests' in REMIC I, (b) each class of Offered Certificates will represent ownership of 'regular interests' in REMIC II and will generally be treated as debt instruments of REMIC II and (c) the Class R-II Certificates will constitute the sole class of 'residual certificates' in REMIC II. See 'Certain Federal Income Tax Consequences -- REMICS' in the Prospectus.

     For federal income tax reporting purposes, the Offered Certificates (other than the Class A-I-1 Certificates and Fixed Strip Certificates) will not and the Class A-I-1 Certificates and Fixed Strip Certificates will be treated as having been issued with original issue discount. The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 100% of the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See 'Certain Federal Income Tax Consequences -- General' and
' -- REMICS -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder, in particular the Fixed Strip Certificates, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates.

     In certain circumstances OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Master Servicer in preparing reports to the Certificateholders and the IRS.

     Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See 'Certain Federal Income Tax Consequences -- REMICS -- Taxation of Owners of REMIC Regular Certificates' and ' -- Premium' in the Prospectus.

     The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and 'real estate assets' under Section 856(c)(4)(A) (formerly Section 856(c)(5)(A)) of the Code generally in the same proportion that the assets of the Trust would be so treated. In addition, interest on the Offered Certificates will be treated as 'interest on obligations secured by mortgages on real property' under Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as 'real estate assets' under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be 'qualified mortgages' within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in Offered Certificates that will be generally treated as assets described in Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a Certificate pursuant to the right of the Master Servicer or the Depositor to repurchase such Offered Certificates may adversely affect any REMIC that holds such Offered Certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See 'The Pooling and Servicing Agreement -- Termination' herein and 'Certain Federal Income Tax Consequences -- REMICS -- Characterization of Investments in REMIC Certificates' in the Prospectus.

     Residential Funding will be designated as the 'tax matters person' with respect to REMIC I and REMIC II as defined in the REMIC Provisions (as defined in the Prospectus), and in connection therewith will be required to hold not less than 0.01% of each of the Class R-I Certificates and Class R-II Certificates.

NEW WITHHOLDING REGULATIONS

     The Treasury Department has issued new regulations (the 'NEW REGULATIONS') which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     For further information regarding federal income tax consequences of investing in the Offered Certificates, see 'Certain Federal Income Tax Consequences -- REMICS' in the Prospectus.

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
                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement, dated March 25, 1999 (the 'UNDERWRITING AGREEMENT'), Morgan Stanley & Co. Incorporated (the 'UNDERWRITER') has agreed to purchase and the Depositor has agreed to sell the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about March 30, 1999, against payment therefor in immediately available funds.

     In connection with the Offered Certificates, the Underwriter has agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any of the Offered Certificates are purchased thereby.

     The Underwriting Agreement provides that the obligations of the Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the Offered Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 99.74% of the aggregate Certificate Principal Balance of the Offered Certificates plus accrued interest thereon from the Cut-off Date. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

     There is currently no secondary market for the Offered Certificates. The Underwriter intends to make a secondary market in the Offered Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

     The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under 'Description of the Certificates -- Reports to Certificateholders,' which will include information as to the outstanding principal balance of the Offered Certificates. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York and for the Underwriter by Brown & Wood LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Ambac Assurance Corporation and subsidiaries, as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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
                                    RATINGS

     It is a condition to the issuance of the Class A Certificates that they be rated 'AAA' by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ('STANDARD & POOR'S') and Fitch IBCA, Inc. ('FITCH IBCA'). It is a condition to the issuance of the Fixed Strip Certificates that they be rated 'AAAr' by Standard & Poor's and 'AAA' by Fitch IBCA.

     The ratings assigned by Standard & Poor's to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the Pooling and Servicing Agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Offered Certificates. Standard & Poor's rating on the Offered Certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See 'Certain Yield and Prepayment Considerations' herein. The 'r' of the 'AAAr' rating of the Fixed Strip Certificates by Standard & Poor's is attached to highlight derivative, hybrid, and certain other obligations that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities. The absence of an 'r' symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

     The ratings assigned by Fitch IBCA to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch IBCA's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as set forth in the operative documents. Fitch IBCA's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the rating on the Fixed Strip Certificates does not address whether investors therein will recoup their initial investments.

     The Depositor has not requested a rating on the Offered Certificates by any rating agency other than Standard & Poor's and Fitch IBCA. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by Standard & Poor's and Fitch IBCA.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Fixed Strip Certificates do not address the possibility that the holders of such Certificates may fail to recover fully their initial investments. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Offered Certificates.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute 'mortgage related securities' for purposes of SMMEA because the Mortgage Pool includes Mortgage Loans that are secured by subordinate liens on the related Mortgaged Properties. Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates are subject to restrictions on investment, capital requirements or otherwise. See 'Legal Investment Matters' in the Prospectus.

     On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement (the '1998 POLICY STATEMENT') applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in 'high-risk mortgage securities.' The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk and, if so, required that its acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminated [192] constraints on investing in certain 'high-risk' mortgage derivative products and substituted broader guidelines for evaluating and monitoring investment risk.

     The Office of Thrift Supervision (the 'OTS') has issued Thrift Bulletin 13a, entitled 'Management of Interest Rate Risk, Investment Securities, and Derivatives Activities' ('TB 13A'), which was effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any 'significant transaction' involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any 'complex security' or financial derivative. For the purposes of TB 13a, 'complex security' includes, among other things, any collateralized mortgage obligation or REMIC security, other than any 'plain vanilla' mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool, that are non-callable and do not have any special features). One or more classes of the Offered Certificates may be viewed as 'complex securities'. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of 'complex securities with high price sensitivity' be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

     The Depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See 'Legal Investment Matters' in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA, or Section 4975 of the Code (a 'PLAN') or any insurance company (whether through its general or separate accounts) or any other person investing 'PLAN ASSETS' of any Plan, as defined under 'ERISA
Considerations -- Plan Asset Regulations' in the Prospectus, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates by, on behalf of or with 'PLAN ASSETS' of, a Plan may qualify for exemptive relief under the Exemption, as described under 'ERISA Considerations -- Prohibited Transaction Exemptions' in the Prospectus. However, the Exemption contains a number of conditions which must be met for the Exemption to apply, including the requirement that any such Plan must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. See 'ERISA Considerations' in the Prospectus.

     Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, as described under 'ERISA Considerations -- Insurance Company General Accounts' in the Prospectus. The DOL issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof.

     Any fiduciary or other investor of Plan Assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code to the proposed investment.

     The sale of any of the Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Residential Funding Mortgage Securities II, Inc., Home Equity Loan Pass-Through Certificates, Series 1999-HS2: Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6, Class A-II and Class IO Certificates (the 'GLOBAL SECURITIES') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedelbank and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedelbank Customers or Euroclear and DTC Participants holding the Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) will be subject to U.S. withholding taxes unless such Beneficial Owners meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Participants and Indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their Customers and Participants, respectively, through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

     Trading between Cedelbank Customers and/or Euroclear Participants. Secondary market trading between Cedelbank Customers and/or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Participant Sellers and Cedelbank Customer Purchasers or Euroclear Participant Purchasers. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Customer or a Euroclear Participant, the purchaser must send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement.

Cedelbank or Euroclear, as the case may be, will instruct the Relevant Depositary, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Customer's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedelbank Customers and Euroclear Participants will need to provide the funds necessary to process same-day funds settlement to the respective clearing systems. The most direct means of providing such funds is to pre-position funds for settlement, either from cash on hand or from existing lines of credit, as would be done for any settlement occurring within Cedelbank or Euroclear. Under this approach, a Purchaser may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to its account one day later. Alternatively, if Cedelbank or Euroclear has extended a line of credit to a Purchaser, Cedelbank Customers or Euroclear Participants can elect not to pre-position funds and instead to finance settlement by drawing upon such line of credit. Under this procedure, Cedelbank Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedelbank Customer's or Euroclear Participant's particular cost of funds. Because settlements occur during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the applicable European Depositary for the benefit of Cedelbank Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedelbank Customer Sellers or Euroclear Participant Sellers and DTC Participant Purchasers. Due to time zone differences in their favor, Cedelbank Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the applicable clearing system, through the applicable Depositary, to a DTC Participant. The Seller must send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the applicable Depositary, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of a given month, payment will include interest accrued to and excluding the first day of the following month. Payment will be reflected in the account of the Cedelbank Customer or Euroclear Participant the following business day, and receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account will be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Cedelbank Customer or Euroclear Participant has a line of credit with its clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may be substantially reduce or offset any overdraft charges incurred during that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedelbank or Euroclear and purchase Global Securities from DTC Participants for delivery to Cedelbank Customers or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the Cedelbank or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Customer or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding such securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds Customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or any successor form. If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or any successor form.

     Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate) or any successor form. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8 or any successor form. Form 1001 may be filed by Certificateholders or their agent. Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his or her agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. The term 'U.S. PERSON' means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) or any political subdivision thereof, (iii) an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in
Section 7701(a)(30)(E) of the Code. The term 'NON-U.S. PERSON' means any person who is not a U.S. Person. This summary does not address all aspects of U.S. Federal income tax withholding that may be relevant to foreign Beneficial Owners of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS
HOME EQUITY LOAN PASS-THROUGH CERTIFICATES

RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
Depositor

The Home Equity Loan Pass-Through Certificates (the 'CERTIFICATES') offered hereby may be sold from time to time in series, as described in the related Prospectus Supplement. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by Residential Funding Mortgage Securities II, Inc. (the 'COMPANY') or any other entity specified in the related Prospectus Supplement, in a trust fund consisting primarily of a segregated pool of one- to four-family, first or junior lien home equity mortgage loans (the 'MORTGAGE LOANS'), including home equity revolving lines of credit ('REVOLVING CREDIT LOANS') or loans where the principal amount is advanced in full at origination ('CLOSED-END LOANS'), or certain balances thereof or interests therein (which may include Mortgage Securities, as defined herein), acquired by the Company from one or more affiliated or unaffiliated institutions. See 'The Mortgage Pools.' See 'Index of Principal Definitions' for the meanings of capitalized terms and acronyms.

The Mortgage Loans and certain other assets described herein under 'The Mortgage Pools' and in the related Prospectus Supplement will be held in trust (collectively, a 'TRUST FUND') for the benefit of the holders of the related series of Certificates and the Excess Spread, if any, pursuant to a Pooling and Servicing Agreement as described herein under 'The Mortgage Pools.' Each Mortgage Pool will consist of one or more types of Mortgage Loans described under 'The Mortgage Pools.' Information regarding each class of Certificates of a series, and the general characteristics of the Mortgage Loans to be evidenced by such Certificates, will be set forth in the related Prospectus Supplement.

Each series of Certificates will include one or more classes. Each class of Certificates of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the Certificates or other interests in the related Trust Fund, to receive a specified portion of payments of principal or interest (or both) on the Mortgage Loans in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. See 'Description of the Certificates --
Distributions.' A series may include one or more classes of Certificates entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Certificates which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include any one or any combination of a Financial Guaranty Insurance Policy, Letter of Credit (each as defined herein), bankruptcy bond, special hazard insurance policy, Reserve Fund (as defined herein), surety bond or other form of credit support. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination. See 'Description of Credit Enhancement.'

The rate of payment of principal of each class of Certificates entitled to a portion of principal payments on the Mortgage Loans in the Mortgage Pool will depend on the priority of payment of such class and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Mortgage Loans and other assets in the Trust Fund and the rate and timing of Draws in the case of Revolving Credit Loans. A rate of principal payment lower or higher than that anticipated may affect the yield on each class of Certificates in the manner described herein and in the related Prospectus Supplement. See 'Yield and Prepayment Considerations.'

FOR  A  DISCUSSION  OF  SIGNIFICANT   MATTERS   AFFECTING   INVESTMENTS  IN  THE
CERTIFICATES, SEE 'RISK FACTORS,' WHICH BEGINS ON PAGE 9.

One or more separate elections may be made to treat a Trust Fund as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. The Prospectus Supplement for a series of Certificates will specify which class or classes of the related series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC, if applicable. See 'Certain Federal Income Tax Consequences.'

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, RESIDENTIAL FUNDING, GMAC MORTGAGE GROUP, INC. ('GMAC MORTGAGE') OR ANY OF THEIR AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS OR MORTGAGE SECURITIES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, RESIDENTIAL FUNDING, GMAC MORTGAGE OR ANY OF THEIR AFFILIATES, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT. NONE OF SUCH ENTITIES WILL HAVE ANY OBLIGATIONS IN RESPECT OF THE CERTIFICATES, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as described under 'Methods of Distribution' and in the related Prospectus Supplement.

There will be no secondary market for any series of Certificates prior to the offering thereof. There can be no assurance that a secondary market for any of the Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.
                            ------------------------

The date of this Prospectus is June 10, 1997.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the 'COMMISSION') a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates (the 'REGISTRATION STATEMENT'). The Company is also subject to certain of the information requirements of the Securities Exchange Act of 1934, as amended (the 'EXCHANGE ACT'), and, accordingly, will file reports thereunder with the Commission. The Registration Statement and the exhibits thereto, and reports and other information filed by the Company pursuant to the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web Site (http://www.sec.gov).

                         REPORTS TO CERTIFICATEHOLDERS

     Monthly reports that contain information concerning the Trust Fund for a series of Certificates will be sent by the Master Servicer or the Trustee, to each holder of record of the Certificates of the related series. See 'Description of the Certificates -- Reports to Certificateholders.' Any reports forwarded to holders will contain financial information that has not been examined nor reported upon by an independent certified public accountant. The Company will file with the Commission such periodic reports with respect to the Trust Fund for a series of Certificates as are required under the Exchange Act, and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of Certificates offered hereby, there are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of Certificates, that relate specifically to such related series of Certificates. The Company will provide or cause to be provided without charge to each person to whom this Prospectus and related Prospectus Supplement is delivered in connection with the offering of one or more classes of such series of Certificates, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such series of Certificates, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to Residential Funding Mortgage Securities II, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, or by telephone at (612) 832-7000.

     No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or the related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and the related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS

Additional Information............................      2
Reports to Certificateholders.....................      2
Incorporation of Certain Information by
  Reference.......................................      2
Summary of Prospectus.............................      4
Risk Factors......................................      9
    Special Features of the Mortgage Loans........      9
    Limitations, Reduction and Substitution of
      Credit Enhancement..........................     11
    Yield and Prepayment Considerations...........     12
    Limited Liquidity.............................     12
    Limited Obligations...........................     12
The Mortgage Pools................................     13
    General.......................................     13
    Closed-End Loans..............................     16
    Revolving Credit Loans........................     17
Allocation of Revolving Credit Loan Balances......     19
Mortgage Loan Program.............................     19
    Underwriting Standards........................     19
    Qualifications of Sellers.....................     22
    Representations Relating to Mortgage Loans....     23
    Subservicing..................................     25
Description of the Certificates...................     27
    General.......................................     27
    Form of Certificates..........................     27
    Assignment of Trust Fund Assets...............     29
    Review of Mortgage Loans......................     30
    Excess Spread and Excluded Spread.............     31
    Payments on Mortgage Loans; Deposits to
      Certificate Account.........................     31
    Withdrawals from the Custodial Account........     33
    Distributions.................................     34
    Principal and Interest on the Certificates....     34
    Advances on Closed-End Loans..................     35
    Funding Account...............................     36
    Reports to Certificateholders.................     36
    Collection and Other Servicing Procedures.....     37
    Realization Upon Defaulted Mortgage Loans.....     38
    Hazard Insurance; Claims Thereunder...........     40
Description of Credit Enhancement.................     40
    Financial Guaranty Insurance Policy...........     42
    Letter of Credit..............................     42
    Special Hazard Insurance Policies.............     42
    Bankruptcy Bonds..............................     43
    Subordination.................................     43
    Overcollateralization.........................     44
    Reserve Funds.................................     44
    Maintenance of Credit Enhancement.............     45
    Reduction or Substitution of Credit
      Enhancement.................................     46
Purchase Obligations..............................     46
The Company.......................................     46
Residential Funding Corporation...................     47
The Pooling and Servicing Agreement...............     47
    Servicing and Administration..................     47
    Evidence as to Compliance.....................     48
    Certain Matters Regarding the Master Servicer
      and the Company.............................     48
    Events of Default.............................     49
    Rights Upon Event of Default..................     49
    Amendment.....................................     50
    Termination; Retirement of Certificates.......     51
    The Trustee...................................     51
Yield and Prepayment Considerations...............     51
Certain Legal Aspects of Mortgage Loans and
  Related Matters.................................     57
    General.......................................     57
    Cooperative Loans.............................     57
    Tax Aspects of Cooperative Ownership..........     58
    Foreclosure on Mortgage Loans.................     58
    Foreclosure on Shares of Cooperatives.........     60
    Rights of Redemption..........................     61
    Anti-Deficiency Legislation and Other
      Limitations on Lenders......................     61
    Environmental Legislation.....................     62
    Enforceability of Certain Provisions..........     63
    Applicability of Usury Laws...................     64
    Alternative Mortgage Instruments..............     64
    Soldiers' and Sailors' Civil Relief Act of
      1940........................................     65
    Forfeitures in Drug and RICO Proceedings......     65
    Junior Mortgages; Rights of Senior
      Mortgagees..................................     65
    Negative Amortization Loans...................     66
Certain Federal Income Tax Consequences...........     67
    General.......................................     67
    REMICS........................................     67
State and Other Tax Consequences..................     82
ERISA Considerations..............................     82
    Plan Asset Regulations........................     82
    Prohibited Transaction Exemptions.............     83
    Insurance Company General Accounts............     85
    Representation from Investing Plans...........     85
    Tax Exempt Investors..........................     86
    Consultation with Counsel.....................     86
Legal Investment Matters..........................     86
Use of Proceeds...................................     87
Methods of Distribution...........................     87
Legal Matters.....................................     88
Financial Information.............................     88
Index of Principal Definitions....................     89

                             SUMMARY OF PROSPECTUS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto in this Prospectus. An index indicating where certain terms used herein are defined appears at the end of this Prospectus.

Securities Offered........................  Home Equity Loan Pass-Through Certificates.
Company...................................  Residential Funding Mortgage Securities II, Inc., the depositor. See
                                            'The Company.'
Master Servicer...........................  The entity identified as Master Servicer in the related Prospectus
                                            Supplement, which may be Residential Funding Corporation, an affiliate of the Company ('RESIDENTIAL FUNDING'). See 'Residential
                                            Funding Corporation' and 'The Pooling and Servicing
                                            Agreement -- Certain Matters Regarding the Master Servicer and the
                                            Company.'
Certificate Administrator.................  An entity may be named as the Certificate Administrator in the related Prospectus Supplement if required in addition to or in lieu of the Master Servicer or Servicer for a series of Certificates.
Trustee...................................  The trustee (the 'TRUSTEE') for each series of Certificates will be specified in the related Prospectus Supplement.
The Certificates..........................  Each series of Certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the Company or any other entity specified in the related
                                            Prospectus Supplement, in a pool (the 'MORTGAGE POOL') of certain
                                            Mortgage Loans or interests therein (which may include Mortgage
                                            Securities as defined herein), and certain other assets as described below. Each series of Certificates will be issued pursuant to a pooling and servicing agreement among the Company, the Trustee and the Master Servicer (each, a 'POOLING AND SERVICING AGREEMENT'). As specified in the related Prospectus Supplement, each series of
                                            Certificates, or class of Certificates in the case of a series consisting of two or more classes, may have a stated principal balance, no stated principal balance or a notional amount and may be entitled to distributions of interest based on a specified interest rate or rates (each, a 'PASS-THROUGH RATE'). Each series or class of
                                            Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of two or more of such Pass-Through Rates. The related Prospectus
                                            Supplement will specify the Pass-Through Rate or Rates for each series or class of Certificates, or the initial Pass-Through Rate or
                                            Rates and the method for determining subsequent changes to the
                                            Pass-Through Rate or Rates.
                                            A series may include one or more classes of Certificates (each, a
                                            'STRIP CERTIFICATE') entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions, or (ii)
                                            interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include classes of
                                            Certificates that differ as to timing, sequential order, priority of payment, Pass-Through Rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be
                                            made   upon   the    occurrence   of
                                            specified events, in accordance with
                                            a  schedule  or  formula,  or on the
                                            basis of collections from designated
                                            portions of the  Mortgage  Pool.  In
                                            addition,  a series may  include one
                                            or  more  classes  of   Certificates
                                            ('ACCRUAL CERTIFICATES') as to which
                                            certain accrued interest will not be
                                            distributed but rather will be added
                                            to the principal  balance thereof in
                                            the manner  described in the related
                                            Prospectus  Supplement.  One or more
                                            classes of  Certificates in a series
                                            may be entitled to receive principal
                                            payments pursuant to an amortization
                                            schedule  under  the   circumstances
                                            described in the related  Prospectus
                                            Supplement.  If so  specified in the
                                            related  Prospectus  Supplement,   a
                                            series of  Certificates  may include
                                            one or more classes of  Certificates
                                            (collectively,      the      'SENIOR
                                            CERTIFICATES')  which are  senior to
                                            one or more classes of  Certificates
                                            (collectively,    the   'SUBORDINATE
                                            CERTIFICATES') in respect of certain
                                            distributions   of   principal   and
                                            interest and  allocations  of losses
                                            on Mortgage Loans.  See 'Description
                                            of     Credit     Enhancement     --
                                            Subordination.'  If so  specified in
                                            the related Prospectus Supplement, a
                                            series of  Certificates  may include
                                            one or more classes of  Certificates
                                            (collectively,     the    'MEZZANINE
                                            CERTIFICATES') which are Subordinate
                                            Certificates but which are senior to
                                            other    classes   of    Subordinate
                                            Certificates   in  respect  of  such
                                            distributions    or    losses.    In
                                            addition,  certain classes of Senior
                                            Certificates  may be senior to other
                                            classes  of Senior  Certificates  in
                                            respect  of  such  distributions  or
                                            losses.  The  Certificates  will  be
                                            issued      in      fully-registered
                                            certificated  or book-entry  form in
                                            the     authorized     denominations
                                            specified in the related  Prospectus
                                            Supplement.  See 'Description of the
                                            Certificates.'      Neither      the
                                            Certificates   nor  the   underlying
                                            Mortgage     Loans    or    Mortgage
                                            Securities  will  be  guaranteed  or
                                            insured by any  governmental  agency
                                            or   instrumentality   or   by   the
                                            Company,  Residential Funding,  GMAC
                                            Mortgage or any of their affiliates,
                                            except as expressly set forth herein
                                            or   in   the   related   Prospectus
                                            Supplement.  See  'Risk  Factors  --
                                            Limited Obligations.'
The Mortgage Pools........................  As specified in the related Prospectus Supplement, each Trust Fund will consist primarily of Revolving Credit Loans or certain balances thereof or interests therein, or Closed-End Loans or interests therein, secured by first or junior liens on one- to four-family residential properties located in any one of the 50 states, the
                                            District of Columbia or the Commonwealth of Puerto Rico (the
                                            'MORTGAGED PROPERTIES'). All Mortgage Loans will have been purchased by the Company, either directly or through Residential Funding, from mortgage loan originators or sellers who, as specified in the related
                                            Prospectus Supplement, may or may not be affiliated with the Company including GMAC Mortgage Corporation, Residential Money Centers, Inc.
                                            and HomeComings Financial Network, Inc. (each affiliates of the
                                            Company). See 'Mortgage Loan Program.' For a description of the types of Mortgage Loans that may be included in the Mortgage Pools, see
                                            'The Mortgage Pools -- The Closed-End Loans.'
                                            With respect to any series of Certificates backed by Revolving Credit
                                            Loans, the related Trust Fund may include the entire balance of such loans  including  Draws made
                                            after  the  Cut-off   Date,  or  may
                                            include only the Trust  Balances (as
                                            defined    herein)   thereof   which
                                            generally  will  exclude  Draws made
                                            after  the  Cut-off   Date  and  may
                                            exclude  Draws  made  prior  to  the
                                            Cut-off  Date.  See  'Allocation  of
                                            Revolving   Credit  Loan   Balances'
                                            herein.  If specified in the related
                                            Prospectus Supplement,  a Trust Fund
                                            may  include  mortgage  pass-through
                                            certificates  or  other  instruments
                                            evidencing  interests  in or secured
                                            by   Mortgage    Loans    ('MORTGAGE
                                            SECURITIES'),  as described  herein.
                                            See 'The Mortgage  Pools  --General'
                                            herein.
Interest Distributions....................  Except as otherwise specified herein or in the related Prospectus
                                            Supplement, interest on each class of Certificates of each series, other than Strip Certificates or Accrual Certificates (prior to the time when accrued interest becomes payable thereon), will be remitted at the applicable Pass-Through Rate on the outstanding principal balance of such class, on the day specified as a distribution date for such series or class in the related Prospectus Supplement (each, a 'DISTRIBUTION DATE'). If the Prospectus Supplement so specifies, interest distributions on any class of Certificates may be reduced on account of negative amortization on the Mortgage Loans, with the
                                            Deferred Interest (as defined herein) allocable to such class added to the principal balance thereof, which Deferred Interest will thereafter bear interest at the applicable Pass-Through Rate.
                                            Distributions, if any, with respect to interest on Strip Certificates will be made on each Distribution Date as described herein and in the related Prospectus Supplement. See 'Description of the
                                            Certificates -- Distributions.' Strip Certificates that are entitled to distributions of principal only will not receive distributions in respect of interest. Interest that has accrued but is not yet payable on any Accrual Certificates will be added to the principal balance of such class on the related Distribution Date, and will thereafter bear interest at the applicable Pass-Through Rate. Distributions of interest with respect to any series of Certificates (or accruals thereof in the case of Accrual Certificates), or with respect to one or more classes included therein, may be reduced to the extent of interest shortfalls not covered by principal and interest advances or the applicable form of credit support, including shortfalls
                                            ('PREPAYMENT INTEREST SHORTFALLS') in collections of a full month's interest in connection with prepayments on Closed-End Loans which are
                                            Actuarial Mortgage Loans (as defined herein). See 'Yield and
                                            Prepayment Considerations' and 'Description of the Certificates.'
Principal Distributions...................  Except as otherwise specified in the related Prospectus Supplement, principal distributions on the Certificates of each series will be payable on each Distribution Date, commencing with the Distribution
                                            Date in the month following the month in which the Cut-off Date occurs, to the holders of the Certificates of such series, or of the class or classes of Certificates then entitled thereto, on a pro rata basis among all such Certificates or among the Certificates of any such class, in proportion to their respective outstanding principal balances or the percentage interests represented by such class, in the priority and manner specified in the related Prospectus

                                            Supplement.  Strip Certificates with
                                            no   principal   balance   will  not
                                            receive  distributions in respect of
                                            principal.      Distributions     of
                                            principal  with respect to any class
                                            of  Certificates  may be  reduced to
                                            the extent of certain  delinquencies
                                            not covered by principal advances or
                                            losses not covered by the applicable
                                            form of  credit  enhancement.  For a
                                            series  of  Certificates  backed  by
                                            Revolving  Credit Loans, as a result
                                            of the payment terms of the Mortgage
                                            Loans   or   of   the    Certificate
                                            provisions relating to future Draws,
                                            there    may    be   no    principal
                                            distributions  on such  Certificates
                                            in  any   given   month.   See  'The
                                            Mortgage    Pools,'    'Yield    and
                                            Prepayment    Considerations'    and
                                            'Description of the Certificates.'
Funding Account...........................  If so specified in the related Prospectus Supplement, a portion of the proceeds of the sale of one or more classes of Certificates of a series or a portion of collections on the Mortgage Loans in respect of principal may be deposited in a segregated account to be applied to acquire additional Mortgage Loans from the Sellers, subject to the limitations set forth herein under 'Description of the
                                            Certificates -- Funding Account.' The times and requirements for the acquisition of such Mortgage Loans will be set forth in the related
                                            Pooling and Servicing Agreement or other agreement with the Sellers.
                                            Monies on deposit in the Funding Account and not applied to acquire such additional Mortgage Loans within the time set forth in the related Pooling and Servicing Agreement or other applicable agreement may be treated as principal and applied in the manner described in the related Prospectus Supplement.
Yield and Prepayment Considerations.......  The Mortgage Loans supporting a series of Certificates will have unique characteristics that will affect the yield to maturity and the rate of payment of principal on such Certificates. See 'Risk Factors'
                                            herein and 'Yield and Prepayment Considerations' herein and in the related Prospectus Supplement.
Credit Enhancement........................  If so specified in the related Prospectus Supplement, the Trust Fund with respect to any series of Certificates may include any one or any combination of a Letter of Credit, Financial Guaranty Insurance
                                            Policy, special hazard insurance policy, bankruptcy bond, Reserve
                                            Fund, surety bond or other type of credit support to provide full or partial coverage for certain defaults and losses relating to the
                                            Mortgage Loans. Credit support also may be provided in the form of subordination of one or more classes of Certificates in a series under which certain losses are first allocated to any Subordinate
                                            Certificates up to a specified limit or in the form of
                                            Overcollateralization (as defined herein). Any form of credit enhancement may have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus
                                            Supplement. Losses not covered by any form of credit enhancement will be borne by the holders of the related Certificates (or certain classes thereof). To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of
                                            Certificates. See 'Description of Credit Enhancement.'
Advances on Closed-End Loans..............  If so specified in the related Prospectus Supplement, the Master
                                            Servicer will be obligated (pursuant to the terms of the related

                                            Mortgage Securities,  if applicable)
                                            to  make   certain   principal   and
                                            interest  advances  with  respect to
                                            delinquent scheduled payments on the
                                            Closed-End  Loans,  but  only to the
                                            extent  that  the  Master   Servicer
                                            believes  that such  amounts will be
                                            recoverable  by it. Any such advance
                                            made  by the  Master  Servicer  with
                                            respect  to  a   Mortgage   Loan  is
                                            recoverable by it as provided herein
                                            under     'Description     of    the
                                            Certificates    --    Advances    on
                                            Closed-End    Loans'   either   from
                                            recoveries on the specific  Mortgage
                                            Loan or,  with  respect  to any such
                                            advance  subsequently  determined to
                                            be  nonrecoverable,   out  of  funds
                                            otherwise   distributable   to   the
                                            holders  of the  related  series  of
                                            Certificates.
Optional Termination......................  The Master Servicer, the Company or, if specified in the related
                                            Prospectus Supplement, the holder of the residual interest in a
                                            REMIC, may at its option either (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or (ii) purchase, in whole but not in part, the
                                            Certificates specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under
                                            'The Pooling and Servicing Agreement -- Termination; Retirement of
                                            Certificates' and in the related Prospectus Supplement.
Rating....................................  At the date of issuance, as to each series, each class of
                                            Certificates offered hereby will be rated at the request of the
                                            Company in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a 'RATING
                                            AGENCY'). See 'Ratings' in the related Prospectus Supplement.
Legal Investment..........................  Unless otherwise specified in the related Prospectus Supplement, the
                                            Certificates offered hereby will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement
                                            Act of 1984, as amended ('SMMEA'). See 'Legal Investment Matters.'
ERISA Considerations......................  A fiduciary of an employee benefit plan and certain other plans and arrangements, including individual retirement accounts and annuities,
                                            Keogh plans, bank collective investment funds, insurance company general or separate accounts and certain other entities in which such plans, accounts, annuities or arrangements are invested, which is subject to the Employee Retirement Income Security Act of 1974, as
                                            amended ('ERISA'), or Section 4975 of the Internal Revenue Code of
                                            1986 (the 'CODE'), and any other person contemplating purchasing a
                                            Certificate with Plan Assets (as defined herein), should review with its legal counsel whether the purchase or holding of Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code.
                                            See 'ERISA Considerations' herein and in the related Prospectus
                                            Supplement.
Certain Federal Income Tax Consequences...  Certificates of each series offered hereby will constitute 'regular interests' or 'residual interests' in a Trust Fund, or a portion thereof, treated as a REMIC under Sections 860A through 860G of the
                                            Code, unless otherwise specified in the related Prospectus
                                            Supplement. See 'Certain Federal Income Tax Consequences' herein and in the related Prospectus Supplement.

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
                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Certificates:

SPECIAL FEATURES OF THE MORTGAGE LOANS

  Adequacy of Mortgage Collateral

     Although all of the Mortgage Loans will be secured by liens on Mortgaged Properties, such collateral may not provide assurance of repayment of the Mortgage Loan comparable to that provided under many first lien lending programs, and the Mortgage Loans (especially those with high Combined Loan-to-Value Ratios (as defined herein)) may have risk of repayment characteristics more similar to unsecured consumer loans.

     Since the Mortgage Loans are interests in Revolving Credit Loans or Closed-End Loans which may be subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any foreclosure, liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans secured by junior mortgages only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. For Mortgage Loans secured by junior liens that have low Junior Ratios (as defined herein), foreclosure costs may be substantial relative to the outstanding balance of the Mortgage Loan upon default, and therefore the amount of any liquidation proceeds distributable to Certificateholders may be smaller as a percentage of the outstanding balance of the Mortgage Loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a Revolving Credit Loan or Closed-End Loan secured by a junior mortgage may not foreclose on the Mortgaged Property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the Master Servicer or Subservicer may, at its option, advance such amounts to the extent deemed recoverable and prudent, but will not be obligated to do so. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all senior liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, Holders of one or more classes of the Certificates are likely to
(i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, or in the Master Servicer's discretion, seeking such judgment is not advisable and (ii) incur losses if any deficiency judgment obtained is not realized upon. See 'Certain Legal Aspects of Mortgage Loans and Related Matters.'

     No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in value (including as a result of the general economic factors discussed below under ' -- Mortgagor Credit'), any such decline could extinguish the value of the interest of a junior mortgagee in the Mortgaged Property before having any adverse effect on the interest of the related senior mortgagees.

     With respect to Mortgage Loans secured by junior liens that have high Combined Loan-to-Value Ratios or low Junior Ratios, many circumstances exist, including those described above, under which it would be uneconomical to foreclose on the Mortgaged Property in the event of a default. For purposes of the foregoing, the actual Junior Ratio for a Mortgage Loan at any time may be lower than indicated in the Prospectus Supplement as a result of any reductions in the Stated Principal Balance thereof. In addition, the actual Combined Loan-to-Value Ratio for a Mortgage Loan at any time may be higher than indicated in the Prospectus Supplement if such Mortgage Loan is subject to negative amortization or the value of the Mortgaged Property declines after the date of origination. In such circumstances, repayment of the Mortgage Loan would be dependent solely on the credit of the borrower under the Mortgage Loan (the 'MORTGAGOR'), and the ability to obtain repayment of the Mortgage Loan may be generally similar to that which would be experienced if the Mortgage Loan were an unsecured consumer loan. Moreover, while in most jurisdictions a mortgagee would be permitted to elect to either foreclose or sue to collect the debt evidenced by the Mortgage Note, in some jurisdictions that prohibit suits to collect the debt until the mortgagee has sought to foreclose against the security, the mortgagee may be forced to foreclose first and obtain a deficiency judgment. In addition, in some jurisdictions, where the mortgagee has chosen to sue on the debt in lieu of foreclosure, the mortgagee will be

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barred from foreclosing against the security. See ' -- Anti-Deficiency
Legislation and other Limitations on Lenders.'

  Mortgagor Credit

     As a result of the foregoing considerations, for certain types of Mortgage Loans, the underwriting standards and procedures applicable thereto, as well as the repayment prospects thereof, may be more dependent on the creditworthiness of the Mortgagor and less dependent on the adequacy of the Mortgaged Property as collateral than would be the case under many first lien lending programs. As to such Mortgage Loans, future changes in the Mortgagor's economic circumstances will have a significant effect on the likelihood of repayment. This is particularly so with respect to Revolving Credit Loans, since additional Draws may be made by the Mortgagor in the future up to the applicable Credit Limit. Although Revolving Credit Loans are generally subject to provisions whereby the Credit Limit may be reduced as a result of a material adverse change in the Mortgagor's economic circumstances, the Servicer or Master Servicer generally will not monitor for such changes and may not become aware of them until after the Mortgagor has defaulted. Under certain circumstances, a Mortgagor may draw his entire Credit Limit in response to personal financial needs resulting from an adverse change in circumstances. For a series of Certificates backed by the Trust Balances of Revolving Credit Loans, even though the Trust Balance of a Revolving Credit Loan will not increase as a result of Draws after the Certificates are issued, the foregoing considerations are relevant because such Trust Balance will share pro rata in any losses incurred on such Revolving Credit Loan unless otherwise specified in the related Prospectus Supplement.

     Future changes in a Mortgagor's economic circumstances may result from a variety of unforeseeable personal factors, including loss of employment, reduction in income, illness and divorce. Any increase in prevailing market interest rates may adversely affect a Mortgagor by increasing debt service on any floating rate Revolving Credit Loans, on Closed-End Loans having adjustable rates or other similar debt of the Mortgagor. In addition, for any Revolving Credit Loans or Closed-End Loans secured by junior mortgages, changes in the payment terms of any related senior mortgage loan may adversely affect the Mortgagor's ability to pay principal and interest on such senior mortgage loan. For example, such changes may result if the senior mortgage loan is an adjustable rate loan and the interest rate thereon increases, which may occur with or without an increase in prevailing market interest rates if the increase is due to the phasing out of a reduced initial rate. Specific information about such senior mortgage loans, other than the amount thereof at origination of the corresponding Mortgage Loan, generally will not be available and will not be included in the related Prospectus Supplement.

     General economic conditions, both on a national and regional basis, will also have an impact on the ability of Mortgagors to repay their Mortgage Loans. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans underlying a series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Any change in the deductibility for federal income tax purposes of interest payments on home equity loans may also have an impact on the ability of Mortgagors to repay the Mortgage Loans.

  Mortgage Loan Characteristics

     Certain of the types of Mortgage Loans that may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of mortgage loans, or in home equity loans originated under other programs.

     For example, certain of the Closed-End Loans may provide for escalating or variable payments by the Mortgagor, as to which the Mortgagor is generally qualified on the basis of the initial payment amount, or may be ARM Loans with an initial Mortgage Rate less than the sum of the then-applicable Index and Gross Margin, as to which the Mortgagor generally will be qualified on the basis of the Mortgage Rate in effect at origination. In some instances, Mortgagors may find it difficult to make their loan payments as their monthly payments

                                       10




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
increase and thus, the likelihood of default will increase. An even greater likelihood of default may exist as monthly payments increase with a Mortgage Loan secured by a second lien if monthly payments are also increasing on the related first lien ARM Loan. Some of the Closed-End Loans may be Balloon Loans, and the ability of the Mortgagor to pay the related Balloon Amount may depend on the Mortgagor's ability to refinance the Mortgage Loan or to sell the related Mortgaged Property. In addition, in the case of Closed-End Loans that are subject to negative amortization, due to the addition to the principal balance of Deferred Interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default.

     With respect to Revolving Credit Loans, except for certain programs under which the Draw Period is less than the full term thereof, required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amount of such Mortgage Loan prior to maturity, which amount may include substantial Draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Revolving Credit Loan. The ability of a borrower to make such a payment may be dependent on the ability to obtain refinancing of the balance due on such Revolving Credit Loan or to sell the related Mortgaged Property. Furthermore, Revolving Credit Loans generally have adjustable rates that are subject to much higher maximum rates than typically apply to adjustable rate first mortgage loans, and which may be as high as applicable usury limitations. Mortgagors under Revolving Credit Loans are generally qualified based on an assumed payment which reflects either the initial interest rate or a rate significantly lower than the maximum rate. An increase in the interest rate over the Mortgage Rate applicable at the time the Revolving Credit Loan was originated may have an adverse effect on the Mortgagor's ability to pay the required monthly payment. In addition, an increase in prevailing market interest rates may reduce the borrower's ability to obtain refinancing and to pay the balance of a Revolving Credit Loan at its maturity.

     To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, holders of Certificates of the series evidencing interests in the related Mortgage Pool (or certain classes thereof) will bear all risk of such losses resulting from default by Mortgagors.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT

     With respect to each series of Certificates, credit enhancement may be provided to cover delinquencies and losses on the underlying Mortgage Loans, subject to any applicable limitations. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other classes of Certificates of the same series; Overcollateralization; a Financial Guaranty Insurance Policy; a Letter of Credit; a Special Hazard Insurance Policy; a Bankruptcy Bond; a Reserve Fund; a Surety Bond; or any combination thereof. See 'Description of Credit Enhancement' herein.

     As to any series of Certificates, the amount of coverage under the applicable credit enhancement may be limited in amount, and if limited may be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancement may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. For any type of credit enhancement which is generated in whole or in part by cash flows on the underlying Mortgage Loans (as may be the case for a Reserve Fund or Overcollateralization, for example), the amount of coverage provided thereby may be adversely affected under a variety of scenarios by factors such as the prepayment and draw experience of the Mortgage Loans, changes in the Mortgage Rates or Gross Margins applicable to the Mortgage Loans pursuant to the terms thereof, and changes in the relationship between the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Certificates (which changes may result, in part, from changes in the relationship between different indexes respectively used to determine the Mortgage Rates and the Pass-Through Rates). In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain classes thereof).

     The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency, as set forth in the related Prospectus Supplement, indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading or nonperformance of the obligations of any applicable credit support provider, or as a

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result  of  losses  on the  related  Mortgage  Loans  in  excess  of the  levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Company, the Master Servicer, GMAC Mortgage or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of
Certificates.   See   'Description   of  Credit   Enhancement  --  Reduction  or
Substitution of Credit Enhancement.'

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of the Certificates of each series will depend on the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Mortgage Loans, the rate and timing of Draws in the case of Revolving Credit Loans, and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (or Draws if applicable) on the related Mortgage Loans. The yield to maturity on any Strip Certificates will be extremely sensitive to the rate and timing of principal payments (or Draws if applicable) on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate and timing of principal payments (or Draws if applicable) on the related Mortgage Loans than other classes of Certificates. Principal payments (or Draws if applicable) are influenced by a number of factors, including prevailing market interest rates, national and regional economic conditions and changes in Mortgagors' personal and economic circumstances. See 'Yield and Prepayment Considerations' herein. The yield to maturity of the Certificates of each series will also be affected by the rate and timing of defaults on the related Mortgage Loans. See 'Risk Factors -- Special Features of the Mortgage Loans' above.

     The yield to maturity of the Certificates of any series, or the rate and timing of principal payments (or Draws if applicable) on the related Mortgage Loans, may be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the Mortgage Loans were originated. For example, Revolving Credit Loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of Revolving Credit Loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of Revolving Credit Loans with the former provisions, because of the relative ease of making new Draws. Furthermore, Revolving Credit Loans may provide for interest rate changes on a daily or monthly basis, or may have Gross Margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, Certificates backed by Revolving Credit Loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

     For any series of Certificates backed by Revolving Credit Loans, provisions governing whether future Draws on the Revolving Credit Loans will be included in the Trust Fund will have a significant effect on the rate and timing of principal distributions on the Certificates. For a series of Certificates backed by the Trust Balances of Revolving Credit Loans, the specific provisions applicable to the allocation of payments, Draws and losses on the Revolving Credit Loans between the Trust Balances and the Excluded Balances thereof will also have a significant effect on the rate and timing of principal distributions on the Certificates.

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any series. Although the Prospectus Supplement for any series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates, no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

LIMITED OBLIGATIONS

     The Certificates will not represent an interest in or obligation of the Company, Residential Funding, GMAC Mortgage or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates,

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the Mortgage Loans or any Mortgage  Securities  will be the obligations (if any)
of  Residential   Funding  pursuant  to  certain  limited   representations  and
warranties  made  with  respect  to  the  Mortgage  Loans,   the  obligation  of
Residential Funding (or such other entity specified in the related Prospectus Supplement) to advance funds to Mortgagors in respect of Draws on Revolving Credit Loans (if applicable), the servicing obligations of Residential Funding as Master Servicer (if applicable) under the related Pooling and Servicing
Agreement (including its limited obligation to make certain Advances, if applicable, in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and pursuant to the terms of any Mortgage Securities, and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of Residential Funding in connection with an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. If any affiliate of the Company has originated any Mortgage Loan, such affiliate will only have an obligation with respect to such Mortgage Loan to the same extent as a Seller, as described herein. Neither the Certificates nor the underlying Mortgage Loans or Mortgage Securities will be guaranteed or insured by any governmental agency or instrumentality, or by the Company, Residential Funding, GMAC Mortgage or any of their affiliates, except as expressly set forth herein or in the related Prospectus Supplement. Proceeds of the assets included in the related Trust Fund (including the Mortgage Loans or Mortgage Securities and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Company, Residential Funding, GMAC Mortgage or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

                               THE MORTGAGE POOLS

GENERAL

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist primarily of Mortgage Loans, or certain balances thereof, excluding any interest retained by the Company or any other entity specified in the Prospectus Supplement, evidenced by promissory notes (the
'MORTGAGE NOTES') secured by mortgages or deeds of trust or other similar security instruments creating first or junior liens on one- to four-family residential properties, or interests in such Mortgage Loans (which may include Mortgage Securities). The Mortgage Loans will either be (i) Closed-End Loans or
(ii) Revolving Credit Loans. The Mortgaged Properties will consist primarily of owner-occupied attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other dwelling units, and the fee, leasehold or other interests in the underlying real property. The Mortgaged Properties may include vacation, second and non-owner-occupied homes. If specified in the related Prospectus Supplement relating to a series of Certificates, a Mortgage Pool may contain cooperative apartment loans ('COOPERATIVE LOANS') evidenced by promissory notes ('COOPERATIVE NOTES') secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used herein, unless the context indicates otherwise, 'Mortgage Loans' includes Cooperative Loans, 'Mortgaged Properties' includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, 'Mortgage Notes' includes Cooperative Notes and 'Mortgages' includes a security agreement with respect to a Cooperative Note. In connection with a series of Certificates backed by Revolving Credit Loans, if the related Prospectus Supplement indicates that the Mortgage Pool consists of certain balances of such Revolving Credit Loans, then the term 'Mortgage Loans' as used herein refers only to such balances where the context so requires.

     Each Mortgage Loan will be selected by the Company for inclusion in a Mortgage Pool from among those purchased by the Company, either directly or through its affiliates, including Residential Funding, GMAC Mortgage Corporation, Residential Money Centers, Inc. and HomeComings Financial Network, Inc. ('AFFILIATED SELLERS'), or from banks, savings and loan associations, mortgage bankers, investment banking firms, the FDIC and other mortgage loan originators or sellers not affiliated with the Company ('UNAFFILIATED SELLERS'; Unaffiliated Sellers and Affiliated Sellers are collectively referred to herein as 'SELLERS'), all as described below under 'Mortgage Loan Program.' If a Mortgage Pool is composed of Mortgage Loans acquired by the Company directly from Sellers other than Residential Funding, the related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. The characteristics of the Mortgage Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Company may have characteristics

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which would make them  eligible for  inclusion  in a Mortgage  Pool but were not selected for inclusion in such Mortgage Pool.

     Under certain circumstances, the Mortgage Loans will be delivered either directly or indirectly to the Company by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related series of Certificates (a 'DESIGNATED SELLER TRANSACTION'). Such Certificates may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under 'Methods of Distribution.' The related Prospectus Supplement for a Mortgage Pool composed of Mortgage Loans acquired by the Company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller (the 'DESIGNATED SELLER'), about the Designated Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. None of the Company, Residential Funding, GMAC Mortgage or any of their affiliates will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller.

     Any Seller (including any Designated Seller) or Residential Funding may retain or acquire any Excluded Balances with respect to any related Revolving Credit Loans, or any loan secured by a mortgage senior or subordinate to any Mortgage Loan included in any Mortgage Pool.

     If specified in the related Prospectus Supplement, the Trust Fund underlying a series of Certificates may include Mortgage Securities. The Mortgage Securities may have been issued previously by the Company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into such trusts, and selling beneficial interests in such trusts. Except as otherwise set forth in the related Prospectus Supplement, such Mortgage Securities will be generally similar to Certificates offered hereunder. As to any such series of Certificates, the related Prospectus Supplement will include a description of such Mortgage Securities and any related credit enhancement, and the Mortgage Loans underlying such Mortgage Securities will be described together with any other Mortgage Loans included in the Mortgage Pool relating to such series. As to any such series of Certificates, as used herein the term 'Mortgage Pool' includes the Mortgage Loans underlying such Mortgage Securities. Notwithstanding any other reference herein to the Master Servicer, with respect to a series of Certificates as to which the Trust Fund includes Mortgage Securities, the entity that services and administers such Mortgage Securities on behalf of the holders of such Certificates may be referred to as the 'MANAGER,' if so specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Residential Funding initially will act as Manager with respect to such Mortgage Securities as well as the related Certificates, and references herein to advances to be made and other actions to be taken by the Master Servicer in connection with the Mortgage Loans may include such advances made and other actions taken pursuant to the terms of such Mortgage Securities.

     The Prospectus Supplement for each series of Certificates will contain information as to the type of Mortgage Loans which will be included in the related Mortgage Pool. Each Prospectus Supplement applicable to a series of Certificates will include certain information, generally as of the Cut-off Date and to the extent then available to the Company, on an approximate basis, as to
(i) the aggregate principal balance of the Mortgage Loans, (ii) the type of property securing the Mortgage Loans and related lien priority, (iii) the original or modified terms to maturity of the Mortgage Loans, (iv) the range of principal balances of the Closed-End Loans at origination or modification, (v) the earliest origination or modification date and latest maturity date of the Mortgage Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios of the Mortgage Loans, as applicable, (vii) the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans, (viii) if the Mortgage Loans are ARM Loans or Revolving Credit Loans, the applicable Index, the range of Gross Margins, the weighted average Gross Margin, the frequency of adjustments and maximum loan rate, (ix) the geographical distribution of the Mortgaged Properties, (x) the percent of ARM Loans, (xi) if the Mortgage Loans are Revolving Credit Loans, the aggregate Credit Limits of the related Credit Line Agreements and (xii) if applicable, the weighted average Junior Ratio and Credit Utilization Rate. A Current Report on Form 8-K will be available upon request to holders of the related series of Certificates and will be filed, together with the related Pooling and Servicing Agreement, with the Commission within fifteen days after the initial issuance of such Certificates. The composition and characteristics of a Mortgage Pool containing Revolving Credit Loans may change from time to time as a result of any Draws made after the related Cut-off Date under the related Credit Line Agreements that are included in such Mortgage Pool. In the event that Mortgage Loans are added to

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or  deleted  from  the  Trust  Fund  after  the date of the  related  Prospectus
Supplement other than as a result of any such Draws, such addition or deletion will be noted in the Current Report on Form 8-K.

     With respect to each Mortgage Loan, the 'COMBINED LOAN-TO-VALUE RATIO' or 'CLTV'generally will be the ratio, expressed as a percentage, of the sum of (i) the greater of the Cut-off Date Principal Balance or the Credit Limit, if applicable, and (ii) the principal balance of any related senior mortgage loan at origination of such Mortgage Loan together with any mortgage loan subordinate thereto, to the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of such Mortgage Loan and (y) if applicable under the corresponding program, the sales price of each Mortgaged Property. With respect to each Mortgage Loan, the 'JUNIOR RATIO' generally will be the ratio, expressed as a percentage, of the greater of the Cut-off Date Principal Balance or the Credit Limit, if applicable, of such Mortgage Loan to the sum of (i) the greater of the Cut-off Date Principal Balance or the Credit Limit, if applicable, of such Mortgage Loan and (ii) the principal balance of any related senior mortgage loan at origination of such Mortgage Loan. The 'CREDIT UTILIZATION RATE' is determined by dividing the Cut-off Date Principal Balance of a Revolving Credit Loan by the Credit Limit of the related Credit Line Agreement.

     The Company will cause the Mortgage Loans or Trust Balances thereof constituting each Mortgage Pool (or Mortgage Securities evidencing interests therein) to be assigned to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Certificates of a series. The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other mortgage servicing institutions ('SUBSERVICERS'), pursuant to a Pooling and Servicing Agreement and will receive a fee for such services. See 'Mortgage Loan Program' and 'Description of the Certificates.' With respect to those Mortgage Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans. In addition to or in lieu of the Master Servicer for a series of Certificates, the related Prospectus Supplement may identify a certificate administrator (the 'CERTIFICATE ADMINISTRATOR') for the Trust Fund. The Certificate Administrator may be an affiliate of the Company. All references herein to 'Master Servicer' and any discussions of the servicing and administration functions of the Master Servicer will also apply to the Certificate Administrator to the extent applicable.

     The Company's assignment of the Mortgage Loans or the Trust Balances to the Trustee will be without recourse. See 'Description of the Certificates -- Assignment of Trust Fund Assets.' The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce certain purchase obligations of Residential Funding or any Designated Seller and other obligations of Subservicers, as described herein under 'Mortgage Loan Program -- Representations Relating to Mortgage Loans,' and ' -- Subservicing' and 'Description of the Certificates -- Assignment of Trust Fund Assets,' and its obligation to make certain Advances, if applicable, in the event of delinquencies in payments on or with respect to the Mortgage Loans in amounts described herein under 'Description of the Certificates -- Advances on Closed-End Loans') or pursuant to the terms of any Mortgage Securities. With respect to Revolving Credit Loans, Residential Funding (or such other entity specified in the related Prospectus Supplement) will be obligated to advance funds to Mortgagors in respect of Draws made after the related Cut-off Date. The obligation of the Master Servicer to make principal and interest advances on the Closed-End Loans in certain circumstances will be limited to amounts which the Master Servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the Mortgage Loans or any applicable form of credit support. See 'Description of the Certificates -- Advances on Closed-End Loans.'

     The proceeds of the Mortgage Loans may be used by the borrower to purchase or improve the related Mortgaged Properties, may be retained by the related Mortgagors or may be used for purposes unrelated to such Mortgaged Properties.

     A Mortgaged Property securing a Mortgage Loan may be subject to the senior liens of one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or thereafter. A mortgage loan secured by any such junior lien or senior lien will likely not be included in the related Mortgage Pool, and the Company, an affiliate of the Company or an Unaffiliated Seller may have an interest in such mortgage loan. Since the Mortgage Loans are primarily Revolving Credit Loans and Closed-End Loans secured by junior liens, such loans generally will not be required by the Company to be covered by a primary mortgage guaranty insurance policy insuring against default on such Mortgage Loan.

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
CLOSED-END LOANS

     Unless otherwise specified below or in the related Prospectus Supplement, all of the Closed-End Loans in a Mortgage Pool will (i) be secured by Mortgaged Properties located in any of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico and (ii) be of only one type of the following types of mortgage loans described or referred to in paragraphs numbered (1) through
(5):

          (1) Fixed-rate, fully-amortizing Closed-End Loans providing for level monthly payments of principal and interest and terms to maturity of generally 5, 10 or 15 years at origination or modification as specified in the related Prospectus Supplement;

          (2) Fully-amortizing adjustable-rate Closed-End Loans ('ARM LOANS') having an original or modified term to maturity of not more than 30 years with a related interest rate (a 'MORTGAGE RATE') which generally adjusts initially after a specified period subsequent to the initial payment date, and thereafter at either one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the 'GROSS MARGIN') and an index*. The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Gross Margin with respect to the ARM Loans in the related Mortgage Pool. The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at specified times during the term of such ARM Loan;

          (3) Negatively-amortizing adjustable-rate Closed-End Loans having original or modified terms to maturity of not more than 30 years with Mortgage Rates which generally adjust initially on the payment date referred to in the related Prospectus Supplement, and thereafter monthly on each payment date to equal the sum of the Gross Margin and the index. The scheduled monthly payment will be adjusted as and when described in the related Prospectus Supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the related Prospectus Supplement. If an adjustment to the Mortgage Rate on a mortgage loan causes the amount of interest accrued thereon in any month to exceed the scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable ('DEFERRED INTEREST') will be added to the principal balance of such mortgage loan;

          (4) Balloon mortgage loans ('BALLOON LOANS'), which are fixed-rate Closed-End Loans having original or modified terms to maturity of generally 15 years as described in the related Prospectus Supplement, with level monthly payments of principal and interest based on a 30-year amortization schedule. The amount of the monthly payment will remain constant until the maturity date, upon which date the full outstanding principal balance on such Balloon Loan will be due and payable (such amount, the 'BALLOON AMOUNT'); or

          (5) Similar Mortgage Loans with other payment characteristics as described in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a portion of the Closed-End Loans underlying a series of Certificates may provide for payments that are allocated to principal and interest according to the daily simple interest method (a 'SIMPLE INTEREST MORTGAGE LOAN'). Other Closed-End Loans may provide for payments in

------------
* The index (the 'INDEX') for a particular Mortgage Pool will be specified in the related Prospectus Supplement and may include one of the following indexes: (i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (ii) the weekly auction average investment yield of U.S. Treasury bills of six months, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (v) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus Supplement or (vi) the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

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
monthly installments including interest equal to one-twelfth of the applicable Mortgage Rate times the unpaid principal balance, with any remainder of such payment applied to principal (an 'ACTUARIAL MORTGAGE LOAN').

     A Simple Interest Mortgage Loan provides the amortization of the amount financed under the Mortgage Loan over a series of equal monthly payments (except, in the case of a Balloon Loan, the final payment). Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Mortgage Loan multiplied by the stated Mortgage Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Mortgage Loan. As payments are received under a Simple Interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Mortgage Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Mortgage Loan is made on or prior to its scheduled due date, the principal balance of the Mortgage Loan will amortize in the manner described above. However, if the borrower consistently makes scheduled payments after the scheduled due date, the Mortgage Loan will amortize more slowly than scheduled. If a Simple Interest Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment. Such variable allocations among principal and interest of a Simple Interest Mortgage Loan may effect the distributions of principal and interest on the Certificates, as specified in the related Prospectus Supplement.

     If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (each such Mortgage Loan, a 'CONVERTIBLE MORTGAGE LOAN'), generally, not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related Prospectus Supplement, upon any conversion, the Company will repurchase or Residential Funding, the applicable Designated Seller or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Company or Residential Funding (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loan and the unwillingness of such remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans. If so specified in the related Prospectus Supplement, the inclusion of a converted Mortgage Loan in a Mortgage Pool may adversely affect the holders of the Certificates by restricting the ability of the related Pass-Through Rate or Rates to adjust to the extent intended by the adjustable Pass-Through Rate.

REVOLVING CREDIT LOANS

     The Revolving Credit Loans will be originated pursuant to loan agreements (the 'CREDIT LINE AGREEMENTS'). Interest on each Revolving Credit Loan will be calculated based on the average daily balance outstanding during the billing cycle and the billing cycle generally will be the calendar month preceding a Due Date. Each Revolving Credit Loan will have a Mortgage Rate that is subject to adjustment on the day specified in the related Mortgage Note, which may be daily or monthly, equal to the sum of (a) the Index on such day as specified in the related Prospectus Supplement, and (b) the Gross Margin specified in the related Mortgage Note (which may vary under circumstances if so specified in the related Prospectus Supplement), subject to the Maximum Rate set forth in the Mortgage Note and the maximum rate permitted by applicable law. Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, a Mortgage Loan may have

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
an introductory rate that is lower than the rate that would be in effect if the applicable Index and Gross Margin were used to determine the Mortgage Rate and as a result of such introductory rate, interest distributions on the Certificates may initially be lower than expected. See 'Risk Factors -- Special Features of the Mortgage Loans -- Mortgage Loan Characteristics' herein.

     Unless otherwise specified in the related Prospectus Supplement, each Revolving Credit Loan will have a term to maturity from the date of origination of not more than 25 years. The Mortgagor for each Revolving Credit Loan may draw money (each, an 'ADDITIONAL BALANCE' or a 'DRAW') under the related Credit Line Agreement at any time during the period specified therein (such period as to any Mortgage Loan, the 'DRAW PERIOD'). Unless otherwise specified in the related Prospectus Supplement, the Draw Period generally will not be more than 15 years. Unless otherwise specified in the related Prospectus Supplement, with respect to each Revolving Credit Loan, if the Draw Period is less than the full term thereof, the related Mortgagor will not be permitted to make any Draw during the period from the end of the related Draw Period to the related maturity date. The Mortgagor for each Revolving Credit Loan will be obligated to make monthly payments thereon in a minimum amount as specified in the related Mortgage Note, which generally will be the greater of (i) 1% of the outstanding principal balance of the Mortgage Loan, (ii) the accrued interest or (iii) $100. The Mortgagor for each Mortgage Loan will be obligated to make a payment on the related maturity date in an amount equal to the Account Balance thereof on such maturity date, which may be a substantial principal amount. The maximum amount of any Draw with respect to any Revolving Credit Loan is equal to the excess, if any, of the Credit Limit over the principal balance outstanding under such Mortgage Note at the time of such Draw. Unless otherwise provided in the related Prospectus Supplement, Draws made after the related Cut-off Date will be excluded from the Mortgage Pool.

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Revolving Credit Loan, (a) the Finance Charge (the 'FINANCE CHARGE') for any billing cycle generally will be equal to interest accrued on the average daily principal balance of such Mortgage Loan for such billing cycle at the related Mortgage Rate, (b) the Account Balance (the 'ACCOUNT BALANCE') on any day generally will be the aggregate of the unpaid principal of the Revolving Credit Loan outstanding at the beginning of such day, plus all related Draws funded on such day and outstanding at the beginning of such day, plus the sum of any unpaid Finance Charges and any unpaid fees, insurance premiums and other charges (collectively, 'ADDITIONAL CHARGES') that are due on such Mortgage Loan minus the aggregate of all payments and credits that are applied to the repayment of any such Draws on such day, and (c) the 'principal balance' on any day generally will be the related Account Balance minus the sum of any unpaid Finance Charges and Additional Charges that are due on such Revolving Credit Loan. Payments made by or on behalf of the Mortgagor for each Mortgage Loan generally will be applied, first, to any unpaid Finance Charges that are due thereon, second, to any unpaid Additional Charges that are due thereon, and third, to any related Draws outstanding.

     The Mortgaged Property securing each Revolving Credit Loan will be subject to the lien created by the related mortgage (the 'MORTGAGE') in respect of the outstanding principal balance of each related Draw or portion thereof that is not included in the related Mortgage Pool, whether made on or prior to the related Cut-off Date or thereafter. Such lien will be the same rank as the lien created by such Mortgage in respect of such Revolving Credit Loan, and monthly payments, collections and other recoveries under the Credit Line Agreement related to such Revolving Credit Loan will be allocated as described in the related Prospectus Supplement among such Revolving Credit Loan and the outstanding principal balance of each Draw or portion thereof excluded from the Mortgage Pool. The Company, an affiliate of the Company or an Unaffiliated Seller may have an interest in any Draw or portion thereof excluded from the Mortgage Pool.

     Unless otherwise specified in the related Prospectus Supplement, each Revolving Credit Loan may be prepaid in full or in part at any time and without penalty, but with respect to each Revolving Credit Loan, the related Mortgagor will have the right during the related Draw Period to make a Draw in the amount of any prepayment theretofore made with respect to such Mortgage Loan. The Mortgage Note or Mortgage related to each Revolving Credit Loan generally will contain a customary 'due-on-sale' clause.

     As to each Mortgage Loan, the Mortgagor's rights to receive Draws during the Draw Period may be suspended, or the Credit Limit may be reduced, for cause under a limited number of circumstances, including, but not limited to: a materially adverse change in the Mortgagor's financial circumstances or a non-payment default by the Mortgagor. However, with respect to each Mortgage Loan, generally such suspension or reduction will not affect the payment terms for previously drawn balances. In the event of default under a Mortgage Loan,

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
at the discretion of the Master Servicer, the Mortgage Loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to: the Mortgagor's failure to make any payment as required; any action or inaction by the Mortgagor that materially and adversely affects the Mortgaged Property or the rights in the Mortgaged Property; or fraud or material misrepresentation by a Mortgagor in connection with the Loan.

     The proceeds of the Revolving Credit Loans may be used by the borrower to improve the related Mortgaged Properties, may be retained by the related Mortgagors or may be used for purposes unrelated to such Mortgaged Properties.

                  ALLOCATION OF REVOLVING CREDIT LOAN BALANCES

     With respect to any series of Certificates backed by Revolving Credit Loans, the related Trust Fund may include either (i) the entire principal balance of each Revolving Credit Loan outstanding at any time, including balances attributable to Draws made after the related Cut-off Date, or (ii) only a specified portion (the 'TRUST BALANCE') of the total principal balance of each Revolving Credit Loan outstanding at any time, which except as otherwise indicated in the related Prospectus Supplement will consist of the principal balance thereof as of the Cut-off Date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance, and will not include any portion of the principal balance attributable to Draws made after the Cut-off Date.

     In the latter case, that portion of the principal balance of any Revolving Credit Loan not included in the Trust Balance at any time is referred to as the 'EXCLUDED BALANCE,' which will include balances attributable to Draws after the Cut-off Date and may include, if so specified in the related Prospectus Supplement, a portion of the principal balance outstanding as of the Cut-off Date (such as any such portion included in a different Trust Fund). The related Prospectus Supplement will set forth the specific provisions by which payments and losses on any such Revolving Credit Loan will be allocated as between the Trust Balance and any Excluded Balance. Generally, except as otherwise so specified, such provisions (i) may provide that principal payments made by the Mortgagor will be allocated as between the Trust Balance and any Excluded Balance either (a) on a pro rata basis, (b) first to the Trust Balance until reduced to zero, then to the Excluded Balance, or (c) in accordance with other specified priorities, and (ii) will provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated as between the Trust Balance and any Excluded Balance on a pro rata basis.

     Even where a Trust Fund initially includes the entire principal balance of the Revolving Credit Loans, the Pooling and Servicing Agreement may provide that after a specified date or upon the occurrence of specified events, the Trust Fund may not include balances attributable to additional Draws made thereafter. The related Prospectus Supplement will describe such provisions as well as the allocation provisions that would be applicable thereto.

                             MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Company, either directly or indirectly through Residential Funding from Sellers. The Mortgage Loans will generally have been originated in accordance with the Company's underwriting standards or alternative underwriting criteria as described below under 'Underwriting Standards' or as described in the related Prospectus Supplement.

UNDERWRITING STANDARDS

  General Standards

     The Company's underwriting standards with respect to certain Mortgage Loans will generally conform to those published in Residential Funding's Seller Guide (together with Residential Funding's Servicer Guide, the 'GUIDE,' as modified from time to time), including, the provisions of the Guide applicable to the Company's Home Equity Program (the 'HOME EQUITY PROGRAM'). The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for mortgage securities. The Mortgage Loans may be underwritten by Residential Funding or by a designated third party. In certain circumstances, however, the Mortgage Loans may be underwritten only by the Seller with little or no review performed by Residential Funding. See 'Underwriting

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Standards -- Guide  Standards'  and  'Qualifications  of  Sellers.'  Residential
Funding or a designated third party may perform only sample quality assurance reviews to determine whether the Mortgage Loans in any Mortgage Pool were underwritten in accordance with applicable standards.

     With respect to the Company's underwriting standards, as well as any other underwriting standards that may be applicable to any Mortgage Loans, such underwriting standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Revolving Mortgage Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the Revolving Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

     In addition, the Company purchases Mortgage Loans which do not conform to the underwriting standards set forth in the Guide. Certain of the Mortgage Loans will be purchased in negotiated transactions, and such negotiated transactions may be governed by agreements ('MASTER COMMITMENTS') relating to ongoing purchases of Mortgage Loans by Residential Funding, from Sellers who will represent that the Mortgage Loans have been originated in accordance with underwriting standards agreed to by Residential Funding. Residential Funding, on behalf of the Company or a designated third party, will generally review only a limited portion of the Mortgage Loans in any delivery of such Mortgage Loans from the related Seller for conformity with the applicable underwriting standards. Certain other Mortgage Loans will be purchased from Sellers who will represent that the Mortgage Loans were originated pursuant to underwriting standards acceptable to Residential Funding.

     The level of review, if any, by Residential Funding or the Company of any Mortgage Loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including (i) factors relating to the experience and status of the Seller, and (ii) factors relating to the specific Mortgage Loan, including the principal amount or Credit Limit, the Combined Loan-to-Value Ratio, the loan type or loan program, and the applicable credit score of the related Mortgagor used in connection with the origination of the Mortgage Loan (as determined based on a credit scoring model acceptable to the Company). Generally, such credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the Mortgage Loans may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of certain loan features (such as maximum loan amount, maximum Loan-to-Value Ratio, property type and use, and documentation level) may depend on the mortgagor's credit score.

     The underwriting standards utilized in negotiated transactions and Master Commitments and the underwriting standards applicable to Mortgage Loans underlying Mortgage Securities may vary substantially from the underwriting standards set forth in the Guide. Such underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the value of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement generally will not distinguish among the various underwriting standards applicable to the Mortgage Loans nor describe any review for compliance with applicable underwriting standards performed by the Company or Residential Funding. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the Designated Seller or of the originator of the Mortgage Loans, and will be described in the related Prospectus Supplement.

     The Company, either directly or indirectly through Residential Funding, will also purchase Mortgage Loans from its affiliates, including GMAC Mortgage Corporation, Residential Money Centers, Inc. and HomeComings Financial Network, Inc., with underwriting standards generally in accordance with the Guide or as otherwise agreed to by the Company. However, in certain limited circumstances, such Mortgage Loans may be employee or preferred customer loans with respect to which, in accordance with such affiliate's mortgage loan programs,

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income,  asset and  employment  verifications  and  appraisals may not have been required. With respect to Mortgage Loans made under any employee loan program maintained by Residential Funding, or its affiliates, in certain limited circumstances preferential interest rates may be allowed. Neither the Company
nor  Residential  Funding  will  review  any  affiliate's   mortgage  loans  for
conformity with the underwriting standards set forth in the Guide.

  Guide Standards

     The following is a brief description of the underwriting standards set forth in the Guide for full documentation loan programs. Initially, a prospective borrower (other than a trust if the trust is the borrower) is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Under the Home Equity Program, the borrower generally must show, among other things, a minimum of one year credit history reported on the credit report and that no mortgage delinquencies (thirty days or greater) in the past 12 months existed. Borrowers who have less than a 12 month first mortgage payment history may be subject to certain additional lending restrictions. In addition, under the Home Equity Program, borrowers with a previous foreclosure or bankruptcy within the past seven years may not be allowed and a borrower generally must satisfy all judgments, liens and other legal actions with an original amount of $1,000 or greater prior to closing. In addition, an employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a Mortgage Loan secured by a property owned by a trust, the foregoing procedures may be waived where the Mortgage Note is executed on behalf of the trust.

     Unless otherwise specified in the related Prospectus Supplement, an appraisal is made of the Mortgaged Property securing each Mortgage Loan. Such appraisals may be performed by appraisers independent from or affiliated with the Company, Residential Funding or their affiliates. Such appraisals, however, will not establish that the Mortgaged Properties provide assurance of repayment of the Mortgage Loans. See 'Risk Factors -- Special Features of the Mortgage Loans -- Adequacy of Mortgage Collateral' and 'Description of the Certificates -- Realization Upon Defaulted Mortgage Loans' herein. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. In certain circumstances, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Except as otherwise provided in the related Prospectus Supplement, under the Home Equity Program, each appraisal is required to be dated no more than 180 days prior to the date of origination of the Mortgage Loan; provided, that depending on the principal amount or Credit Limit an earlier appraisal may be utilized if such appraisal was made not earlier than two years prior to the date of origination of the mortgage loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or statistical property valuation is obtained. Title searches are undertaken in most cases, and title insurance is required on all Mortgage Loans with Credit Limits in excess of $100,000.

     Under the Home Equity Program, the CLTV is generally calculated by reference to the lower of the appraised value as so determined or the sales price, if the Mortgage Loan is originated concurrently with or not more than 12 months after the origination of a first mortgage loan. In all other cases, the value used is generally the appraised value as so determined.

     Once  all  applicable  employment,   credit  and  property  information  is
received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations (including debt service on any related mortgage loan secured by a senior lien on the related Mortgaged Property). With respect to a Revolving Credit Loan, unless otherwise provided in the related Prospectus Supplement, for qualification purposes the monthly payment will be assumed to be an amount equal to 1.00% times the applicable Credit Limit. The Mortgage Rate in effect from the

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
origination date of an ARM Loan, a Revolving Credit Loan and certain other types of loans to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable Index and Gross Margin. Similarly, the amount of the monthly payment on graduated payment Mortgage Loans will increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of ARM Loans that are subject to negative amortization, due to the addition of Deferred Interest the principal balances of such mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. Unless otherwise specified in the related Prospectus Supplement, Revolving Credit Loans will not provide for negative amortization. With respect to Balloon Loans and Revolving Credit Loans, payment of the full outstanding principal balance at maturity may depend on the borrower's ability to obtain refinancing or to sell the Mortgaged Property prior to the maturity of the mortgage loan, and there can be no assurance that such refinancing will be available to the borrower or that such a sale will be possible.

     The underwriting standards set forth in the Guide may be varied in appropriate cases, including in 'limited' or 'reduced loan documentation' mortgage loan programs. Limited documentation programs generally permit fewer supporting documents to be obtained or waive income, asset and employment documentation requirements, and limited documentation programs generally compensate for increased credit risk by placing greater emphasis on either the review of the property to be financed or the borrower's ability to repay the Mortgage Loan. For example, under Residential Funding's EasyDocs limited mortgage loan documentation program, certain submission requirements regarding income verification and debt-to-income ratios are removed, but the Seller is still required to perform a thorough credit underwriting of the mortgage loan and the Combined Loan-to-Value Ratio may not exceed 75%. Generally, in order to be eligible for a reduced loan documentation program, a Mortgagor must have a good credit history, and other compensating factors (such as a relatively low Combined Loan-to-Value Ratio, or other favorable underwriting factors) must be present and the borrower's eligibility for such program may be determined by use of a credit scoring model.

     The Home Equity Program sets forth certain limitations with respect to the CLTV for the Mortgage Loans and certain restrictions with respect to any related underlying first mortgage loan. The underwriting guidelines for the Home Equity Program generally permit CLTV's as high as 100% except as otherwise provided in the related Prospectus Supplement; however, the maximum permitted CLTV may be reduced due to a variety of underwriting criteria. In areas where property values are considered to be declining, the maximum permitted CLTV is 75%. The underwriting guidelines also include restrictions based on the borrower's debt-to-income ratio. In addition to the foregoing, an evaluation of the prospective borrower's credit quality will be made based on a credit scoring model approved by the Company. The Home Equity Program underwriting guidelines include minimum credit score levels that may apply depending on certain factors of the Mortgage Loan. The required yields for fixed-rate Closed-End Loans and required Gross Margins for Revolving Credit Loans purchased under the Home Equity Program, as announced from time to time, vary based on a number of factors including CLTV, Credit Limit, documentation level, property type, and borrower debt-to-income ratio and credit score.

     In its evaluation of mortgage loans which have twenty-four or more months of payment experience, Residential Funding generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans.

QUALIFICATIONS OF SELLERS

     Except with respect to Designated Seller Transactions, each Seller (other than the Federal Deposit Insurance Corporation (the 'FDIC') and investment banking firms) will have been approved by Residential Funding for participation in Residential Funding's loan purchase program. In determining whether to approve a seller for participation in the loan purchase program, Residential Funding generally will consider, among other things, the financial status (including the net worth) of the seller, the previous experience of the seller in originating home equity or first mortgage loans, the prior delinquency and loss experience of the seller, the underwriting standards employed by the seller and the quality control and, if applicable, servicing operations established by the seller. There can be no assurance that any Seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage loans sold by it in the Trust Fund for a

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
series of Certificates, or thereafter. If a Seller becomes subject to the direct or indirect control of the FDIC, or if a Seller's net worth, financial performance or delinquency and foreclosure rates deteriorate, such institution may continue to be treated as a Seller. Any such event may adversely affect the ability of any such Seller to repurchase the Mortgage Loans in the event of a breach of a representation or warranty which has not been cured.

     Residential Funding generally monitors which Sellers are under control of the FDIC or are insolvent, otherwise in receivership or conservatorship or financially distressed. Such Seller may make no representations and warranties with respect to Mortgage Loans sold by it. The FDIC (either in its corporate capacity or as receiver for a depository institution) may also be a Seller of the Mortgage Loans, in which event neither the FDIC nor the related depository institution may make representations and warranties with respect to the Mortgage Loans sold, or only limited representations and warranties may be made (for example, that the related legal documents are enforceable). The FDIC may have no obligation to repurchase any Mortgage Loan for a breach of a representation and warranty.

     Unless otherwise specified in the related Prospectus Supplement, the qualifications required of Sellers for approval by Residential Funding as participants in its loan purchase programs may not apply to Designated Sellers. To the extent the Designated Seller fails to or is unable to repurchase the Mortgage Loan due to a breach of representation and warranty, neither the Company, Residential Funding nor any other entity will have assumed the representations and warranties, and any related losses will be borne by the Certificateholders or by the credit enhancement, if any.

REPRESENTATIONS RELATING TO MORTGAGE LOANS

     Except as set forth above, each Seller (other than a Designated Seller) will have made representations and warranties to Residential Funding with respect to the Mortgage Loans sold by such Seller. However, except in the case of a Designated Seller Transaction or as otherwise provided in the related Prospectus Supplement, the representations and warranties of the Seller will not be assigned to the Trustee for the benefit of the holders of the related series of Certificates, and therefore a breach of the representations and warranties of the Seller generally will not be enforceable on behalf of the Trust Fund.

     In the case of a Mortgage Pool consisting of Mortgage Loans purchased by the Company from Sellers through Residential Funding, Residential Funding, except in the case of a Designated Seller Transaction or as to Mortgage Loans underlying any Mortgage Securities or unless otherwise specified in the related Prospectus Supplement, will have made certain limited representations and warranties regarding the Mortgage Loans to the Company at the time (just prior to the initial issuance of the related series of Certificates) that they are sold to the Company. Such representations and warranties will generally include, among other things, that: (i) as of the Cut-off Date, the information set forth in a listing of the related Mortgage Loans is true and correct in all material respects; (ii) Residential Funding was the sole holder and owner of the Mortgage Loan free and clear of any and all liens and security interests; (iii) each Mortgage Loan complied in all material respects with all applicable local, state and federal laws; (iv) except as otherwise indicated in the related Prospectus Supplement, no Mortgage Loan is one month or more delinquent in payment of principal and interest; and (v) there is no delinquent tax or, to the best of the Residential Funding's knowledge, assessment lien against any Mortgaged Property. In the event of a breach of a representation or warranty made by Residential Funding that materially adversely affects the interests of the Certificateholders in a Mortgage Loan, Residential Funding will be obligated to repurchase or substitute for such Mortgage Loan as described below. In addition, Residential Funding will be obligated to repurchase or substitute for any Mortgage Loan as to which it is discovered that the related Mortgage is not a valid lien on the related Mortgaged Property having at least the priority set forth with respect to such Mortgage Loan in the listing of related Mortgage Loans, subject only to (a) liens of real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and certain other permissible title exceptions, (c) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the Mortgaged Property, and
(d) if applicable, the liens of the related senior mortgage loans. In addition, with respect to any Mortgage Loan as to which the Company delivers to the Trustee or the custodian an affidavit certifying that the original Mortgage Note has been lost or destroyed, if such Mortgage Loan subsequently is in default and the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note,

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
Residential Funding will be obligated to repurchase or substitute for such Mortgage Loan, in the manner described below. However, Residential Funding will not be required to repurchase or substitute for any Mortgage Loan as described above if the circumstances giving rise to such requirement also constitute fraud in the origination of the related Mortgage Loan. Furthermore, because the listing of the related Mortgage Loans generally contains information with respect to the Mortgage Loans as of the Cut-off Date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related Mortgage Loans between the Cut-off Date and the Closing Date. Residential Funding will not be required to purchase or substitute for any Mortgage Loan as a result of such prepayment or modification.

     In a Designated Seller Transaction, unless otherwise specified in the related Prospectus Supplement, the Designated Seller will have made certain representations and warranties regarding the Mortgage Loans to the Company generally similar to those made in the preceding paragraph by Residential Funding.

     The Company will assign to the Trustee for the benefit of the holders of the related series of Certificates all of its right, title and interest in each agreement by which it purchased a Mortgage Loan from Residential Funding or a Designated Seller, insofar as such agreement relates to the representations and warranties made by a Designated Seller or Residential Funding, as the case may be, in respect of such Mortgage Loan and any remedies provided for with respect to any breach of such representations and warranties. If a Designated Seller or Residential Funding, as the case may be, cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, within 90 days after notice from the Master Servicer, such Designated Seller or Residential Funding, as the case may be, will be obligated to purchase such Mortgage Loan at a price (the 'PURCHASE PRICE') set forth in the related Pooling and Servicing Agreement, which Purchase Price generally will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the Mortgage Rate (less the amount, expressed as a percentage per annum, payable in respect of master servicing compensation or subservicing compensation, as applicable, and, if applicable, the Excluded Spread (as defined herein)).

     Unless otherwise specified in the related Prospectus Supplement, as to any such Mortgage Loan required to be purchased by Residential Funding as provided above, rather than purchase the Mortgage Loan, Residential Funding may, at its sole option, remove such Mortgage Loan (a 'DELETED MORTGAGE LOAN') from the Trust Fund and cause the Company to substitute in its place another Mortgage Loan of like kind (a 'QUALIFIED SUBSTITUTE MORTGAGE LOAN'); however, such substitution must be effected within 120 days of the date of the initial issuance of the Certificates with respect to a Trust Fund treated as a grantor trust for federal income tax purposes. With respect to a Trust Fund for which a REMIC election is to be made, except as otherwise provided in the Prospectus Supplement relating to a series of Certificates, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the Certificates, and may not be made if such substitution would cause the Trust Fund to not qualify as a REMIC or result in a prohibited transaction tax under the Code. Except as otherwise provided in the related Prospectus Supplement, any Qualified Substitute Mortgage Loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in a custodial account (the 'CUSTODIAL ACCOUNT') in the month of substitution for distribution to the Certificateholders), (ii) have a Mortgage Rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution, (iii) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the related Pooling and Servicing Agreement as of the date of substitution. The related Pooling and Servicing Agreement may include additional requirements relating to ARM Loans, Revolving Credit Loans or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the related Prospectus Supplement, a Designated Seller will have no option to substitute for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

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
     The Master Servicer will be required under the applicable Pooling and Servicing Agreement to use its best reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Trustee and the Certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the Designated Seller or Residential Funding, as the case may be, fails to honor such obligation. The Master Servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing such a purchase or substitution obligation, including but not limited to any costs or expenses associated with litigation. In instances where a Designated Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans, the Master Servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with such Designated Seller that may provide for, among other things, the purchase of only a portion of the affected Mortgage Loans or coverage of certain loss amounts. Any such settlement could lead to losses on the Mortgage Loans which would be borne by the related credit enhancement supporting the related series of Certificates, and to the extent not available, by the Certificateholders of such series. Furthermore, if applicable, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. In accordance with the above described practices, the Master Servicer will not be required to enforce any purchase of a Designated Seller arising from any misrepresentation by the Designated Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Mortgage Loan. If the Designated Seller fails to repurchase and no breach of either the Company's or Residential Funding's representations has occurred, the Designated Seller's purchase obligation will not become an obligation of the Company or Residential Funding. Unless otherwise specified in the related Prospectus Supplement, the foregoing obligations will constitute the sole remedies available to Certificateholders or the Trustee for a breach of any representation by a Designated Seller or by Residential Funding in its capacity as a seller of Mortgage Loans to the Company, or for any other event giving rise to such obligations as described above.

     Neither the Company nor the Master Servicer will be obligated to purchase a Mortgage Loan if a Designated Seller defaults on its obligation to do so, and no assurance can be given that the Designated Sellers will carry out such obligations with respect to Mortgage Loans. Such a default by a Designated Seller is not a default by the Company or by the Master Servicer. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related Certificates.

     Notwithstanding the foregoing, with respect to any Designated Seller that requests Residential Funding's consent to the transfer of subservicing rights relating to any Mortgage Loans to a successor servicer, Residential Funding may release such Designated Seller from liability under its representations and warranties described above, upon the assumption of such successor servicer of the Designated Seller's liability for such representations and warranties as of the date they were made. In that event, Residential Funding's rights under the instrument by which such successor servicer assumes the Designated Seller's liability will be assigned to the Trustee, and such successor servicer shall be deemed to be the 'Designated Seller' for purposes of the foregoing provisions.

SUBSERVICING

     The servicing for each Mortgage Loan will generally either be retained by the Seller (or its designee approved by the Master Servicer) as Subservicer, or will be released by the Seller to the Master Servicer and will be subsequently transferred to a Subservicer approved by the Master Servicer, and in either case will thereafter be serviced by the Subservicer pursuant to an agreement between the Master Servicer and the Subservicer (a 'SUBSERVICING AGREEMENT'). The Master Servicer may, but is not obligated to, assign such subservicing to designated subservicers which will be qualified Sellers and which may include GMAC Mortgage Corporation or its affiliates. While such Subservicing Agreement will be a contract solely between the Master Servicer and the Subservicer, the Pooling and Servicing Agreement pursuant to which a series of Certificates is issued will provide that, if for any reason the Master Servicer for such series of Certificates is no longer the

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master  servicer of the related  Mortgage  Loans,  the Trustee or any  successor
Master Servicer must recognize the Subservicer's rights and obligations under such Subservicing Agreement.

     Each Subservicer generally will be required to perform the customary functions of a servicer, including but not limited to, collection of payments from Mortgagors and remittance of such collections to the Master Servicer; maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan, if applicable; processing of assumptions or substitutions (although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage); attempting to cure delinquencies; supervising foreclosures; inspection and management of Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Subservicer may be required to make advances to the holder of any related first mortgage loan to avoid or cure any delinquencies to the extent that doing so would be prudent and necessary to protect the interests of the Certificateholders. A Subservicer also may be obligated to make advances to the Master Servicer in respect of delinquent installments of principal and interest (net of any subservicing or other compensation) on Closed-End Loans, as described under 'Description of the Certificates -- Advances on Closed-End Loans,' and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors. The Subservicer generally shall be responsible for performing all collection and other servicing functions with respect to any delinquent loan or foreclosure proceeding. In addition, the Subservicer is required to advance funds to cover any Draws made on a Revolving Credit Loan subject to reimbursement by the entity specified in the related Prospectus Supplement. No assurance can be given that the Subservicers will carry out their advance or payment obligations with respect to the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, a Subservicer may transfer its servicing obligations to another entity that has been approved for participation in Residential Funding's loan purchase programs, but only with the approval of the Master Servicer.

     As compensation for its servicing duties, the Subservicer will be entitled to a monthly servicing fee (to the extent the related Mortgage Loan payment has been collected) in a minimum amount set forth in the related Prospectus Supplement. The Subservicer or Master Servicer may also be entitled to collect and retain, as part of its servicing compensation, all or a portion of any late charges, if any, provided in the Mortgage Note or related instruments and in the case of the Master Servicer, any penalties enforced against a Subservicer. The remaining portion of such late charges will be remitted to the Master Servicer. The Subservicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Pooling and Servicing
Agreement. See 'The Pooling and Servicing Agreement -- Servicing and Administration.'

     Each Subservicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Subservicer in its servicing capacity. Each Subservicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each Subservicer will be required to service each Mortgage Loan pursuant to the terms of the Subservicing Agreement for the entire term of such Mortgage Loan, unless the Subservicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Subject to applicable law, the Master Servicer may have the right to terminate a Subservicing Agreement immediately upon the giving of notice upon certain stated events, including the violation of such Subservicing Agreement by the Subservicer, or up to ninety days' notice to the Subservicer without cause upon payment of certain amounts set forth in the Subservicing Agreement. Upon termination of a Subservicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into one or more new Subservicing Agreements. The Master Servicer may agree with a Subservicer to amend a Subservicing Agreement. Any amendments to a Subservicing Agreement or to a new Subservicing Agreement may contain provisions different from those described above which are in effect in the original Subservicing Agreements. However, the Pooling and Servicing Agreement for each Trust Fund will provide that any such amendment or new agreement may not be inconsistent with or violate such Pooling and Servicing Agreement in a manner which would materially and adversely affect the interests of the Certificateholders.

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
                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued in series. Each series of Certificates (or, in certain instances, two or more series of Certificates) will be issued pursuant to a Pooling and Servicing Agreement, similar to one of the forms filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Pooling and Servicing Agreement will be filed with the Commission as an exhibit to a Form 8-K. The following summaries (together with additional summaries under 'The Pooling and Servicing Agreement' below as well as other pertinent information included elsewhere in this Prospectus, and subject to the related Prospectus Supplement) do not describe all terms thereof but reflect the material provisions relating to the Certificates common to each Pooling and Servicing Agreement.

     Unless otherwise specified in the Prospectus Supplement with respect to a series, Certificates of each series covered by a particular Pooling and Servicing Agreement will evidence specified beneficial ownership interests in a separate Trust Fund created pursuant to such Pooling and Servicing Agreement. A Trust Fund will consist of, to the extent provided in the Pooling and Servicing
Agreement: (i) such Mortgage Loans (and the related mortgage documents) or interests therein (including any Mortgage Securities) underlying a particular series of Certificates as from time to time are subject to the Pooling and Servicing Agreement, exclusive of, if specified in the related Prospectus Supplement, any Excluded Spread or other interest retained by the Company or any of its affiliates with respect to each such Mortgage Loan; (ii) such assets including, without limitation, all payments and collections in respect of the Mortgage Loans or Mortgage Securities due after the related Cut-off Date, as from time to time are identified as deposited in respect thereof in the
Custodial Account and in the related Certificate Account; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure;
(iv) hazard insurance policies and certain proceeds thereof; and (v) any combination, as and to the extent specified in the related Prospectus Supplement, of a Letter of Credit, Purchase Obligation, Special Hazard Insurance Policy, Bankruptcy Bond, Financial Guaranty Insurance Policy, Surety Bond or other type of credit enhancement as described under 'Description of Credit Enhancement.' To the extent that any Trust Fund includes certificates of interest or participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

     Each series of Certificates may consist of any one or a combination of the following: (i) a single class of Certificates; (ii) two or more classes of Certificates, one or more classes of which may be Senior Certificates that are senior in right of payment to any class or classes of Mezzanine Certificates and to any other class or classes of Subordinate Certificates, and as to which certain classes of Senior Certificates may be senior to other classes of Senior Certificates, as described in the respective Prospectus Supplement (any such series, a 'SENIOR/SUBORDINATE SERIES'); (iii) one or more classes of Strip Certificates which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;
(iv)  two or  more  classes  of  Certificates  which  differ  as to the  timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including 'planned amortization classes' and 'targeted amortization classes' and 'very accurately defined maturity classes'), or on the basis of collections from designated portions of the Mortgage Pool, which series may include one or more classes of Accrual Certificates with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) similar classes of Certificates with other payment characteristics, as described in the related Prospectus Supplement. Credit support for each series of Certificates will be provided by a Financial Guaranty Insurance Policy,
Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Reserve Fund, Surety Bond, by the subordination of one or more classes of Certificates, Overcollateralization or other credit enhancement as described under 'Description of Credit Enhancement,' or by any combination of the foregoing.

FORM OF CERTIFICATES

     As specified in the related Prospectus Supplement, the Certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the Certificates will be in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be

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transferrable  and  exchangeable  at the  corporate  trust  office of the person appointed under the related Pooling and Servicing Agreement to register the Certificates (the 'CERTIFICATE REGISTRAR'). No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term 'CERTIFICATEHOLDER' as used herein refers to the entity whose name appears on the records of the Certificate Registrar (or, if applicable, a transfer agent) as the registered holder thereof, except as otherwise indicated in the related Prospectus Supplement.

     If issued in book-entry form certain classes of a series of Certificates will be initially issued through the book-entry facilities of The Depository Trust Company ('DTC'), or Cedel Bank, societe anonyme ('CEDEL') or the Euroclear System ('EUROCLEAR') (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems, or through such other depository or facility as may be specified in the related Prospectus Supplement. As to any such class of Certificates so issued ('BOOK-ENTRY CERTIFICATES'), the record holder of such Certificates will be DTC's nominee. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and
Euroclear's names on the books of their respective depositaries (the 'DEPOSITARIES'), which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ('DTC PARTICIPANTS,' and together with the CEDEL and Euroclear participating organizations 'PARTICIPANTS') and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, 'INDIRECT PARTICIPANTS') have indirect access to DTC's clearance system.

     Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in any Book-Entry Certificate (each such person, a 'BENEFICIAL OWNER') will be entitled to receive a Certificate representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained or
(ii) the Trustee elects in its sole discretion to discontinue the registration of such Certificates through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Trustee or the Master Servicer as holders of the related Certificates for purposes of the Pooling and Servicing Agreement, and Beneficial Owners will be able to exercise their rights as owners of such Certificates only indirectly through DTC, Participants and Indirect Participants. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in Book-Entry Certificates may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Indirect Participants. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any Book-Entry Certificates will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Certificates, may be limited because of the lack of physical certificates evidencing such Certificates and because DTC may act only on behalf of Participants.

     Because of time zone differences, the securities account of a CEDEL or Euroclear participant as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during subsequent securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depositary for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the

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relevant  Depositaries;  however,  such  cross-market  transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day
funds   settlement   applicable  to  DTC.  CEDEL   Participants   and  Euroclear
Participants may not deliver instructions directly to the Depositaries.

     CEDEL, as a professional depository, holds securities for its participating organizations ('CEDEL PARTICIPANTS') and facilitates the clearance and
settlement  of  securities   transactions  between  CEDEL  Participants  through
electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear ('EUROCLEAR PARTICIPANTS') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'EUROCLEAR OPERATOR'), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the 'CLEARANCE COOPERATIVE'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'TERMS AND CONDITIONS'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions in respect of the Book-Entry Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect
Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any class to the extent that Participants authorize such actions. None of the Master Servicer, the Company, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF TRUST FUND ASSETS

     At the time of issuance of a series of Certificates, the Company will cause the Mortgage Loans (or Trust Balances thereof, if applicable) or Mortgage Securities and any other assets being included in the related Trust Fund to be assigned without recourse to the Trustee or its nominee (which may be the Custodian) together with, if specified in the related Prospectus Supplement, all principal and interest received on or with respect to such Mortgage Loans (or Trust Balances thereof, if applicable) or Mortgage Securities after the Cut-off Date (other than principal and interest due on or before the Cut-off Date and any Excluded Spread). The Trustee will, concurrently with such assignment, deliver a series of Certificates to the Company in exchange for the Mortgage
Loans (or Trust Balances thereof, if applicable) or Mortgage Securities. Each Mortgage Loan, Trust Balance or

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Mortgage  Security will be  identified in a schedule  appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Combined Loan-to-Value Ratio at origination or modification.

     In addition, except as provided below with respect to certain series of Certificates backed by Trust Balances of Revolving Credit Loans, the Company will, as to each Mortgage Loan other than Mortgage Loans underlying any Mortgage Securities, deliver to the Trustee (or to the Custodian) the legal documents relating to such Mortgage Loan that are in possession of the Company, which may include: (i) the Mortgage Note (and any modification or amendment thereto) endorsed without recourse either in blank or to the order of the Trustee (or its nominee); (ii) the Mortgage (except for any Mortgage not returned from the public recording office) with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements; (iii) an assignment in recordable form of the Mortgage (or, with respect to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements); and (iv) if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law. If so specified in the related Prospectus Supplement, the Company may not be required to deliver one or more of such documents if such documents are missing from the files of the party from whom such Mortgage Loans were purchased.

     In the event that, with respect to any Mortgage Loan (except as provided below), the Company cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Company will deliver or cause to be delivered to the Trustee or the Custodian a true and correct photocopy of such Mortgage or assignment. The Company will deliver or cause to be delivered to the Trustee or the Custodian such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related Subservicer.

     Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan, or except as otherwise specified in the related Prospectus Supplement.

     Notwithstanding the preceding three paragraphs, with respect to any series of Certificates backed by Trust Balances of Revolving Credit Loans, the foregoing documents generally will have been delivered to an entity specified in the related Prospectus Supplement which may be the Trustee, a Custodian or another entity appointed by the Trustee, and such entity shall hold such documents as or on behalf of the Trustee for the benefit of the Certificateholders, with respect to the Trust Balances thereof, and on behalf of any other applicable entity with respect to any Excluded Balance thereof, as their respective interests may appear.

REVIEW OF MORTGAGE LOANS

     The Trustee will be authorized to appoint one or more custodians (each, a 'CUSTODIAN') pursuant to a custodial agreement to maintain possession of and review documents relating to the Mortgage Loans as the agent of the Trustee (except as provided below). The identity of such Custodian, if any, will be set forth in the related Prospectus Supplement.

     The Trustee or the Custodian will hold such documents in trust for the benefit of the Certificateholders and, generally will review such documents within 45 days after receipt thereof. If any such document is found to be defective in any material respect, the Trustee or such Custodian shall notify the Master Servicer and the Company, and if so specified in the related Prospectus Supplement, the Master Servicer, the Servicer or the Trustee shall notify Residential Funding or the Designated Seller. If Residential Funding or, in a Designated Seller Transaction, the Designated Seller cannot cure such defect within 60 days (or within such other period specified in the related Prospectus Supplement) after notice of the defect is given to Residential Funding (or, if

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applicable, the Designated Seller),  Residential Funding (or, if applicable, the
Designated Seller) is required to, not later than 90 days after such notice (or within such other period specified in the related Prospectus Supplement), either repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee, or if permitted substitute for such Mortgage Loan a new
Mortgage Loan in accordance with the standards set forth herein. The Master Servicer will be obligated to enforce this obligation of Residential Funding or the Designated Seller to the extent described above under 'Mortgage Loan Program -- Representations Relating to Mortgage Loans,' but such obligation is subject to the provisions described below under ' -- Realization Upon Defaulted Mortgage Loans.' There can be no assurance that the applicable Designated Seller will fulfill its obligation to purchase any Mortgage Loan as described above. Unless otherwise specified in the related Prospectus Supplement, neither Residential Funding, the Master Servicer nor the Company will be obligated to purchase or substitute for such Mortgage Loan if the Designated Seller defaults on its obligation to do so. Unless otherwise specified in the related Prospectus Supplement, the obligation to repurchase or substitute for a Mortgage Loan constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a constituent document. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

     Notwithstanding the foregoing, with respect to the Trust Balance of a Revolving Credit Loan, such review of the related documents need not be performed if a similar review has previously been performed by the entity holding such documents with respect to an Excluded Balance and such review covered all documentation with respect to any Trust Balance.

     The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Pooling and Servicing Agreement. Upon a breach of any such representation of the Master Servicer which materially adversely affects the interests of the Certificateholders in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at its Purchase Price (less unreimbursed advances, if applicable, made by the Master Servicer with respect to such Mortgage Loan) or, unless otherwise specified in the related Prospectus Supplement, to substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with the provisions for such substitution described above under 'Mortgage Loan Program -- Representations Relating to Mortgage Loans.' Unless otherwise specified in the related Prospectus Supplement, this purchase obligation will constitute the sole remedy available to Certificateholders or the Trustee for such a breach of representation by the Master Servicer. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

EXCESS SPREAD AND EXCLUDED SPREAD

     The Company, the Master Servicer or any of their affiliates, or such other entity as may be specified in the related Prospectus Supplement may retain or be paid a portion of interest due with respect to the related Mortgage Loans or Mortgage Securities. The payment of any such portion of interest will be disclosed in the related Prospectus Supplement. This payment may be in addition to any other payment (such as the servicing fee) that any such entity is otherwise entitled to receive with respect to the Mortgage Loans or Mortgage Securities. Any such payment in respect of the Mortgage Loans or Mortgage Securities will represent a specified portion of the interest payable thereon and as specified in the related Prospectus Supplement, will either be part of the assets transferred to the related Trust Fund (the 'EXCESS SPREAD') or will be excluded from the assets transferred to the related Trust Fund (the 'EXCLUDED SPREAD'). The interest portion of a Realized Loss or Extraordinary Loss and any partial recovery of interest in respect of the Mortgage Loans or Mortgage Securities will be allocated between the owners of any Excess Spread or Excluded Spread and the Certificateholders entitled to payments of interest as provided in the applicable Pooling and Servicing Agreement.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CERTIFICATE ACCOUNT

     Each Subservicer servicing a Mortgage Loan pursuant to a Subservicing Agreement will establish and maintain an account (the 'SUBSERVICING ACCOUNT') which generally meets the requirements set forth in the Guide from time to time or is approved by Residential Funding. A Subservicer is required to deposit into its Subservicing Account on a daily basis all amounts that are received by it in respect of the Mortgage Loans, less its servicing or other compensation. As specified in the Subservicing Agreement, the Subservicer must remit or cause to be remitted to the Master Servicer all funds held in the Subservicing Account with respect to Mortgage

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
Loans that are required to be so remitted on a periodic basis not less frequently than monthly. If so specified in the related Prospectus Supplement, the Subservicer may also be required to advance on the scheduled date of remittance any monthly installment of principal and interest (or interest only, with respect to Simple Interest Mortgage Loans), less its servicing or other compensation, on any Mortgage Loan for which payment was not received from the Mortgagor.

     The Master Servicer will deposit or will cause to be deposited into the Custodial Account certain payments and collections received by it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date), as specifically set forth in the related Pooling and Servicing Agreement, which (except as otherwise provided therein) generally will include the following:

          (i) payments on account of principal of the Mortgage Loans or on the Mortgage Securities comprising a Trust Fund;

          (ii) payments on account of interest on the Mortgage Loans or on the Mortgage Securities comprising such Trust Fund, net of the portion of each payment thereof retained by the Subservicer, if any, as its servicing or other compensation;

          (iii) amounts (net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances, if any, made by the related Subservicer) received and retained in connection with the liquidation of any defaulted Mortgage Loan, by foreclosure or otherwise ('LIQUIDATION PROCEEDS'), including all proceeds of any Special Hazard Insurance Policy, Bankruptcy Bond, hazard or other insurance policy or guaranty covering any Mortgage Loan in such Mortgage Pool (together with any payments under any Letter of Credit, 'INSURANCE PROCEEDS') or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable Prospectus Supplement, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

          (iv) proceeds of any Mortgage Loan in such Trust Fund purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, Residential Funding, any Subservicer or Seller or any other person pursuant to the terms of the Pooling and Servicing Agreement. See 'Mortgage Loan Program -- Representations Relating to Mortgage Loans,' and 'Description of the Certificates -- Assignment of Trust Fund Assets' above;

          (v) any amount required to be deposited by the Master Servicer in connection with losses realized on investments of funds held in the Custodial Account, as described below; and

          (vi) any amounts required to be transferred from the Certificate Account to the Custodial Account.

     In addition to the Custodial Account, the Master Servicer will establish and maintain, in the name of the Trustee for the benefit of the holders of each series of Certificates, an account for the disbursement of payments on the Mortgage Loans evidenced by each series of Certificates (the 'CERTIFICATE ACCOUNT'). Both the Custodial Account and the Certificate Account must be either
(i) maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any Rating Agency that rated any Certificates of the related series not less than a specified level comparable to the rating category of such Certificates, (ii) an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing such funds that is superior to the claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iii) in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet certain rating criteria, (iv) in the case of the Certificate Account, a trust account or accounts maintained with the Trustee, or
(v) such other account or accounts acceptable to any applicable Rating Agency (an 'ELIGIBLE ACCOUNT'). The collateral that is eligible to secure amounts in an Eligible Account is limited to certain permitted investments, which are generally limited to United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the related Pooling and Servicing Agreement ('PERMITTED INVESTMENTS').

     Unless otherwise set forth in the related Prospectus Supplement, not later than the business day preceding each Distribution Date, the Master Servicer will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to

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Certificateholders on such Distribution Date. The Master Servicer or the Trustee will also deposit or cause to be deposited into the Certificate Account: (i) the amount of any Advances on Closed-End Loans, if applicable, made by the Master Servicer as described herein under ' -- Advances on Closed-End Loans,' (ii) any payments under any Letter of Credit, Financial Guaranty Insurance Policy and any amounts required to be transferred to the Certificate Account from a Reserve Fund, as described under 'Credit Enhancement' below or (iii) any amounts required to be paid by the Master Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Master Servicer to cover hazard losses on the Mortgage Loans as described under 'Description of the Certificates -- Hazard Insurance; Claims Thereunder' below,
(iv) any distributions received on any Mortgage Securities included in the Trust Fund and (v) any other amounts as set forth in the related Pooling and Servicing Agreement.

     The portion of any payment received by the Master Servicer in respect of a Mortgage Loan that is allocable to Excess Spread or Excluded Spread, as applicable, will generally be deposited into the Custodial Account, but any Excluded Spread will not be deposited in the Certificate Account for the related series of Certificates and will be distributed as provided in the related Pooling and Servicing Agreement.

     Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next Distribution Date, and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all income and gain realized from any such investment will be for the account of the Master Servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the Master Servicer out of its own funds upon realization of such loss.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

     The Master Servicer may, from time to time, make withdrawals from the Custodial Account for certain purposes, as specifically set forth in the related Pooling and Servicing Agreement, which (except as otherwise provided therein) generally will include the following:

          (i) to make deposits to the Certificate Account in the amounts and in the manner provided in the Pooling and Servicing Agreement and described above under ' -- Payments on Mortgage Loans; Deposits to Certificate Account;'

          (ii) to reimburse itself or any Subservicer for Advances, if applicable, or for amounts advanced in respect of taxes, insurance premiums or similar expenses ('SERVICING ADVANCES') as to any Mortgaged Property, out of late payments, Insurance Proceeds, Liquidation Proceeds or collections on the Mortgage Loan with respect to which such Advances or Servicing Advances were made;

          (iii) to pay to itself or any Subservicer unpaid Servicing Fees and Subservicing Fees, out of payments or collections of interest on each Mortgage Loan;

          (iv) to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by Subservicers as interest in respect of partial prepayments on the Mortgage Loans, and, if so provided in the Pooling and Servicing Agreement, any profits realized upon disposition of a Mortgaged Property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the Pooling and Servicing Agreement;

          (v) to pay to itself, a Subservicer, Residential Funding, the Company or the Seller all amounts received with respect to each Mortgage Loan purchased, repurchased or removed pursuant to the terms of the Pooling and Servicing Agreement and not required to be distributed as of the date on which the related Purchase Price is determined;

          (vi) to pay the Company or its assignee, or any other party named in the related Prospectus Supplement all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property was acquired);

          (vii) to reimburse itself or any Subservicer for any Advance, if applicable, previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance

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
     Proceeds  or  otherwise  (a  'NONRECOVERABLE  ADVANCE'),   subject  to  any
     limitations set forth in the Pooling and Servicing Agreement as described in the related Prospectus Supplement;

          (viii) to reimburse itself or the Company for certain other expenses incurred for which it or the Company is entitled to reimbursement (including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any Designated Seller) or against which it or the Company is indemnified pursuant to the Pooling and Servicing Agreement;

          (ix) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein;

          (x) to pay to itself or any Subservicer for the funding of any Draws made on the Mortgage Loans, if applicable; and

          (xi) to make deposits to the Funding Account in the amounts and in the manner provided in the Pooling and Servicing Agreement, if applicable.

DISTRIBUTIONS

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on each class of Certificates entitled thereto will be made on each Distribution Date either by the Trustee, the Master Servicer acting on behalf of the Trustee or a paying agent appointed by the Trustee (the 'PAYING AGENT'). Unless otherwise specified in the related Prospectus Supplement, such distributions will be made to the persons who are registered as the holders of such Certificates at the close of business on the last business day of the preceding month (the 'RECORD DATE'). Distributions will be made in immediately available funds (by wire transfer or otherwise) to the account of a
Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee, the Master Servicer or the Paying Agent, as the case may be, and the applicable Pooling and Servicing Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. The final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice to Certificateholders. Distributions will be made to each Certificateholder in accordance with such holder's Percentage Interest in a particular class. The ('PERCENTAGE INTEREST') represented by a Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the aggregate initial amount or notional balance of all the Certificates of such class.

PRINCIPAL AND INTEREST ON THE CERTIFICATES

     The method of determining, and the amount of, distributions of principal and interest (or, where applicable, of principal only or interest only) on a particular series of Certificates will be described in the related Prospectus Supplement. Distributions of interest on each class of Certificates will be made prior to distributions of principal thereon. Each class of Certificates (other than certain classes of Strip Certificates) may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of two or more such Pass-Through Rates. The related Prospectus Supplement will specify the Pass-Through Rate or Rates for each class, or the initial Pass-Through Rate or Rates and the method for determining the Pass-Through Rate or Rates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     On each Distribution Date for a series of Certificates, the Trustee or the Master Servicer on behalf of the Trustee will distribute or cause the Paying Agent to distribute, as the case may be, to each holder of record on the Record Date of a class of Certificates, an amount equal to the Percentage Interest represented by the Certificate held by such holder multiplied by such class's Distribution Amount. The 'DISTRIBUTION AMOUNT' for a class of Certificates for any Distribution Date will be the portion, if any, of the Principal Distribution Amount (as defined in the related Prospectus Supplement) allocable to such class for such Distribution Date, plus, if such class is entitled to payments of interest on such Distribution Date, one month's interest at the applicable Pass-Through Rate on the principal balance or notional amount of such class specified in the applicable Prospectus Supplement, less certain interest shortfalls, which generally will include (i) any Deferred Interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of one or more classes of Certificates on the related Due Date, (ii) any other interest shortfalls (including, without limitation,

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
shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time) allocable to Certificateholders which are not covered by advances or the applicable credit enhancement and (iii) if so specified in the related Prospectus Supplement, Prepayment Interest Shortfalls (as defined herein) in collections of interest on Closed-End Loans resulting from Mortgagor prepayments during the month preceding the month of distribution, in each case in such amount that is allocated to such class on the basis set forth in the Prospectus Supplement.

     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Certificates or Subordinate Certificates) shall be as set forth in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class unless otherwise set forth in the related Prospectus Supplement. In addition, unless otherwise specified in the related
Prospectus Supplement, distributions of principal on the Certificates will be limited to monthly principal payments on the Mortgage Loans, any Excess Interest, if applicable, applied as principal distributions on the Certificates and any amount distributed as a payment of principal under the related form of Credit Enhancement. To the extent the Trust Fund contains Balloon Loans that require no monthly payments and non-amortizing Mortgage Loans that require only small principal payments in proportion to the principal balance of such Mortgage Loan, the amount of principal distributions on the Certificates generally will be less than the amount that would otherwise be distributable on a similar pool of conventional loans.

     On the day specified in the related Prospectus Supplement as the determination date (the 'DETERMINATION DATE'), the Master Servicer will determine the amounts of principal and interest which will be passed through to Certificateholders on the succeeding Distribution Date. Prior to the close of business on the business day succeeding each Determination Date, the Master Servicer will furnish a statement to the Trustee (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth, among other things, the amount to be distributed on the next succeeding Distribution Date.

ADVANCES ON CLOSED-END LOANS

     Unless otherwise specified in the related Prospectus Supplement, in connection with Closed-End Loans, the Master Servicer will agree to advance (either out of its own funds, funds advanced to it by Subservicers or funds being held in the Custodial Account for future distribution), for the benefit of the Certificateholders, on or before each Distribution Date, an amount equal to the aggregate of all scheduled payments of principal (except with respect to Simple Interest Mortgage Loans and other than any Balloon Amount in the case of a Balloon Loan) and interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be (an 'ADVANCE'), which were delinquent as of the close of business on the business day preceding the Determination Date on the Mortgage Loans in the related Mortgage Pool, but only to the extent that such Advances would, in the judgment of the Master Servicer, be recoverable out of late payments by the Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise. Advances will not be made in connection with Revolving Credit Loans, except as otherwise provided in the related Prospectus Supplement. As specified in the related Prospectus Supplement with respect to any series of Certificates as to which the Trust Fund includes Mortgage Securities, the Master Servicer's advancing obligations will be pursuant to the terms of such Mortgage Securities, as may be supplemented by the terms of the applicable Pooling and Servicing Agreement, and may differ from the provisions relating to Advances described herein. Unless specified in the related Prospectus Supplement, the Master Servicer will not make any advance with respect to principal on any Simple Interest Mortgage Loan.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to related Certificateholders. Such advances does not represent an obligation of the Master Servicer to guarantee or insure against losses. If Advances have been made by the Master Servicer from cash being held for future distribution to Certificateholders, such funds will be required to be replaced on or before any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date would be less than payments required to be made to Certificateholders. Any Advance will be reimbursable to the Master Servicer out of recoveries on the related Mortgage Loans for which such amounts were advanced (e.g., late payments made by the related Mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement or proceeds of any Mortgage Loan purchased by the Company, Residential Funding, a Subservicer

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
or a Seller under the circumstances described above). Such Advances will also be reimbursable from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates, if applicable) to the extent that the Master Servicer shall determine that any such Advances previously made are not ultimately recoverable as described above. With respect to any Senior/Subordinate Series, so long as the related Subordinate Certificates remain outstanding and subject to certain limitations with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses, such Advances may also be reimbursable out of amounts otherwise distributable to holders of the Subordinate Certificates, if any. The Master Servicer generally will also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced will be reimbursable to the Master Servicer to the extent permitted by the Pooling and Servicing Agreement. The Master Servicer's obligation to make Advances may be supported by another entity, the Trustee, a Financial Guaranty Insurance Policy, a letter of credit or other method as may be described in the related Pooling and Servicing Agreement. In the event that the short-term or long-term obligations of the provider of such support are downgraded by a Rating Agency rating the related Certificates or if any collateral supporting such obligation is not performing or is removed pursuant to the terms of any agreement described in the related Prospectus Supplement, the Certificates may also be downgraded.

FUNDING ACCOUNT

     If so specified in the related Prospectus Supplement, a Pooling and Servicing Agreement or other agreement may provide for the transfer by the Sellers of additional Mortgage Loans to the related Trust after the Closing Date for the related Certificates. Such additional Mortgage Loans will be required to conform to the requirements set forth in the related Pooling and Servicing Agreement or other agreement providing for such transfer. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Funding Account (a 'FUNDING ACCOUNT'). If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Certificates of the related series or a portion of collections on the Mortgage Loans in respect of principal will be deposited in such account to be released as additional Mortgage Loans are transferred. Unless otherwise specified in the related Prospectus Supplement, a Funding Account will be required to be maintained as an Eligible Account, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Certificates. Unless otherwise specified in the related Prospectus Supplement, the related Pooling and Servicing Agreement or other agreement providing for the transfer of additional Mortgage Loans will provide that all such transfers must be made within 9 months (as to amounts representing proceeds of the sale of the Certificates) or 12 months (as to amounts representing principal collections on the Mortgage Loans) after the Closing Date, and that amounts set aside to fund such transfers (whether in a Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Master Servicer will forward or cause to be forwarded to each Certificateholder of record a statement or statements with respect to the related Trust Fund setting forth the information described in the related Pooling and Servicing Agreement. Except as otherwise provided in the related Pooling and Servicing Agreement, such information generally will include the following, as applicable:

          (i) the amount, if any, of such distribution allocable to principal;

          (ii) the amount, if any, of such distribution allocable to interest, and the amount, if any, of any shortfall in the amount of interest and principal;

          (iii) the aggregate unpaid principal balance of the Mortgage Loans or, if applicable, the Trust Balances thereof after giving effect to the distribution of principal on such Distribution Date;

          (iv) the outstanding principal balance or notional amount of each class of Certificates after giving effect to the distribution of principal on such Distribution Date;

          (v) based on the most recent reports furnished by Subservicers, the number of Mortgage Loans in the related Mortgage Pool that are delinquent
     (a) one month, (b) two months and (c) three months, and that are

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
     in foreclosure and the aggregate principal balances of such Mortgage Loans or, if applicable, the Trust Balances thereof;

          (vi) the book value of any property acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

          (vii) the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;

          (viii) the  percentage  of the  outstanding  principal  balance of the
     Senior   Certificates,   if   applicable,   after  giving   effect  to  the
     distributions on such Distribution Date;

          (ix) the amount of coverage under any Letter of Credit or other form of credit enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

          (x) if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of such amounts;

          (xi) in the case of Certificates benefiting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date; and

          (xii) with respect to any series of Certificates as to which the Trust Fund includes Mortgage Securities, certain additional information as required under the related Pooling and Servicing Agreement.

     Each amount set forth pursuant to clause (i) or (ii) above will be expressed as a dollar amount per Single Certificate. As to a particular class of Certificates, a 'SINGLE CERTIFICATE' generally will evidence a Percentage Interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the Certificates of such class, except as otherwise provided in the related Pooling and Servicing Agreement. In addition to the information described above, reports to Certificateholders will contain such other information as is set forth in the applicable Pooling and Servicing Agreement, which may include, without limitation, information as to Advances, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

     In addition, to the extent described in the Pooling and Servicing Agreement, within a reasonable period of time after the end of each calendar year, the Master Servicer will furnish a report to each person that was a holder of record of any class of Certificates at any time during such calendar year. Such report will include information as to the aggregate of amounts reported pursuant to clauses (i) and (ii) above for such calendar year or, in the event such person was a holder of record of a class of Certificates during a portion of such calendar year, for the applicable portion of such year.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Pooling and Servicing Agreement and any applicable insurance policy or other credit enhancement, follow such collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to mortgage loans comparable to the Mortgage Loans. Consistent with the foregoing, the Master Servicer may in its discretion waive any prepayment charge in connection with the prepayment of a Mortgage Loan or extend the Due Dates for payments due on a Mortgage Note, provided that the insurance coverage for such Mortgage Loan or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. With respect to any series of Certificates as to which the Trust Fund includes Mortgage Securities, the Master Servicer's servicing and administration obligations will be pursuant to the terms of such Mortgage Securities.

     Under its Subservicing Agreement, a Subservicer is granted certain discretion to extend relief to Mortgagors whose payments become delinquent. A Subservicer may grant a period of temporary indulgence (generally up to three months) to a Mortgagor or may enter into a liquidating plan providing for repayment by the Mortgagor of delinquent amounts within six months from the date of execution of the plan, in each case without the prior approval of the Master Servicer. Other types of forbearance generally require Master Servicer approval. Neither indulgence nor forbearance with respect to a Mortgage Loan will affect the Pass-Through Rate or Rates used in calculating distributions to Certificateholders. See ' -- Distributions.'

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
     In certain instances in which a Mortgage Loan is in default (or if default is reasonably foreseeable), and if determined by the Master Servicer to be in the best interests of the related Certificateholders, the Master Servicer may permit certain modifications of the Mortgage Loan or make forbearances of the Mortgage Loan rather than proceeding with foreclosure. In making such determination, the estimated Realized Loss that might result if such Mortgage Loan were liquidated would be taken into account. Such modifications may have the effect of reducing the Mortgage Rate or extending the final maturity date of the Mortgage Loan. Any such modified Mortgage Loan may remain in the related Trust Fund, and the reduction in collections resulting from such modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related Certificates.

     In connection with any significant partial prepayment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be re-amortized such that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount thereof by the original maturity date based on the original Mortgage Rate, provided that such re-amortization shall not be permitted if it would constitute a modification of the Mortgage Loan for federal income tax purposes.

     In any case in which property subject to a Mortgage Loan (other than an ARM Loan described below) is being conveyed by the Mortgagor, the Master Servicer, directly or through a Subservicer, shall in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the Master Servicer or Subservicer is prevented from enforcing such due-on-sale clause under applicable law or if the Master Servicer or Subservicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale clause, the Master Servicer or Subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note subject to certain specified conditions. The original Mortgagor may be released from liability on a Mortgage Loan if the Master Servicer or Subservicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan. An ARM Loan may be assumed if such ARM Loan is by its terms assumable and if, in the reasonable judgment of the Master Servicer or the Subservicer, the proposed transferee of the related Mortgaged Property establishes its ability to repay the loan and the security for such ARM Loan would not be impaired by the assumption. If a Mortgagor transfers the Mortgaged Property subject to an ARM Loan without consent, such ARM Loan may be declared due and payable. Any fee collected by the Master Servicer or Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or Subservicer as additional servicing compensation unless otherwise set forth in the related Prospectus Supplement. See 'Certain Legal Aspects of Mortgage Loans and Related Matters -- Enforceability of Certain Provisions' herein. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be altered. Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer or the related Subservicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, and the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer or the Subservicer for processing such request will be retained by the Master Servicer or Subservicer as additional servicing compensation.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     With respect to a Mortgage Loan in default, the Master Servicer or the related Subservicer will decide whether to foreclose upon the Mortgaged Property or write off the principal balance of the Mortgage Loan, or the Trust Balance thereof, as a bad debt. In connection with such decision, the Master Servicer or the related Subservicer will, following usual practices in connection with senior and junior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate. To the extent that a Mortgage Loan is a junior Mortgage Loan, following any default thereon, unless foreclosure proceeds for such Mortgage Loan are

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
expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that such Mortgage Loan will be written off as bad debt with no foreclosure proceeding. See 'Risk Factors -- Special Features of the Mortgage Loans' herein. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of Certificateholders and, if applicable, the holders of any Excluded Balances. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan (an 'REO MORTGAGE LOAN') will be considered for most purposes to be an outstanding Mortgage Loan or an outstanding Trust Balance of the related Revolving Credit Loan, held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a 'LIQUIDATED MORTGAGE LOAN'). For purposes of calculations of amounts distributable to Certificateholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any such acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, such amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as such REO Mortgage Loan is considered to remain in the Trust Fund. If a REMIC election has been made, any Mortgaged Property so acquired by the Trust Fund must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the Trust Fund as a REMIC. To the extent provided in the related Pooling and Servicing Agreement, any income (net of expenses and other than gains described below) received by the Subservicer or the Master Servicer on such Mortgaged Property prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at such time to the extent provided in the related Pooling and Servicing Agreement, for making payments to Certificateholders.

     With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under 'Certain Legal Aspects of Mortgage Loans and Related Matters -- Foreclosure on Mortgage Loans' concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund. The Master Servicer may elect to treat a defaulted Mortgage Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise distributable to the related Certificateholders, or may be offset by any subsequent recovery related to such Mortgage Loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to Certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Mortgage Loan. Upon foreclosure of a Revolving Credit Loan, the related Liquidation Proceeds will be allocated among the Trust Balances and Excluded Balances as described in the Prospectus Supplement.

     With respect to certain series of Certificates, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Mortgage Loan or REO Mortgage Loan will be removed from the Trust Fund prior to the final liquidation thereof in which case any estimated loss may be covered by any
applicable   form   of   credit   enhancement   or   other   insurance   or  the
Certificateholders  may bear such  loss.  If a  defaulted  Mortgage  Loan or REO
Mortgage Loan is not so removed from the Trust Fund, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Certificateholders will bear such loss. However, if a gain results from the final liquidation of an REO Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see 'Description of Credit Enhancement' and 'Description of the Certificates -- Hazard Insurance; Claims Thereunder.'

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
     The Master Servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under the Pooling and Servicing Agreement. The Master Servicer may be subject to certain restrictions under the Pooling and Servicing Agreement with respect to the refinancing of a lien senior to a Mortgage Loan on the related Mortgaged Property.

HAZARD INSURANCE; CLAIMS THEREUNDER

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan (other than a Cooperative Loan) will be required to be covered by a hazard insurance policy (as described below). The following summary, as well as other pertinent information included elsewhere in this Prospectus, do not describe all terms of a hazard insurance policy but will reflect all material terms thereof relevant to an investment in the Certificates. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies.

     Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will require the Master Servicer to cause to be maintained for each Mortgaged Property a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of (i) 100% of the insurable value of the improvements (guaranteed replacement) or (ii) the sum of the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

     As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited initially in the Custodial Account and ultimately in the Certificate Account. The Pooling and Servicing Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the Custodial Account or the applicable Certificate Account all amounts which would have been deposited therein but for such clause.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

     Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See 'Description of Credit Enhancement -- Special Hazard Insurance Policies' for a description of the limited protection afforded by any Special Hazard Insurance Policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

                       DESCRIPTION OF CREDIT ENHANCEMENT

     Credit support with respect to each series of Certificates may be comprised of one or more of the components described below. Each component may have a dollar limit and will generally provide coverage with respect to Realized Losses that are, as applicable, (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a 'DEFAULTED MORTGAGE LOSS'); (ii) of a type generally covered by a Special

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
Hazard Insurance Policy (any such loss, a 'SPECIAL HAZARD LOSS'); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a 'BANKRUPTCY LOSS'); and (iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a 'FRAUD LOSS').

     Unless otherwise specified in the related Prospectus Supplement, credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ('EXTRAORDINARY LOSSES') will not be covered. To the extent that the credit enhancement for any series of Certificates is exhausted, the Certificateholders will bear all further risks of loss not otherwise insured against.

     As set forth below and in the related Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more Letters of Credit, (ii) coverage with respect to Special Hazard Losses may be provided by one or more Letters of Credit or a Special Hazard Insurance Policies (any instrument, to the extent providing such coverage, a 'SPECIAL HAZARD INSTRUMENT'), (iii) coverage with respect to Bankruptcy Losses may be provided by one or more Letters of Credit or a Bankruptcy Bond and (iv) coverage with respect to Fraud Losses may be provided by one or more Letters of Credit or mortgage repurchase bonds. In addition, if so specified in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of (i) a Reserve Fund to cover such losses, (ii) subordination of one or more classes of Subordinate Certificates to provide credit support to one or more classes of Senior Certificates or (iii) Overcollateralization, Letters of Credit, surety bonds, Financial Guaranty Insurance Policies or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. The credit support may be provided by an assignment of the right to receive certain cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the related Prospectus Supplement.

     With respect to any defaulted Mortgage Loan that is finally liquidated, the amount of loss realized, if any (as described in the related Pooling and Servicing Agreement, a 'REALIZED LOSS'), will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for related Advances, if applicable, and expenses allocable to the Trust Fund) towards interest and principal owing on the Mortgage Loan. With respect to a Mortgage Loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss. The 'STATED PRINCIPAL BALANCE' of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date whether received or not, reduced by all amounts allocable to principal that are distributed to Certificateholders on or before the date of determination, and as further reduced to the extent that any Realized Loss thereon has been allocated to any Certificates on or before such date.

     For any series of Certificates backed by Trust Balances of Revolving Credit Loans, the credit enhancement provided with respect to such Certificates will cover any portion of any Realized Losses allocated to such Trust Balances, subject to any limitations described herein and in the related Prospectus Supplement. See 'Allocation of Revolving Credit Loan Balances' herein.

     Each Prospectus Supplement will include a description of (a) the amount payable under the credit enhancement arrangement, if any, provided with respect to a series, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and (d) the material provisions of any agreement relating to such credit support. Additionally, each such Prospectus Supplement will set forth certain information with respect to the Issuer of any third-party credit enhancement (the 'CREDIT

                                       41




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
ENHANCER'). The Pooling and Servicing Agreement or other documents may provide for reimbursement rights, control rights or other provisions that may be required by the Credit Enhancer.

     The descriptions of any insurance policies, bonds or other instruments described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not describe all terms thereof but will reflect all relevant terms thereof material to an investment in the Certificates. Copies of such instruments will be included as exhibits to the Form 8-K to be filed with the Commission in connection with the issuance of the related series of Certificates.

FINANCIAL GUARANTY INSURANCE POLICY

     If so specified in the related Prospectus Supplement, a financial guaranty insurance policy (a 'FINANCIAL GUARANTY INSURANCE POLICY') may be obtained and maintained for a class or series of Certificates. The issuer of the Financial Guaranty Insurance Policy (the 'INSURER') will be described in the related Prospectus Supplement and a copy of the form of Financial Guaranty Insurance Policy will be filed with the related Current Report on Form 8-K.

     Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Certificates that an amount equal to the full amount of distributions due to such holders will be received by the Trustee or its agent on behalf of such holders for distribution on each Distribution Date. The specific terms of any Financial Guaranty Insurance Policy will be set forth in the related Prospectus Supplement. A Financial Guaranty Insurance Policy may have limitations and generally will not insure the obligation of the Sellers or the Master Servicer to purchase or substitute for a defective Mortgage Loan and will not guarantee any specific rate of principal prepayments. Unless otherwise specified in the related Prospectus Supplement, the Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Financial Guaranty Insurance Policy.

LETTER OF CREDIT

     If any component of credit enhancement as to any series of Certificates is to be provided by a letter of credit (the 'LETTER OF CREDIT'), a bank (the 'LETTER OF CREDIT BANK') will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Mortgage Loans. The Letter of Credit Bank, the amount available under the Letter of Credit with respect to each component of credit enhancement, the expiration date of the Letter of Credit, and a more detailed description of the Letter of Credit will be specified in the related Prospectus Supplement. On or before each Distribution Date, the Letter of Credit Bank will be required to make certain payments after notification from the Trustee, to be deposited in the related Certificate Account with respect to the coverage provided thereby. The Letter of Credit may also provide for the payment of Advances.

SPECIAL HAZARD INSURANCE POLICIES

     Any insurance policy covering Special Hazard Losses (a 'SPECIAL HAZARD INSURANCE POLICY') obtained by the Company for a Trust Fund will be issued by the insurer named in the related Prospectus Supplement. Each Special Hazard Insurance Policy generally will, subject to limitations described in the related Prospectus Supplement, if any, will protect the related Certificateholders from Special Hazard Losses which are (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. See 'Description of the Certificates -- Hazard Insurance; Claims Thereunder.' A Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the Mortgagor. Aggregate claims under a Special Hazard Insurance Policy will be limited to the amount set forth in the related Pooling and Servicing Agreement and will be subject to reduction as set forth in such related Pooling and Servicing Agreement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Master Servicer.

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     To the extent set forth in the related Prospectus  Supplement,  coverage in respect of Special Hazard Losses for a series of Certificates may be provided, in whole or in part, by a type of special hazard coverage other than a Special Hazard Insurance Policy or by means of a representation of the Company or Residential Funding.

BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then outstanding principal balance of the first and junior loans secured by such Mortgaged Property (such difference, a 'DEFICIENT VALUATION'). The amount of the secured debt could then be reduced to such value, and, thus, the holder of such first and junior loans would become unsecured creditors to the extent the outstanding principal balance of such loans exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the Monthly Payment on the related Mortgage Loan (a 'DEBT SERVICE REDUCTION;' Debt Service Reductions and Deficient Valuations, collectively referred to herein as 'BANKRUPTCY LOSSES'). See 'Certain Legal Aspects of Mortgage Loans and Related Matters -- Anti-Deficiency Legislation and Other Limitations on Lenders.' Any Bankruptcy Bond to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained by the Company for a Trust Fund will be issued by an insurer named in the related Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement.

SUBORDINATION

     A Senior/Subordinate Series of Certificates will consist of one or more classes of Senior Certificates and one or more classes of Subordinate Certificates, as set forth in the related Prospectus Supplement. With respect to any Senior/Subordinate Series, the total amount available for distribution on each Distribution Date, as well as the method for allocating such amount among the various classes of Certificates included in such series, will be described in the related Prospectus Supplement. Generally, with respect to any such series the amount available for distribution will be allocated first to interest on the Senior Certificates of such series, and then to principal of the Senior Certificates up to the amounts described in the related Prospectus Supplement, prior to allocation of any amounts to the Subordinate Certificates of such series.

     Realized Losses will be allocated to the Subordinate Certificates of the related series in the order specified in the related Prospectus Supplement until the outstanding principal balance of such class has been reduced to zero. Additional Realized Losses, if any, will be allocated to the Senior Certificates. If such series includes more than one class of Senior Certificates, such additional Realized Losses will be allocated either on a pro rata basis among all of the Senior Certificates in proportion to their respective outstanding principal balances or as otherwise provided in the related Prospectus Supplement. The respective amounts of specified types of losses (including certain Special Hazard Losses, Fraud Losses and Bankruptcy Losses) that may be borne solely by the Subordinate Certificates may be limited to an amount described in the related Prospectus Supplement, in which case such losses would be allocated on a pro rata basis among all outstanding classes of Certificates. Generally, any allocation of a Realized Loss to a Certificate will be made by reducing the outstanding principal balance thereof as of the Distribution Date following the calendar month in which such Realized Loss was incurred. At any given time, the percentage of the outstanding principal balances of all of the Certificates evidenced by the Senior Certificates is the 'SENIOR PERCENTAGE,' determined in the manner set forth in the related Prospectus Supplement.

     As set forth above, the rights of holders of the various classes of Certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each such class (or, if applicable, the related notional amount). The outstanding principal balance of any Certificate will be reduced by all amounts previously distributed on such Certificate in respect of principal and by any Realized Losses allocated thereto. If there are no Realized Losses or prepayments of principal on any of the Mortgage Loans, the respective rights of the holders of Certificates of any series to future distributions generally would not change. However, to the extent set forth in the related Prospectus Supplement, holders of Senior Certificates may be entitled to receive a disproportionately larger amount of prepayments received during certain specified periods, which will have the effect (absent offsetting losses) of accelerating the amortization of the Senior Certificates and increasing the respective percentage ownership interest evidenced by the Subordinate

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
Certificates in the related Trust Fund (with a corresponding decrease in the Senior Percentage), thereby preserving the availability of the subordination provided by the Subordinate Certificates. In addition, as set forth above, certain Realized Losses generally will be allocated first to Subordinate Certificates by reduction of the outstanding principal balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the Senior Certificates in the related Trust Fund.

     If so provided in the Pooling and Servicing Agreement, the Master Servicer may be permitted, under certain circumstances, to purchase any Mortgage Loan (or the Trust Balance thereof, if applicable) that is three or more months delinquent in payments of principal and interest, at the Purchase Price. Such Purchase Price will be advanced by the Master Servicer to the Trust Fund, subject to the right of the Master Servicer to reimbursement from the Trust Fund for any Realized Losses subsequently incurred. Any Realized Loss so incurred in connection with any such Mortgage Loan (or the Trust Balance thereof, if applicable) will be allocated among the then outstanding Certificateholders of the related series in the same manner as Realized Losses on Mortgage Loans that have not been so purchased.

     To the extent provided in the related Prospectus Supplement, certain amounts otherwise payable on any Distribution Date to holders of Subordinate Certificates may be deposited into a Reserve Fund. Amounts held in any Reserve Fund may be applied as described under 'Description of Credit Enhancement -- Reserve Funds' in the related Prospectus Supplement.

     With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described above. Any such variation and any additional credit enhancement will be described in the related Prospectus Supplement.

OVERCOLLATERALIZATION

     If so specified in the related Prospectus Supplement, interest collections on the Mortgage Loans, or the Trust Balances of the related Revolving Credit Loans, as applicable, may exceed interest distributions on the Certificates for the related Distribution Date (such excess referred to as 'EXCESS INTEREST'). Such Excess Interest may be deposited into a Reserve Fund or applied as a distribution of principal on the Certificates. To the extent Excess Interest is applied as principal distributions on the Certificates, the effect will be to reduce the principal balance of the Certificates relative to the outstanding balance of the Mortgage Loans, thereby creating 'OVERCOLLATERALIZATION'and additional protection to the Certificateholders, as specified in the related Prospectus Supplement.

RESERVE FUNDS

     If so specified in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a 'RESERVE FUND') any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the related Prospectus Supplement and related Pooling and Servicing Agreement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Certificates, from the Excess Spread, Excluded Spread or otherwise. A Reserve Fund for a series of Certificates which is funded over time by depositing therein a portion of the interest payment on each Mortgage Loan may be referred to as a 'SPREAD ACCOUNT' in the related Prospectus Supplement and Pooling and Servicing Agreement. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Certificates, Excess Spread, Excluded Spread or other cash flows attributable to the related Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. With respect to any series of Certificates as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund.

     Amounts in a Reserve Fund may be distributed to Certificateholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund. A Reserve Fund may provide coverage to

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
more than one series of Certificates if set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee will have a perfected security interest for the benefit of the Certificateholders in the assets in the Reserve Fund. However, to the extent that the Company, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and the corresponding payments to the Certificateholders. Such delays could adversely affect the yield to investors on the related Certificates.

     Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or another service provider as additional compensation.

MAINTENANCE OF CREDIT ENHANCEMENT

     If credit enhancement has been obtained for a series of Certificates, the Master Servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept such credit enhancement in full force and effect throughout the term of the applicable Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under ' -- Reduction or Substitution of Credit Enhancement.' The Master Servicer, on behalf of itself, the Trustee and Certificateholders, will provide the Trustee information required for the Trustee to draw any applicable credit enhancement.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to pay the premiums for each Financial Guaranty Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond, as applicable, on a timely basis. In the event the related insurer ceases to be a 'QUALIFIED INSURER' because it ceases to be qualified under applicable law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of such policy or bond. If the cost of the replacement policy is greater than the cost of such policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the Company, be reduced to a level such that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the Certificates associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the Certificateholders.

     If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Letter of Credit, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Letter of Credit or other credit enhancement is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

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
REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided with respect to any series of Certificates and relating to various types of losses incurred may be reduced under certain specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the related Pooling and Servicing Agreement. Additionally, in most cases, such credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Certificateholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Certificates will not be adversely affected thereby. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related Certificates may be downgraded to a corresponding level, and, unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor the Company will be obligated to obtain replacement credit support in order to restore the rating of the Certificates. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating of each class of the related series of Certificates is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Master Servicer or such other person that is entitled thereto. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

                              PURCHASE OBLIGATIONS

     Certain types of Mortgage Loans and certain classes of Certificates of any series, as specified in the related Prospectus Supplement, may be subject to a purchase obligation (a 'PURCHASE OBLIGATION') that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable Certificateholders. A Purchase Obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, maturity guaranty, put option or demand feature. The terms and conditions of each Purchase Obligation, including the purchase price, timing and payment procedure, will be described in the related Prospectus Supplement. A Purchase Obligation with respect to Mortgage Loans may apply to that Mortgage Loans or to the related Certificates. Each Purchase Obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each Purchase Obligation will be evidenced by an instrument delivered to the Trustee for the benefit of the applicable Certificateholders of the related series. Each Purchase Obligation with respect to Mortgage Loans will be payable solely to the Trustee for the benefit of the Certificateholders of the related series. Other Purchase Obligations may be payable to the Trustee or directly to the holders of the Certificates to which such obligations relate.

                                  THE COMPANY

     The Company is an indirect wholly-owned subsidiary of GMAC Mortgage, which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The Company was incorporated in the State of Delaware on May 5, 1995. The Company was organized for the purpose of acquiring first or junior lien home equity mortgage loans and mortgage securities and issuing securities backed by such mortgage loans and mortgage securities. The Company anticipates that it will in many cases have acquired Mortgage Loans indirectly through Residential Funding, which is also an indirect wholly-owned subsidiary of GMAC Mortgage. The Company does not have, nor is it expected in the future to have, any significant assets.

     The Certificates do not represent an interest in or an obligation of the Company. The Company's only obligations with respect to a series of Certificates will be pursuant to certain limited representations and warranties made by the Company or as otherwise provided in the related Prospectus Supplement.

     The Company maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is
(612) 832-7000.

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                        RESIDENTIAL FUNDING CORPORATION

     If so specified in the related Prospectus Supplement, Residential Funding, an affiliate of the Company, will act as the Master Servicer or Manager for a series of Certificates.

     Residential Funding buys mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Residential Funding's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. Residential Funding conducts operations from its headquarters in Minneapolis and from offices located in California, Colorado, Connecticut, Florida, Georgia, Maryland, New York, North Carolina, Rhode Island and Texas. At March 31, 1997, Residential Funding was master servicing a first lien loan portfolio of approximately $34.8 billion and a second lien loan portfolio of approximately $1.8 billion.

                      THE POOLING AND SERVICING AGREEMENT

     As described above under 'Description of the Certificates -- General,' each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement. The following summaries describe certain additional provisions common to each Pooling and Servicing Agreement and are qualified entirely by reference to the actual terms of the Pooling and Servicing Agreement for a series of Certificates.

SERVICING AND ADMINISTRATION

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances). As compensation for its servicing duties, a Subservicer or, if there is no Subservicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement, which may vary under certain circumstances from the amounts described in the Prospectus Supplement. Certain Subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable Mortgage Loan which is over and above the interest rate specified at the time the Company or Residential Funding, as the case may be, committed to purchase the Mortgage Loan. See 'Mortgage Loan Program -- Subservicing.' Subservicers will be required to pay to the Master Servicer an amount equal to one month's interest (net of its servicing or other compensation) on the amount of any partial Principal Prepayment. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will retain such amounts to the extent collected from Subservicers. In addition, the Master Servicer or a Subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the Custodial Account or the applicable Certificate Account (unless otherwise specified in the related Prospectus Supplement) or in a Subservicing Account, as the case may be. In addition, certain reasonable duties of the Master Servicer may be performed by an affiliate of the Master Servicer who will be entitled to reasonable compensation therefor from the Trust Fund.

     The Master Servicer (or, if specified in the related Pooling and Servicing Agreement, the Trustee on behalf of the applicable Trust Fund) will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of certain credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Subservicers and Designated Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Designated Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

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
EVIDENCE AS TO COMPLIANCE

     Each Pooling and Servicing Agreement will provide for delivery (on or before a specified date in each year) to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled in all material respects the minimum servicing standards set forth in the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development for use by independent public accountants, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Federal Home Mortgage Corporation (each, an 'AUDIT GUIDE') throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

     Each Pooling and Servicing Agreement will also provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Company and the Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, the servicing of mortgage loans under agreements (including the related Pooling and Servicing Agreement) was conducted substantially in compliance with the minimum servicing standards set forth in the related Audit Guide (to the extent that procedures in such Audit Guide are applicable to the servicing obligations set forth in such agreements) except for such significant exceptions or errors in records that shall be reported in such statement. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the related Audit Guide described above (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

     Copies of the annual statement of an officer of the Master Servicer may be obtained by Certificateholders without charge upon written request to the Master Servicer, at the address indicated in the monthly statement to Certificateholders.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

     The Pooling and Servicing Agreement for each series of Certificates will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

     Each Pooling and Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Company nor any director, officer, employee or agent of the Master Servicer or the Company will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Company, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Pooling and Servicing Agreement will further provide that the Master Servicer, the Company and any director, officer, employee or agent of the Master Servicer or the Company is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the related series of Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that the Master Servicer and the Company will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Company may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund

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
and the Master Servicer or the Company,  as the case may be, will be entitled to
be   reimbursed    therefor   out   of   funds   otherwise    distributable   to
Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master
Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided that such person meets the requirements set forth in the Pooling and Servicing Agreement. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights and delegate its duties and obligations under a Pooling and Servicing Agreement to any person reasonably satisfactory to the Company and the Trustee and meeting the requirements set forth in the related Pooling and Servicing Agreement. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling and Servicing Agreement, exclusive of liabilities and obligations incurred by it prior to the time of such assignment.

EVENTS OF DEFAULT

     Events of Default under the Pooling and Servicing Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, generally will include: (i) any failure by the Master Servicer to make a required deposit to the Custodial Account or the Certificate Account or, if the Master Servicer is the Paying Agent, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the aggregate Percentage Interests constituting such class;
(ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement with respect to such series of Certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of any class of Certificates of such series evidencing not less than 25% of the aggregate Percentage Interests constituting such class; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Event of Default as set forth in the Pooling and Servicing Agreement. A default pursuant to the terms of any Mortgage Securities included in any Trust Fund will not constitute an Event of Default under the related Pooling and Servicing Agreement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default remains unremedied, either the Company or the Trustee may (except as otherwise provided for in the related Pooling and Servicing Agreement with respect to the Credit Enhancer, if applicable), and, at the direction of the holders of Certificates evidencing not less than 51% of the aggregate voting rights in the related Trust Fund, the Trustee shall (except as otherwise provided for in the related Pooling and Servicing Agreement with respect to the Credit Enhancer), by written notification to the Master Servicer and to the Company or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement (other than any right of the Master Servicer as Certificateholder and other than the right to receive servicing compensation, expenses for servicing the Mortgage Loans during any period prior to the date of such termination and such other reimbursements, of amounts the Master Servicer is entitled to withdraw from the Custodial Account) covering such Trust Fund and in and to the Mortgage Loans and the proceeds thereof, whereupon the Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity.

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
The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling and Servicing Agreement.

     No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless (a) such holder previously has given to the Trustee written notice of default and the continuance thereof, (b) the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and (ii) have offered to the Trustee reasonable indemnity and (c) the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity (except as otherwise provided for in the related Pooling and Servicing Agreement with respect to the Credit Enhancer). However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Pooling and Servicing Agreement may be amended by the Company, the Master Servicer and the Trustee, without the consent of the related Certificateholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error; (iii) to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained (except that (a) deposits to the Certificate Account may not occur later than the related Distribution Date, (b) such change may not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (c) such change may not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency) as specified in the related Prospectus Supplement; (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any related Certificateholder or (b) to restrict the transfer of the REMIC Residual Certificates, provided that the Company has determined that such change would not adversely affect the applicable ratings of any classes of the Certificates, as evidenced by a letter from each applicable Rating Agency as specified in the related Prospectus Supplement, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee; or (v) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement which are not materially inconsistent with the provisions thereof, so long as such action will not adversely affect in any material respect the interests of any Certificateholder.

     The Pooling and Servicing Agreement may also be amended by the Company, the Master Servicer and the Trustee (except as otherwise provided for in the related Pooling and Servicing Agreement with respect to the Credit Enhancer) with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the related Certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate, (ii) impair the right of any Certificateholder to institute suit for the enforcement of the provisions of the Pooling and Servicing Agreement or (iii) reduce the percentage of Certificates of any class the holders of which are required to consent to any such amendment unless the holders of all Certificates of such class have consented to the change in such percentage.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling and Servicing Agreement without

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having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement for each series of Certificates (other than certain limited payment and notice obligations of the Trustee and the Company, respectively) will terminate upon the payment to the related Certificateholders of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to such Certificateholders following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company or, if specified in the related Prospectus Supplement, by the holder of the REMIC Residual Certificates (see 'Certain Federal Income Tax Consequences' below) from the Trust Fund for such series of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans. In addition to the foregoing, the Master Servicer or the Company may have the option to purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Certificates or at any time thereafter, at the option of the Master Servicer or the Company, the Mortgage Loans may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Company. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Certificateholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Certificateholders based upon the fee that would be foregone by the Master Servicer because of such termination.

     Any such purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Certificates shall be made at the option of the Master Servicer, the Company or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, but the right of any such entity to purchase the Mortgage Loans and related property will be subject to the criteria, and will be at the price set forth in the related Prospectus Supplement. Such early termination may adversely affect the yield to holders of certain classes of such Certificates. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Company and/or its affiliates, including Residential Funding.

     The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the aggregate voting rights in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of a Certificate will depend on the price paid by the holder for such Certificate, the Pass-Through Rate on any such Certificate entitled to payments of interest (which Pass-Through Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the

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Mortgage Loans and the rate and timing of Draws in the case of Revolving  Credit
Loans and the allocation thereof to reduce the principal balance of such Certificate (or notional amount thereof, if applicable).

     The amount of interest payments on a Mortgage Loan distributed (or accrued in the case of Deferred Interest or Accrual Certificates) monthly to holders of a class of Certificates entitled to payments of interest will be calculated on the basis of such class's specified percentage of each such payment of interest (or accrual in the case of Accrual Certificates) and will be expressed as a fixed, adjustable or variable Pass-Through Rate payable on the outstanding principal balance or notional amount of such Certificate, or any combination of such Pass-Through Rates, calculated as described herein and in the related Prospectus Supplement. See 'Description of the Certificates -- Distributions.' Holders of Strip Certificates or a class of Certificates having a Pass-Through Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Certificates, as applicable.

     The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate to the extent that interest accrues on each Mortgage Loan during the calendar month or a period preceding a Distribution Date instead of through the day immediately preceding such Distribution Date.

     A class of  Certificates  may be  entitled  to  payments  of  interest at a variable or adjustable Pass-Through Rate, or any combination of such Pass-Through Rates, as specified in the related Prospectus Supplement. A variable Pass-Through Rate may be calculated based on the weighted average of the Mortgage Rates (net of Servicing Fees and any Excess Spread or Excluded Spread) of the related Mortgage Loans (the 'NET MORTGAGE RATE') or certain balances thereof for the month preceding the Distribution Date, by reference to an index or otherwise. The aggregate payments of interest on a class of Certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Certificates (or the rate of reduction in the notional amount of Certificates entitled to payments of interest only) and, in the case of Certificates evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. The yield on the Certificates will also be affected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of certain breaches of representations made in respect of such Mortgage Loans, or conversions of ARM Loans to a fixed interest rate. See 'Mortgage Loan Program -- Representations Relating to Mortgage Loans' and 'Description of the Certificates -- Assignment of Trust Fund Assets' above. In addition, if the index used to determine the Pass-Through Rate for the Certificates is different than the Index applicable to the Mortgage Rates, the yield on the Certificates will be sensitive to changes in the index related to the Pass-Through Rate and the yield on the Certificates may be reduced by application of a cap on the Pass-Through Rate based on the weighted average of the Net Mortgage Rates or such other formulas as may be set forth in the related Prospectus Supplement.

     In general, if a Certificate is purchased at a premium over its face amount and distributions of principal on such Certificate occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Certificate is purchased at a discount from its face amount and distributions of principal on such Certificate occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. If Strip Certificates are issued evidencing a right to payments of interest only or disproportionate payments of interest, a faster than expected rate of principal payments on the Mortgage Loans (net of Draws if applicable) will negatively affect the total return to investors in any such Certificates. The yield on a class of Strip Certificates that is entitled to receive payments of interest only will nevertheless be affected by any losses on the related Mortgage Loans because of the effect on the timing and amount of payments. In certain circumstances, rapid principal payments on the Mortgage Loans (net of Draws if applicable) may result in the failure of such holders to recoup their original investment. If Strip Certificates are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the Mortgage Loans (net of Draws if applicable) could negatively affect the anticipated yield on such Strip Certificates. In addition, the total return to investors of Certificates evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the Mortgage Loans from time to time will be adversely affected by principal payments on Mortgage Loans with Mortgage Rates higher than the weighted average Mortgage Rate on the Mortgage Loans. In general, mortgage loans with higher Mortgage Rates or Gross Margins are likely to prepay at a faster rate than mortgage loans with lower Mortgage Rates or

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Gross  Margins.  In  addition,  the yield to maturity on certain  other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate that fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of principal payments on the related Mortgage Loans (net of Draws if applicable) than other classes of Certificates.

     The timing of changes in the rate of principal distributions on a Certificate may significantly affect an investor's actual yield to maturity, even if the average rate of principal distributions experienced over time is consistent with an investor's expectation. In general, the earlier a distribution of principal on a Certificate, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal distributions occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal distributions.

     Unless otherwise specified in the related Prospectus Supplement, prepayments in full or final liquidations of Closed-End Loans will reduce the amount of interest distributed in the following month to holders of Certificates entitled to distribution of interest because the resulting Prepayment Interest Shortfall will not be covered by Compensating Interest. See 'Description of the Certificates -- Principal and Interest on the Certificates.' Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal of a Closed-End Loan is applied so as to reduce the outstanding principal balance thereof as of the first day of the month in which such partial prepayment is received. As a result, the effect of a partial prepayment on a Closed-End Loan generally will be to reduce the amount of interest distributed to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable
Pass-Through Rate or Net Mortgage Rate, as the case may be, on the prepaid amount. See 'Description of the Certificates -- Payment on Mortgage Loans; Deposits to Certificate Account.' Neither full nor partial principal prepayments on Closed-End Loans will be distributed until the Distribution Date in the month following receipt.

     The rate and timing of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the related Certificates. For a general discussion of the risk of defaults on the Mortgage Loans, see 'Risk Factors -- Special Features of the Mortgage Loans' herein. There can be no assurance as to the rate of losses or delinquencies on any of the Mortgage Loans, however, such losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, holders of Certificates of the series evidencing interests in the related Mortgage Pool (or certain classes thereof) will bear all risk of such losses resulting from default by Mortgagors. See 'Risk Factors -- Limitations, Reduction and Substitution of Credit Enhancement' herein. Even where the applicable credit enhancement covers all losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield to maturity.

     With respect to certain Mortgage Loans (including ARM Loans and Revolving Credit Loans), the Mortgage Rate at origination may be below the rate that would result from the sum of the then-applicable Index and Gross Margin. Under the applicable underwriting standards, Mortgagors under Closed-End Loans generally will be qualified on the basis of the Mortgage Rate in effect at origination, and Mortgagors under Revolving Credit Loans are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger interest payments following the adjustment of the Mortgage Rate.

     With respect to certain Closed-End Loans that permit negative amortization, during a period of rising interest rates as well as immediately after origination, that portion of the interest currently accruing thereon but not currently payable will become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance of any related class of Certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof. Unless otherwise specified in the related Prospectus Supplement, Revolving Credit Loans will not be subject to negative amortization.

     As discussed under 'Risk Factors -- Special Features of the Mortgage Loans -- Mortgage Loan Characteristics' with respect to Revolving Credit Loans, except for certain programs under which the Draw Period is less

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
than the full term thereof, required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amounts of such Mortgage Loans prior to maturity, which amounts may include substantial Draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Revolving Credit Loan. Alternatively, a pool of Closed-End Loans may include Balloon Loans which require a single payment at maturity. Such Mortgage Loans pose a greater risk of default than fully-amortizing Mortgage Loans, because the Mortgagor's ability to make such a substantial payment at maturity will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the Mortgagor's personal economic circumstances, the Mortgagor's equity in the related Mortgaged Property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. For a general discussion of factors that may affect a Mortgagor's personal economic circumstances, see 'Risk Factors -- Special Features of the Mortgage Loans -- Mortgagor Credit' herein. Unless otherwise specified in the related Prospectus Supplement, neither the Company, Residential Funding, GMAC Mortgage nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell any Mortgaged Property.

     For any Mortgage Loans secured by junior mortgages, any inability of the Mortgagor to pay off the balance thereof may also affect the ability of the Mortgagor to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the Mortgagor's circumstances. Furthermore, if so specified in the related Prospectus Supplement, under the applicable Pooling and Servicing Agreement the Master Servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the Mortgagor's circumstances or result in a prepayment or default under the corresponding junior Mortgage Loan.

     In addition to the Mortgagor's personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the Mortgagor's housing needs, the Mortgagor's net equity in the Mortgaged Property, changes in the value of the Mortgaged Property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds,
seasonal   purchasing  and  payment  habits  of  borrowers  or  changes  in  the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments or Draws (if applicable) on the Mortgage Loans. For a discussion of certain factors that may affect national and regional economic conditions, see 'Risk Factors -- Special Features of the Mortgage Loans -- Mortgagor Credit' herein. There can be no assurance as to the rate of principal payments on the Mortgage Loans, and there can be no assurance of the rate of Draws on Revolving Credit Loans. The rate of principal payments and the rate of Draws (if applicable) may fluctuate substantially from time to time. Generally, home equity loans are not viewed by mortgagors as permanent financing. Accordingly, Closed-End Loans may experience a higher rate of prepayment than typical first lien mortgage loans. On the other hand, for Revolving Credit Loans, due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for such loans may be much more volatile than for typical first lien mortgage loans.

     The yield to maturity of the Certificates of any series, or the rate and timing of principal payments or Draws (if applicable) on the related Mortgage Loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the Mortgage Loans were originated. For example, Revolving Credit Loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of Revolving Credit Loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of Revolving Credit Loans with the former provisions, because of the relative ease of making new Draws. Furthermore, Revolving Credit Loans may provide for interest rate changes on a daily or monthly basis, or may have Gross Margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, Certificates backed by Revolving Credit Loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

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
     The yield to maturity of the Certificates of any series, or the rate and timing of principal payments (or Draws if applicable) on the related Mortgage Loans and corresponding distributions on the Certificates, will also be affected by the specific terms and conditions applicable to the Certificates. For example, if the index used to determine the Pass-Through Rates for a series of Certificates is different from the Index applicable to the Mortgage Rates of the underlying Mortgage Loans, the yield on the Certificates may be reduced by application of a cap on the Pass-Through Rates based on the weighted average of the Mortgage Rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of certain principal distributions on the Certificates, or may affect the amount of any Overcollateralization (or the amount on deposit in any Reserve Fund) which could in turn accelerate the distribution of principal on the Certificates if so provided in the Prospectus Supplement. For any series of Certificates backed by Revolving Credit Loans, provisions governing whether future Draws on the Revolving Credit Loans will be included in the Trust Fund will have a significant effect on the rate and timing of principal distributions on the Certificates. For a series of Certificates backed by the Trust Balances of Revolving Credit Loans, the specific provisions applicable to the allocation of payments, Draws and losses on the Revolving Credit Loans between the Trust Balances and the Excluded Balances thereof will also have a significant effect on the rate and timing of principal distributions on the Certificates. See 'Allocation of Revolving Credit Loan Balances' herein.

     For a series of Certificates backed by Revolving Credit Loans, as a result of the payment terms of the Mortgage Loans or of the Certificate provisions relating to future Draws, there may be no principal distributions on such Certificates in any given month. In addition, it is possible that the aggregate Draws on Revolving Credit Loans included in a Mortgage Pool may exceed the aggregate payments with respect to principal on such Revolving Credit Loans for the related period.

     Unless otherwise specified in the related Prospectus Supplement, all Revolving Credit Loans and all Closed-End Loans (other than ARM Loans) will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Unless the related Prospectus Supplement indicates otherwise, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law, provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. An ARM Loan is generally assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay the Mortgage Loan and, in the reasonable judgment of the Master Servicer or the related Subservicer, the security for the ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related series of Certificates. See 'Description of the Certificates -- Collection and Other Servicing Procedures' and 'Certain Legal Aspects of the Mortgage Loans and Related Matters -- Enforceability of Certain Provisions' for a description of certain provisions of the Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     In addition, certain Mortgage Securities included in a Mortgage Pool may be backed by underlying Mortgage Loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related Certificates will, to a certain extent, depend on the interest rates on such underlying Mortgage Loans.

     At the request of the Mortgagor, the Master Servicer or a Subservicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Subservicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, the Master Servicer or any Subservicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

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     If the  Pooling  and  Servicing  Agreement  for a  series  of  Certificates provides for a Funding Account or other means of funding the transfer of additional Mortgage Loans to the related Trust, as described under 'Description of the Certificates; Funding Account' herein, and the Trust is unable to acquire such additional Mortgage Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of Certificates of such series.

     Although the Mortgage Rates on Revolving Credit Loans and ARM Loans will be subject to periodic adjustments, such adjustments generally (i) as to ARM Loans will not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) will not increase such Mortgage Rates over a fixed maximum rate during the life of any Revolving Credit Loan or ARM Loan and (iii) will be based on an Index (which may not rise and fall consistently with prevailing market interest rates) plus the related Gross Margin (which may vary under certain circumstances, and which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the Revolving Credit Loans or ARM Loans in any Mortgage Pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity mortgage loans or lines of credit, and accordingly the rate of principal payments (and Draws if applicable) may be lower or higher that would otherwise be anticipated. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on Revolving Credit Loans or ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of principal payments (or Draws if applicable) on the Mortgage Loans during any period or over the life of any series of Certificates.

     With respect to any index used in determining the Pass-Through Rates for a series of Certificates or Mortgage Rates of the underlying Mortgage Loans, a number of factors affect the performance of such index and may cause such index to move in a manner different from other indices. To the extent that such index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to Certificateholders due to such rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, such index may remain higher than other market interest rates which may result in a higher level prepayments of the Mortgage Loans, which adjust in accordance with such index, than of mortgage loans which adjust in accordance with other indices.

     Under certain circumstances, the Master Servicer, the Company or, if specified in the related Prospectus Supplement, the holders of the REMIC Residual Certificates may have the option to purchase the Mortgage Loans in a Trust Fund, thus resulting in the early retirement of the related Certificates. See 'The Pooling and Servicing Agreement -- Termination; Retirement of Certificates.'

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          CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by state law (which laws may differ from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

     The Mortgage Loans (other than Cooperative Loans) will be secured by either deeds of trust, mortgages or deeds to secure debt, depending upon the prevailing practice in the state in which the related Mortgaged Property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are herein referred to as 'mortgages'. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust or mortgage, and, in certain deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a series of Certificates, the Mortgage Loans may include Cooperative Loans. Each debt instrument (a 'COOPERATIVE NOTE') evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation (a 'COOPERATIVE') that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

     Unless otherwise specified in the related Prospectus Supplement, all Cooperative buildings relating to the Cooperative Loans are located in the State of New York. Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate

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to the interest of the holder of an  underlying  mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an
underlying   mortgage  could  foreclose  on  that  mortgage  and  terminate  all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     Each    Cooperative   is   owned   by   shareholders    (referred   to   as
tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents such tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See ' -- Foreclosure on Shares of Cooperatives' below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a 'tenant-stockholder'  (as defined in Section 216(b)(2) of the
Code) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGE LOANS

     Although a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which

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authorizes  the trustee to sell the  property  upon any default by the  borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, prior to a sale the trustee must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to such sale, the trustee must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     Foreclosure of a mortgage generally is accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and such remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of Certificates. See 'Description of Credit Enhancement.'

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a 'due-on-sale' clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the

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mortgagor  or  trustor.  The  payment of the  proceeds  to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See 'Risk Factors -- Special Features of the Mortgage Loans' and 'Description of the Certificates -- Realization Upon Defaulted Mortgage Loans' herein.

FORECLOSURE ON SHARES OF COOPERATIVES

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay its obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by such tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

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     Article 9 of the UCC provides that the proceeds of the sale will be applied first  to pay the  costs  and  expenses  of the sale  and  then to  satisfy  the
indebtedness  secured  by  the  lender's  security  interest.   The  recognition
agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See ' -- Anti-Deficiency Legislation and Other Limitations on Lenders' below.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period (generally ranging from six months to two years) in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

     Finally, in certain other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in certain circumstances, including circumstances where the disposition of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property

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and any  co-debtor  are  automatically  stayed  upon the filing of a  bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on such debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

     Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted Mortgage Loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     Certain of the Mortgage Loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such Mortgage Loans, 'HIGH COST LOANS'), if such Mortgage Loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan, including any Trust Fund, could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ('CERCLA'), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the 'CONSERVATION ACT') amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The
Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate

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in the  operational  affairs of the mortgaged  property.  The  Conservation  Act provides that 'merely having the capacity to influence, or unexercised right to control' operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises
decision-making  control  over  the  borrower's   environmental  compliance  and
hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related series of Certificates. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an 'ENVIRONMENTAL LIEN'). All subsequent liens on such property generally are subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Secured Contracts. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related series.

ENFORCEABILITY OF CERTAIN PROVISIONS

     The Mortgage Loans generally contain due-on-sale clauses. These clauses permit the mortgagee to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the 'GARN-ST GERMAIN ACT'), subject to certain exceptions, preempts state law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. The Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

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     Forms of  notes  and  mortgages  used by  lenders  may  contain  provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

     In foreclosure actions, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ('TITLE V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans, including cooperative loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum Mortgage Rates for Revolving Credit Loans and ARM Loans, as set forth in the related Prospectus Supplement.

     Unless otherwise set forth in the related Prospectus Supplement, each Seller of a Mortgage Loan will have represented that such Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and adjustable rate cooperative loans, and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ('TITLE VIII'). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and (iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered

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savings  banks and mutual  savings  banks and mortgage  banking  companies,  may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of
Thrift  Supervision,   with  respect  to  origination  of  alternative  mortgage
instruments by federal savings and loan associations. Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'RELIEF ACT'), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Certificates, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement provided in connection with the related series of Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ('RICO') statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the 'CRIME CONTROL ACT'), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties 'known to have an alleged interest in the property', including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, 'reasonably without cause to believe' that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     The Mortgage Loans or Mortgage Securities included in the Trust Fund for a series will be secured by mortgages or deeds of trust which are Revolving Credit Loans or Closed-End Loans which may be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts

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its  subordinate  interest in the  property in  foreclosure  litigation  and, in certain cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure such default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any such notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make Revolving Credit Loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes Revolving Credit Loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the Credit Limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

NEGATIVE AMORTIZATION LOANS

     A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 ('DIDMC') and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative

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amortization. The First Circuit's decision is binding authority only on Federal
District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion has been prepared with the advice of Thacher Proffitt & Wood and Orrick, Herrington & Sutcliffe LLP, counsel to the Company. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice
(i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See 'State and Other Tax Consequences.' Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

     Unless otherwise specified in the related Prospectus Supplement, as to each series of Certificates, the Master Servicer will cause an election to be made to have the related Trust Fund treated as a REMIC under Sections 860A through 860G (the 'REMIC PROVISIONS') of the Code. If a REMIC election (or elections) will be made for the related Trust Fund, the related Prospectus Supplement for each series of Certificates will identify all 'regular interests' and 'residual interests' in the REMIC. If a REMIC election will not be made for a Trust Fund, the federal income tax consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement. For purposes of this tax discussion, references to a 'Certificateholder' or a 'holder' are to the beneficial owner of a Certificate.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the 'OID REGULATIONS'), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the 'REMIC REGULATIONS'). The OID Regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

  Classification of REMICS

     Upon the issuance of each series of REMIC Certificates, either Thacher Proffitt & Wood or Orrick, Herrington & Sutcliffe LLP, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of 'regular interests' ('REMIC REGULAR CERTIFICATES') or 'residual interests' ('REMIC RESIDUAL CERTIFICATES') in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be

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treated as a REMIC for such year and thereafter.  In that event, such entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

  Characterization of Investments in REMIC Certificates

     In general, the REMIC Certificates will be 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856 (c)(3)(B) of the Code to the extent that such Certificates are treated as 'real estate assets' within the meaning of Section 856 (c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be 'qualified mortgages' within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856 (c)(5)(A) of the Code.
Furthermore,  foreclosure  property  will qualify as 'real estate  assets' under
Section 856 (c)(5)(A) of the Code.

  Tiered REMIC Structures

     For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ('TIERED REMICS') for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Thacher Proffitt & Wood or Orrick, Herrington & Sutcliffe LLP, counsel to the Company, will deliver their opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code, and 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section  856(c)(3)(B)  of the Code,  the  Tiered  REMICs  will be treated as one
REMIC.

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  Taxation of Owners of REMIC Regular Certificates

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with 'original issue discount' within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272
(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the 'COMMITTEE REPORT') accompanying the Tax Reform Act of 1986, indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption used by the Master Servicer in reporting original issue discount for each series of REMIC Regular Certificates (the 'PREPAYMENT ASSUMPTION') will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Company nor the Master Servicer will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the 'CLOSING DATE'), the issue price for such class will be treated as the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than 'qualified stated interest.' 'Qualified stated interest' includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a 'qualified floating rate,' an 'objective rate,' a combination of a single fixed rate and one or more 'qualified floating rates' or one 'qualified inverse floating rate,' or a combination of 'qualified floating rates' that generally does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate. It is possible that the Internal Revenue Service (the 'IRS') will take the position that no portion of interest on a subordinated Certificate (or, perhaps, any Certificate) is qualified stated interest on the grounds that such interest is not unconditionally payable.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. In general terms, original issue discount is accrued by treating the interest rate of the Certificates as fixed and making adjustments to reflect actual interest rate adjustments.

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the 'accrual period' (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this 'long first accrual period,' some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying

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this  analysis  would  result in only a slight  difference  in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall purchase price of such REMIC Regular Certificate (and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next Distribution
Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called 'teaser' interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See 'Taxation of Owners of REMIC Regular Certificates -- Market Discount' for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the 'daily portions' of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each 'accrual period,' that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of

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such  Certificate,  increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a price (excluding any portion of such price attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its 'adjusted issue price,' in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

  Market Discount

     A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See 'Taxation of Owners of REMIC Regular Certificates -- Premium.' Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See 'Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.' Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Code Section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method,
(ii) in

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the case of a REMIC Regular  Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium

     A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If such an election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC Regular Certificate, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See 'Taxation of Owners of REMIC Regular Certificates -- Market Discount.' The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

  Realized Losses

     Under  Code  Section  166  both  corporate  holders  of the  REMIC  Regular
Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

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     Each  holder of a REMIC  Regular  Certificate  will be  required  to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

  Taxation of Owners of REMIC Residual Certificates

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a '30 days per month/90 days per quarter/360 days per year' convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in 'Taxable Income of the REMIC' and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be 'portfolio income' for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of 'passive losses.'

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce (or increase) the income or loss of a holder of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to 'excess inclusions,' residual interests without 'significant value' and 'noneconomic' residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

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     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by the amortization of any premium received on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt deductions with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the Master Servicer intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates. Such aggregate basis will be allocated among the Mortgage Loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.' Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC Regular Certificateholders (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such discount in income currently, as it accrues, on a constant interest basis. See ' -- Taxation of Owners of REMIC Regular Certificates' above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount,' except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of Certificates constituting 'regular interests' in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess, 'ISSUE PREMIUM'), the REMIC will have an additional item of income in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.'

     As a general rule, the taxable income of the REMIC is required to be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ' -- Prohibited Transactions and Other Possible REMIC Taxes' below. Further, the

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limitation  on  miscellaneous  itemized  deductions  imposed on  individuals  by
Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code and the rules relating to the alternative minimum tax. See ' -- Possible Pass-Through of Miscellaneous Itemized Deductions.' If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ' -- Sales of REMIC Certificates.' For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have had in the hands of the original holder, see ' -- Taxation of Owners of REMIC Residual Certificates -- General.'

     Excess Inclusions. Any 'excess inclusions' with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the 'excess inclusions' with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the 'daily accruals' (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the 'long-term Federal rate' in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of

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any  calendar  quarter  will be equal to the issue  price of the REMIC  Residual
Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses, brokers and underwriters) at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of REMIC Residual Certificates is sold for cash on or prior to the Closing Date, the issue price for such REMIC Residual Certificates will be treated as the fair market value of such REMIC Residual Certificates on the Closing Date. The 'long-term Federal rate' is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have 'significant value.'

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as 'unrelated business taxable income' to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, ' -- Foreign Investors in REMIC Certificates,' below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of 'noneconomic' REMIC Residual Certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.' If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such 'noneconomic' REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the 'applicable Federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to

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another  purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered 'noneconomic' residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered 'noneconomic' will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will not be considered 'noneconomic' for purposes of the above-described rules. See ' -- Foreign Investors in REMIC Certificates -- REMIC Residual Certificates' below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On December 24, 1996, the IRS released final regulations (the 'MARK-TO-MARKET REGULATIONS') relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a 'pass-through entity' beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a 'pass-through entity' beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

Sales of REMIC Certificates

     If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under

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' -- Taxation  of Owners of REMIC  Residual  Certificates  -- Basis  Rules,  Net
Losses and Distributions.' Except as described below, any such gain or loss generally will be capital gain or loss. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the 'applicable Federal rate' (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the Certificate was held. See ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount.'

     REMIC Certificates will be 'evidences of indebtedness' within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a 'conversion transaction' within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate 'applicable Federal rate' (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the Certificate, any other residual interest in a REMIC or any similar interest in a 'taxable mortgage pool' (as defined in Section 7701(i) of the Code) within six months of the date of such sale, the sale will be subject to the 'wash sale' rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

  Prohibited Transactions and Other Possible REMIC Taxes

     The Code imposes a tax on REMICs equal to 100% of the net income derived from 'prohibited transactions' (a 'PROHIBITED TRANSACTIONS TAX'). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a 'CONTRIBUTIONS TAX'). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

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     REMICs also are subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property' generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize 'net income from foreclosure property' subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on 'net income from foreclosure property' or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be payable out of the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

  Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

     If a REMIC Residual Certificate is transferred to a 'disqualified organization' (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the 'applicable Federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a 'pass-through entity' (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For these purposes, a 'disqualified organization' means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the

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Federal Home Loan Mortgage  Corporation),  (ii) any  organization  (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381 (a)(2)(C) of the Code. For these purposes, a 'pass-through entity' means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E (e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

  Termination

     A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be subject to the 'wash sale' rules of Section 1091 of the Code. See ' -- Sales of REMIC Certificates.' The character of any such loss as ordinary or capital is uncertain.

  Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Master Servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the 'tax matters person' with respect to the REMIC in all respects, and generally will hold at least a nominal amount of REMIC Residual Certificates.

     As the tax matters person, the Master Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face certain information including the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

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     As  applicable,  the REMIC  Regular  Certificate  information  reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the Master Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing
market  discount  be  provided.   See  'Taxation  of  Owners  of  REMIC  Regular
Certificates -- Market Discount.'

     The responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Such request should be directed to the Master Servicer at Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437.

  Backup Withholding With Respect to REMIC Certificates

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the 'backup withholding tax' under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

  Foreign Investors in REMIC Certificates

     A REMIC Regular Certificateholder that is not a 'United States person' (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular
Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, 'United States person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the Trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

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                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Consequences,' potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereunder.

                              ERISA CONSIDERATIONS

     Sections 404 and 406 of ERISA impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ('ERISA PLANS') and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, 'TAX FAVORED PLANS').

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans (collectively, 'PLANS') and persons ('PARTIES IN INTEREST' under ERISA or 'DISQUALIFIED PERSONS' under the Code, collectively 'PARTIES IN INTEREST') who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to
Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any such transaction.

PLAN ASSET REGULATIONS

     An investment of the assets of a Plan in Certificates may cause the underlying Mortgage Loans, Mortgage Securities or any other assets included in a Trust Fund to be deemed plan assets ('PLAN ASSETS' as defined below) of such Plan. The U.S. Department of Labor (the 'DOL') has promulgated regulations at 29 C.F.R. 'SS'2510.3-101 (the 'DOL REGULATIONS') concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an 'equity interest' (such as a Certificate) in such entity. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if: (1) the entity is an operating company; or (2) the equity investment made by the Plan is either a 'publicly-offered security' that is 'widely held,' both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, 'Benefit Plan Investors' include Plans, as well as any 'employee benefit plan' as defined in Section 3(3) or ERISA which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, foreign plans and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of

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
an entity (such as a Trust Fund) or may be deemed merely to include its interest in the instrument evidencing such equity interest (such as a Certificate). Therefore, neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this section 'ERISA Considerations,' the term 'PLAN ASSETS' or 'assets of a Plan' has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests.

     The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust Fund and cause the Company, the Master Servicer, any Subservicer, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in such an entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulations, a Trust Fund, including the Mortgage Loans, Mortgage Securities or any other assets held in such Trust Fund, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Company, the Master Servicer, any Subservicer, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

     Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to such Plan Assets for a fee (in the manner described above) is a fiduciary of the investing Plan. If the Mortgage Loans, the Mortgage Securities or any other assets in a Trust Fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan 'fiduciary,' and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the Mortgage Loans, Mortgage Securities or any other assets in a Trust Fund were to constitute Plan Assets, then the acquisition or holding of Certificates by or on behalf of a Plan or with Plan Assets, as well as the operation of such Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     The DOL issued an individual exemption, Prohibited Transaction Exemption 94-29 (59 Fed. Reg. 14,674, March 29, 1994 (the 'EXEMPTION')), to Residential Funding and certain of its affiliates, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of pass-through certificates issued by such a trust as to which (i) the Company or any of its affiliates is the sponsor, and any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a seller or placement agent, or (ii) the Company or an affiliate is the underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this section, the term 'Underwriter' shall include (a) the Company and certain of its affiliates, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Company and certain of its affiliates, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates, or (d) any entity which has received an exemption from the DOL relating to Certificates which is similar to the Exemption.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the

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other  Certificates of the same trust.  Third,  the  Certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. (collectively, the 'EXEMPTION RATING AGENCIES'). Fourth, the
Trustee cannot be an affiliate of any member of the 'Restricted Group' which consists of any Underwriter, the Company, the Master Servicer, any Subservicer and any mortgagor with respect to assets of a Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Company pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Subservicer must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan-Asset Investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with Plan Assets; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with Plan Assets.

     A fiduciary or other investor of Plan Assets contemplating purchasing a Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Certificate by an Excluded Plan or with Plan Assets of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to Plan Assets of such Excluded Plan. For purposes of the Certificates, an 'EXCLUDED PLAN' is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the assets of a Trust Fund or (b) an affiliate of such a person (provided that, with respect to the acquisition of certificates in connection with the initial issuance of the certificates, certain quantitative restrictions set forth in the Exemption are met), (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets and (3) the holding of Certificates by a Plan or with Plan Assets.

     Additionally, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, as well as the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pools. Unless otherwise set forth in the related Prospectus Supplement, the Company expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in

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connection  with the servicing,  management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party In Interest with respect to an investing Plan (or the investing entity holding Plan Assets) by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     In addition to the Exemption, a fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL ('CLASS EXEMPTIONS'), which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ('PTCE') 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 95-60, regarding transactions by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by a 'qualified professional asset manager'; and PTCE 96-23, regarding transactions effected by an 'in-house asset manager.' In particular, in connection with a contemplated purchase of Certificates representing a beneficial ownership interest in a pool of single-family residential first or second mortgage loans, such fiduciary or other Plan investor should consider the availability of the Exemption or PTCE 83-1. There can be no assurance that any of the Class Exemptions will apply with respect to any particular Plan's or Plan investor's investment in Certificates or, even if a Class Exemption were deemed to apply, that such Class Exemption would apply to all transactions that may occur in connection with or as a result of such an investment. The respective Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other Class Exemption, with respect to the Certificates offered thereby.

INSURANCE COMPANY GENERAL ACCOUNTS

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ('401(C) REGULATIONS') no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATION FROM INVESTING PLANS

     It is not clear whether Certificates backed by Revolving Credit Loans with respect to which certain Trust Balances of Revolving Credit Loans are included in the related Trust Fund would constitute 'certificates' for

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purposes of the Exemption.  In promulgating the Exemption,  the DOL did not have under consideration interests in mortgage pools of the exact nature described in this paragraph and accordingly, unless otherwise provided in the related Prospectus Supplement, Certificates representing interests as described in this paragraph should not be purchased by or on behalf of a Plan or with Plan Assets based solely upon the Exemption. In addition, the exemptive relief afforded by the Exemption will not apply to the purchase, sale or holding of any class of Subordinate Certificates and may not apply to any Certificates where the related Trust Fund contains a Funding Account during the period in which additional Mortgage Loans are permitted to be transferred to such Trust Fund.

     To the extent Certificates are backed by Revolving Credit Loans or are Subordinate Certificates or the related Trust Fund contains a Funding Account, except as otherwise specified in the respective Prospectus Supplement, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using the Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Company, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee and the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In lieu of such opinion of counsel, the transferee may provide a certification of facts substantially to the effect that the purchase of Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase such Certificates is an 'insurance company general account' (as such term is defined in PTCE 95-60) and (b) the conditions set forth in Section I and Section III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a 'TAX-EXEMPT INVESTOR') nonetheless will be subject to federal income taxation to the extent that its income is 'unrelated business taxable income' ('UBTI') within the meaning of Section 512 of the Code. All 'excess inclusions' of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See 'Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions.'

CONSULTATION WITH COUNSEL

     There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the Certificates or, even if all the conditions specified therein were satisfied, that the exemption would apply to transactions involving a Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Certificates.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption or in one of the Class Exemptions would be satisfied and (b) in the case of a Certificate purchased under the Exemption, the Certificate constitutes a 'certificate' for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption or in any of the Class Exemptions, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a Certificate on behalf of a Plan.

                            LEGAL INVESTMENT MATTERS

     Each class of Certificates offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will evidence an interest in Mortgage Loans primarily secured by second or more junior liens, and therefore will not constitute 'mortgage related securities' for purposes of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Certificates constitute legal investments for them.

     All depository institutions considering an investment in the Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulators), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying.'

     There may be other restrictions on the ability of certain investors either to purchase certain classes of Certificates or to purchase any class of Certificates representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of Certificates will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans or Mortgage Securities underlying the Certificates or will be used by the Company for general corporate purposes. The Company expects that it will make additional sales of securities similar to the Certificates from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

     The Company intends that Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

          1. by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          2. by placements by the Company with institutional investors through dealers; and

          3. by direct placements by the Company with institutional investors.

     In addition, if specified in the related Prospectus Supplement, a series of Certificates may be offered in whole or in part to the Seller of the related Mortgage Loans (and other assets, if applicable) that would comprise the Mortgage Pool in respect of such Certificates.

     If underwriters are used in a sale of any Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Certificates will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Certificates, underwriters may receive compensation from the Company or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Company and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Certificates of such series.

     The Company anticipates that the Certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

     Certain legal matters, including certain federal income tax matters, will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York, or by Orrick, Herrington & Sutcliffe LLP, New York, New York, as specified in the Prospectus Supplement.

                             FINANCIAL INFORMATION

     The Company has determined that its financial statements are not material to the offering made hereby. The Certificates do not represent an interest in or an obligation of the Company. The Company's only obligations with respect to a series of Certificates will be to repurchase Mortgage Loans or Mortgage Securities upon any breach of certain limited representations and warranties made by the Company, or as otherwise provided in the applicable Prospectus Supplement.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                  PAGE
                                                  ----
401(c) Regulations.............................    85
Account Balance................................    18
Accrual Certificates...........................     5
Actuarial Mortgage Loan........................    17
Additional Balance.............................    18
Additional Charges.............................    18
Advance........................................    35
Affiliated Sellers.............................    13
ARM Loans......................................    16
Audit Guide....................................    48
Balloon Amount.................................    16
Balloon Loans..................................    16
Bankruptcy Loss................................    41
Bankruptcy Losses..............................    43
Beneficial Owner...............................    28
Book-Entry Certificates........................    28
CEDEL..........................................    28
CEDEL Participants.............................    29
CERCLA.........................................    62
Certificate Account............................    32
Certificate Administrator......................    15
Certificate Registrar..........................    28
Certificateholder..............................    28
Certificates...................................     1
Class Exemptions...............................    85
Clearance Cooperative..........................    29
Closed-End Loans...............................     1
Closing Date...................................    69
CLTV...........................................    15
Code...........................................     8
Combined Loan-to-Value Ratio...................    15
Commission.....................................     2
Committee Report...............................    69
Company........................................     1
Conservation Act...............................    62
Contributions Tax..............................    78
Convertible Mortgage Loan......................    17
Cooperative....................................    57
Cooperative Loans..............................    13
Cooperative Note...............................    57
Cooperative Notes..............................    13
Credit Enhancer................................    41
Credit Line Agreements.........................    17
Credit Utilization Rate........................    15
Crime Control Act..............................    65
Custodial Account..............................    24
Custodian......................................    30
Debt Service Reduction.........................    43
Defaulted Mortgage Loss........................    40
Deferred Interest..............................    16
Deficient Valuation............................    43
                                                  PAGE
                                                  ----
Deleted Mortgage Loan..........................    24
Depositaries...................................    28
Designated Seller..............................    14
Designated Seller Transaction..................    14
Determination Date.............................    35
DIDMC..........................................    66
Disqualified Persons...........................    82
Distribution Amount............................    34
Distribution Date..............................     6
DOL............................................    82
DOL Regulations................................    82
Draw...........................................    18
Draw Period....................................    18
DTC............................................    28
DTC Participants...............................    28
Eligible Account...............................    32
Environmental Lien.............................    63
ERISA..........................................     8
ERISA Plans....................................    82
Euroclear......................................    28
Euroclear Operator.............................    29
Euroclear Participants.........................    29
Excess Interest................................    44
Excess Spread..................................    31
Exchange Act...................................     2
Excluded Balance...............................    19
Excluded Plan..................................    84
Excluded Spread................................    31
Exemption......................................    83
Exemption Rating Agencies......................    84
Extraordinary Losses...........................    41
FDIC...........................................    22
Finance Charge.................................    18
Financial Guaranty Insurance Policy............    42
Fraud Loss.....................................    41
Funding Account................................    36
Garn-St Germain Act............................    63
GMAC Mortgage..................................     1
Gross Margin...................................    16
Guide..........................................    19
High Cost Loans................................    62
Home Equity Program............................    19
Index..........................................    16
Indirect Participants..........................    28
Insurance Proceeds.............................    32
Insurer........................................    42
IRS............................................    69
Issue Premium..................................    74
Junior Ratio...................................    15
Letter of Credit...............................    42
Letter of Credit Bank..........................    42

                                                  PAGE
                                                  ----
Liquidated Mortgage Loan.......................    39
Liquidation Proceeds...........................    32
Manager........................................    14
Mark-to-Market Regulations.....................    77
Master Commitments.............................    20
Mezzanine Certificates.........................     5
Mortgages......................................    18
Mortgage Loans.................................     1
Mortgage Notes.................................    13
Mortgage Pool..................................     4
Mortgage Rate..................................    16
Mortgage Securities............................     6
Mortgaged Properties...........................     5
Mortgagor......................................     9
Net Mortgage Rate..............................    52
Nonrecoverable Advance.........................    34
OID Regulations................................    67
Overcollateralization..........................    44
Participants...................................    28
Parties in Interest............................    82
Pass-Through Rate..............................     4
Paying Agent...................................    34
Percentage Interest............................    34
Permitted Investments..........................    32
Plan Assets....................................    82
Plans..........................................    82
Pooling and Servicing Agreement................     4
Prepayment Assumption..........................    69
Prepayment Interest Shortfalls.................     6
Prohibited Transactions Tax....................    78
PTCE...........................................    85
Purchase Obligation............................    46
Purchase Price.................................    24
Qualified Insurer..............................    45
Qualified Substitute Mortgage Loan.............    24
Rating Agency..................................     8
Realized Loss..................................    41
Record Date....................................    34
Registration Statement.........................     2
Relief Act.....................................    65

                                                  PAGE
                                                  ----
REMIC..........................................     1
REMIC Provisions...............................    67
REMIC Regular Certificates.....................    67
REMIC Regulations..............................    67
REMIC Residual Certificates....................    67
REO Mortgage Loan..............................    39
Reserve Fund...................................    44
Residential Funding............................     4
Revolving Credit Loans.........................     1
RICO...........................................    65
Sellers........................................    13
Senior Certificates............................     5
Senior Percentage..............................    43
Senior/Subordinate Series......................    27
Servicing Advances.............................    33
Simple Interest Mortgage Loan..................    16
Single Certificate.............................    37
SMMEA..........................................     8
Special Hazard Instrument......................    41
Special Hazard Insurance Policy................    42
Special Hazard Loss............................    41
Spread Account.................................    44
Stated Principal Balance.......................    41
Strip Certificate..............................     4
Subordinate Certificates.......................     5
Subservicers...................................    15
Subservicing Account...........................    31
Subservicing Agreement.........................    25
Tax Favored Plans..............................    82
Tax-Exempt Investor............................    86
Terms and Conditions...........................    29
Tiered REMICs..................................    68
Title V........................................    64
Title VIII.....................................    64
Trust Balance..................................    19
Trust Fund.....................................     1
Trustee........................................     4
UBTI...........................................    86
UCC............................................    60
Unaffiliated Sellers...........................    13